                                                                   EXHIBIT 99.10


                                CREDIT AGREEMENT


                           DATED AS OF AUGUST 22, 2002


                                      AMONG


                                URS CORPORATION,
                                  AS BORROWER,

                           THE LENDERS LISTED HEREIN,
                                   AS LENDERS,

                                       AND

                           CREDIT SUISSE FIRST BOSTON,
                  AS CO-LEAD ARRANGER AND ADMINISTRATIVE AGENT

                                       AND

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                    AS CO-LEAD ARRANGER AND SYNDICATION AGENT

                                       AND

                                  BNP PARIBAS,
                         HARRIS TRUST & SAVINGS BANK AND
                         THE ROYAL BANK OF SCOTLAND PLC,
                           AS CO-DOCUMENTATION AGENTS
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Section 1.      DEFINITIONS.........................................................................     2

       1.1      Certain Defined Terms...............................................................     2

       1.2      Accounting Terms; Utilization of GAAP for Purposes of Calculations
                Under Agreement.....................................................................    29

       1.3      Other Definitional Provisions and Rules of Construction.............................    29


Section 2.      AMOUNTS AND TERMS OF COMMITMENTS AND LOANS..........................................    30

       2.1      Commitments; Making of Loans; the Register; Optional Notes..........................    30

       2.2      Interest on the Loans...............................................................    36

       2.3      Fees................................................................................    41

       2.4      Repayments, Prepayments and Reductions in Revolving Loan Commitments;
                General Provisions Regarding Payments; Application of Proceeds of
                Collateral and Payments Under Subsidiary Guaranty...................................    42

       2.5      Use of Proceeds.....................................................................    49

       2.6      Special Provisions Governing Eurodollar Rate Loans..................................    50

       2.7      Increased Costs; Taxes; Capital Adequacy............................................    52

       2.8      Obligation of Lenders and Issuing Lenders to Mitigate...............................    56

       2.9      Replacement of a Lender.............................................................    58


Section 3.      LETTERS OF CREDIT...................................................................    58

       3.1      Issuance of Letters of Credit and Lenders' Purchase of Participations
                Therein.............................................................................    58

       3.2      Letter of Credit Fees...............................................................    61

       3.3      Drawings and Reimbursement of Amounts Paid Under Letters of Credit..................    61

       3.4      Obligations Absolute................................................................    64


Section 4.      CONDITIONS TO LOANS AND LETTERS OF CREDIT...........................................    66

       4.1      Conditions to Term Loans and Revolving Loans........................................    66

       4.2      Conditions to All Loans.............................................................    71

       4.3      Conditions to Letters of Credit.....................................................    72
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Section 5.      COMPANY'S REPRESENTATIONS AND WARRANTIES............................................    72

       5.1      Organization, Powers, Qualification, Good Standing, Business and
                Subsidiaries........................................................................    72

       5.2      Authorization of Borrowing, etc.....................................................    73

       5.3      Financial Condition.................................................................    74

       5.4      No Material Adverse Change; No Restricted Junior Payments...........................    75

       5.5      Title to Properties; Liens; Real Property; Licenses, Trademarks; etc................    75

       5.6      Litigation; Adverse Facts...........................................................    76

       5.7      Payment of Taxes....................................................................    76

       5.8      Performance of Agreements; Materially Adverse Agreements; Material
                Contracts...........................................................................    77

       5.9      Governmental Regulation.............................................................    77

       5.10     Securities Activities...............................................................    77

       5.11     Employee Benefit Plans..............................................................    77

       5.12     Certain Fees........................................................................    78

       5.13     Environmental Protection............................................................    78

       5.14     Employee Matters....................................................................    79

       5.15     Solvency............................................................................    79

       5.16     Matters Relating to Collateral......................................................    79

       5.17     Related Agreements..................................................................    80

       5.18     Disclosure..........................................................................    81

       5.19     Subordinated Indebtedness...........................................................    81


Section 6.      COMPANY'S AFFIRMATIVE COVENANTS.....................................................    81

       6.1      Financial Statements and Other Reports..............................................    81

       6.2      Corporate Existence, etc............................................................    86

       6.3      Payment of Taxes and Claims; Tax Consolidation......................................    86

       6.4      Maintenance of Properties; Insurance; Application of Net Insurance/
                Condemnation Proceeds...............................................................    87

       6.5      Inspection Rights; Lender Meeting...................................................    88
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       6.6      Compliance with Laws, etc...........................................................    89

       6.7      Execution of Subsidiary Guaranty and Personal Property Collateral
                Documents by Certain Additional Subsidiaries........................................    89

       6.8      Matters Relating to Real Property Collateral........................................    91

       6.9      Deposit Accounts....................................................................    91

       6.10     Stock Certificates..................................................................    91


Section 7.      COMPANY'S NEGATIVE COVENANTS........................................................    91

       7.1      Indebtedness........................................................................    92

       7.2      Liens and Related Matters...........................................................    93

       7.3      Investments; Acquisitions...........................................................    95

       7.4      Contingent Obligations..............................................................    97

       7.5      Restricted Junior Payments; Payments on Certain Other Indebtedness..................    98

       7.6      Financial Covenants.................................................................    99

       7.7      Restriction on Fundamental Changes; Asset Sales.....................................   100

       7.8      Consolidated Capital Expenditures...................................................   101

       7.9      Sales and Lease-Backs...............................................................   102

       7.10     Transactions with Shareholders and Affiliates.......................................   102

       7.11     Conduct of Business.................................................................   102

       7.12     Amendments or Waivers of Related Agreements; Amendments of Documents
                Relating to Other Indebtedness......................................................   103

       7.13     Fiscal Year.........................................................................   103


Section 8.      EVENTS OF DEFAULT...................................................................   103

       8.1      Failure to Make Payments When Due...................................................   103

       8.2      Default in Other Agreements.........................................................   103

       8.3      Breach of Certain Covenants.........................................................   104

       8.4      Breach of Warranty..................................................................   104

       8.5      Other Defaults Under Loan Documents.................................................   104

       8.6      Involuntary Bankruptcy; Appointment of Receiver, etc................................   104
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       8.7      Voluntary Bankruptcy; Appointment of Receiver, etc..................................   105

       8.8      Judgments and Attachments...........................................................   105

       8.9      Dissolution.........................................................................   105

       8.10     Employee Benefit Plans..............................................................   106

       8.11     Change in Control...................................................................   106

       8.12     Invalidity of Subsidiary Guaranty; Failure of Security; Repudiation
                of Obligations......................................................................   106

       8.13     Failure to Consummate Merger........................................................   106


Section 9.      ADMINISTRATIVE AGENT................................................................   107

       9.1      Appointment.........................................................................   107

       9.2      Powers and Duties; General Immunity.................................................   108

       9.3      Representations and Warranties; No Responsibility For Appraisal of
                Creditworthiness....................................................................   109

       9.4      Right to Indemnity..................................................................   110

       9.5      Successor Administrative Agent......................................................   110

       9.6      Collateral Documents and Guaranties.................................................   110

       9.7      Agents..............................................................................   111

       9.8      Administrative Agent May File Proofs of Claim.......................................   111


Section 10.     MISCELLANEOUS.......................................................................   112

       10.1     Successors and Assigns; Assignments and Participations in Loans and
                Letters of Credit...................................................................   112

       10.2     Expenses............................................................................   116

       10.3     Indemnity...........................................................................   117

       10.4     Set-Off; Security Interest in Deposit Accounts......................................   118

       10.5     Ratable Sharing.....................................................................   119

       10.6     Amendments and Waivers..............................................................   119

       10.7     Independence of Covenants...........................................................   121

       10.8     Notices; Effectiveness of Signatures................................................   121

       10.9     Survival of Representations, Warranties and Agreements..............................   122
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       10.10    Failure or Indulgence Not Waiver; Remedies Cumulative...............................   122

       10.11    Marshalling; Payments Set Aside.....................................................   122

       10.12    Severability........................................................................   122

       10.13    Obligations Several; Independent Nature of Lenders' Rights; Damage
                Waiver..............................................................................   123

       10.14    Release of Security Interest or Guaranty............................................   123

       10.15    Applicable Law......................................................................   123

       10.16    Construction of Agreement; Nature of Relationship...................................   124

       10.17    Consent to Jurisdiction and Service of Process......................................   124

       10.18    Waiver of Jury Trial................................................................   125

       10.19    Confidentiality.....................................................................   125

       10.20    Counterparts; Effectiveness.........................................................   126

       10.21    Successor Swing Line Lender.........................................................   126
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                                    EXHIBITS


I                FORM OF NOTICE OF BORROWING
II               FORM OF NOTICE OF CONVERSION/CONTINUATION
III              FORM OF REQUEST FOR ISSUANCE OF LETTER OF CREDIT
IV               FORM OF REVOLVING NOTE
V                FORM OF TRANCHE A TERM NOTE
VI               FORM OF TRANCHE B TERM NOTE
VII              FORM OF SWING LINE NOTE
VIII             FORM OF COMPLIANCE CERTIFICATE
IX               FORM OF OPINION OF COMPANY'S COUNSEL
X                FORM OF ASSIGNMENT AGREEMENT
XI               FORM OF SECURITY AGREEMENT
XII              FORM OF SUBSIDIARY GUARANTY
XIII             FORM OF FINANCIAL CONDITION CERTIFICATE

                                 URS CORPORATION

                                CREDIT AGREEMENT

                  This CREDIT AGREEMENT is dated as of August 22, 2002 and entered into by and among URS CORPORATION, a Delaware corporation ("COMPANY"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), CREDIT SUISSE FIRST BOSTON ("CSFB"), as a Co-Lead Arranger and administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT"), WELLS FARGO BANK, NATIONAL ASSOCIATION ("WELLS FARGO"), as a Co-Lead Arranger (collectively with CSFB, in such capacity, "CO-ARRANGERS") and syndication agent for Lenders (in such capacity, "SYNDICATION AGENT"), and BNP PARIBAS, HARRIS TRUST & SAVINGS BANK and THE ROYAL BANK OF SCOTLAND PLC, as co-documentation agents for Lenders (collectively, in such capacity, "CO-DOCUMENTATION AGENTS").

                                 R E C I T A L S

                  WHEREAS, Company's direct wholly owned Subsidiaries, EG&G Merger Sub and Lear Merger Sub (these and other capitalized terms used in these recitals without definition being used as defined in subsection 1.1), plan to acquire all of the outstanding shares of Capital Stock of EG&G and Lear;

                  WHEREAS, on or before the Closing Date, Company plans to issue and sell approximately $200,000,000 in aggregate principal amount of Senior Notes;

                  WHEREAS, on the Closing Date, EG&G Merger Sub will be merged with EG&G pursuant to the Merger Agreement, with EG&G Merger Sub being the surviving corporation in such merger, and Lear Merger Sub will be merged with Lear pursuant to the Merger Agreement, with Lear Merger Sub being the surviving corporation in such merger;

                  WHEREAS, Lenders, at the request of Company, have agreed to extend certain credit facilities to Company, the proceeds of which will be used, together with the proceeds of the issuance and sale of the Senior Notes, (i) to fund the Acquisition Financing Requirements and (ii) to provide financing for working capital and other general corporate purposes of Company and its Subsidiaries;

                  WHEREAS, Company desires to secure all of the Obligations hereunder and under the other Loan Documents by granting to Administrative Agent, on behalf of Lenders, a First Priority Lien on substantially all of its personal property and certain of its real property, including a pledge of 100% of the Capital Stock held by Company of certain of its Domestic Subsidiaries; and

                  WHEREAS, certain of the Domestic Subsidiaries of Company have agreed to guarantee the Obligations hereunder and under the other Loan Documents and to secure their guaranties by granting to Administrative Agent, on behalf of Lenders, a First Priority Lien on substantially all of their respective personal property and certain of their respective real property, including a pledge of 100% of the Capital Stock held by such Domestic Subsidiaries of certain of their respective Domestic Subsidiaries:

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders, Co-Arrangers, Syndication Agent, Co-Documentation Agents and Administrative Agent agree as follows:

SECTION 1. DEFINITIONS

1.1      CERTAIN DEFINED TERMS.

The following terms used in this Agreement shall have the following meanings:

                  "ACQUISITION FINANCING REQUIREMENTS" means the aggregate of all amounts necessary (i) to finance the purchase price payable in connection with the Merger, (ii) to refinance all Indebtedness outstanding under the Existing Credit Agreements, and (iii) to pay Transaction Costs.

                  "ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5A.

                  "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6C.

                  "AFFECTED LOANS" has the meaning assigned to that term in subsection 2.6C.

                  "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. Any Person, other than a Lender, who owns beneficially or of record Securities representing more than 5% of the total outstanding Securities of Company shall be an Affiliate of Company.

                  "AGENTS" means Administrative Agent, Syndication Agent, Co-Documentation Agents and Co-Arrangers.

                  "AGGREGATE AMOUNTS DUE" has the meaning assigned to that term in subsection 10.5.

                  "AGREEMENT" means this Credit Agreement dated as of August 22, 2002, as it may be amended, supplemented or otherwise modified from time to time.

                  "APPROVED FUND" means a Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

                  "ASSET SALE" means the sale by Company or any of its Subsidiaries to any Person other than Company or any of its wholly-owned Domestic Subsidiaries of (i) any of the stock of any of Company's Subsidiaries, other than any stock sold to licensed professionals employed by such Subsidiary in order to comply with licensing laws or any stock sold to qualify directors if required by applicable law, (ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries (other than (a) obsolete, worn out or surplus property in the ordinary course of business, (b) sales, assignments, transfers or dispositions of accounts in the ordinary course of business for purposes of collection, (c) the assets set forth on Schedule 1.1 of the Company Disclosure Letter, and (d) any such other assets (other than accounts) to the extent that the aggregate value of such assets sold in any single transaction or in any related series of transactions is less than $5,000,000).

                  "ASSIGNMENT AGREEMENT" means an Assignment Agreement substantially in the form of Exhibit X annexed hereto.

                  "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

                  "BASE RATE" means, at any time, the higher of (i) the Prime Rate or (ii) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change.

                  "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

                  "BASE RATE MARGIN" means the margin over the Base Rate used in determining the rate of interest of Base Rate Loans pursuant to subsection 2.2A.

                  "BUSINESS DAY" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of California or New York, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

                  "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                  "CAPITAL STOCK" means the capital stock or other equity interests of a Person.

                  "CASH" means money, currency or a credit balance in a Deposit Account.

                  "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia or any foreign country recognized by the United States that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator), (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000 (or the foreign currency equivalent thereof) and (c) has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities
Act); and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

                  "CHANGE IN CONTROL" means (i) any Person or any two or more Persons, other than TCG Holdings, L.L.C. and Richard C. Blum & Associates, L.P. and their respective Affiliates, acting in concert shall have acquired after the date hereof beneficial ownership, directly or indirectly, of 35% or more of the Voting Securities of Company unless (a) either TCG Holdings, L.L.C. or Richard
C. Blum & Associates, L.P. and their respective Affiliates holds more than the percentage held by such Person or group or (b) TCG Holdings, L.L.C. and Richard
C. Blum & Associates, L.P. and their respective Affiliates together hold more than the percentage held by such Person or group and have agreed to act in concert on all matters relating to such Voting Securities pursuant to a written agreement; or (ii) the occurrence of any "change of control" as defined in any indenture or agreement relating to Securities of Company that have been privately placed pursuant to Rule 144A of the Securities Act or publicly registered under the Securities Act; or (iii) the occurrence of a change in the composition of the Governing Body of Company such that a majority of the members of any such Governing Body are not Continuing Members. As used herein, the term "beneficially own" or "beneficial ownership" shall have the meaning set forth in the Exchange Act and the rules and regulations promulgated thereunder.

                  "CLASS", as applied to Lenders, means each of the following three classes of Lenders: (i) Lenders having Revolving Loan Exposure, (ii) Lenders having Tranche A Term Loan Exposure, and (iii) Lenders having Tranche B Term Loan Exposure.

                  "CLOSING DATE" means the date on which the initial Loans are made.

                  "CO-ARRANGERS" has the meaning assigned to that term in the introduction to this Agreement.

                  "CO-DOCUMENTATION AGENTS" has the meaning assigned to that term in the introduction to this Agreement.

                  "COLLATERAL" means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

                  "COLLATERAL ACCOUNT" has the meaning assigned to that term in the Security Agreement.

                  "COLLATERAL DOCUMENTS" means the Security Agreement, the Mortgages, and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Administrative Agent, on behalf of Lenders, a Lien on any real, personal or mixed property (including Capital Stock) of that Loan Party as security for the Obligations.

                  "COMMITMENT FEE PERCENTAGE" has the meaning assigned to that term in subsection 2.3A.

                  "COMMITMENTS" means the commitments of Lenders to make Loans as set forth in subsection 2.1A and subsection 3.3.

                  "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

                  "COMPANY CERTIFICATES OF DESIGNATIONS" means the Certificates of Designations for Company Series D Preferred Stock and Company Series E Preferred Stock, in the form delivered to Administrate Agent on July 16, 2002, in each case, as such Certificates of Designations may be further amended form time to time to the extent permitted under subsection 7.12B.

                  "COMPANY DISCLOSURE LETTER" means the letter dated the Closing Date delivered to Administrative Agent by Company containing information with respect to Company and its Subsidiaries and Targets and their Subsidiaries.

                  "COMPANY SERIES D PREFERRED STOCK" means the Series D Senior Convertible Participating Preferred Stock, $1.00 par value per share, of Company.

                  "COMPANY SERIES E PREFERRED STOCK" means the Series E Senior Cumulative Convertible Participating Preferred Stock, $1.00 par value per share, of Company.

                  "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit VIII annexed hereto.

                  "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the sum of (i) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries (net of any proceeds of any related financing with respect to such expenditures) plus (ii) to the extent not covered by clause (i) of this definition, the aggregate of all expenditures by Company and its Subsidiaries during that period to purchase or develop computer software or systems (but only to the extent such expenditures are capitalized on the consolidated balance sheet of Company and its Subsidiaries in conformity with GAAP minus (iii) to the extent included in clause (i) of this definition, the total cash consideration expended by Company and its Subsidiaries during such period to acquire (by purchase or otherwise) the business, property or fixed assets of any Person, or the stock or other evidence of beneficial ownership of any Person that, as a result of such acquisition, becomes a Subsidiary of Company. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Consolidated Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

                  "CONSOLIDATED CASH INTEREST EXPENSE" means, for any period, Consolidated Interest Expense for such period, excluding, however, any interest expense not payable in Cash (including amortization of discount and amortization of debt issuance costs).

                  "CONSOLIDATED CURRENT ASSETS" means, as at any date of determination, the total assets of Company and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP minus any Cash in excess of $30,000,000.

                  "CONSOLIDATED CURRENT LIABILITIES" means, as at any date of determination, the total liabilities of Company and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP, (i) excluding (a) the aggregate principal amount of all outstanding Revolving Loans and (b) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding and (ii) including the current portion of the aggregate principal amount of all outstanding Term Loans.

                  "CONSOLIDATED EBITDA" means, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, and (vi) other non-cash items (other than any such non-cash item to the extent it represents an accrual of or reserve for cash expenditures in any future period), but only, in the case of clauses (ii)-(vi), to the extent deducted in the calculation of Consolidated Net Income, less other non-cash items added in the calculation of Consolidated Net Income (other than any such non-cash item to the extent it will result in the receipt of cash payments in any future period), all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP; provided, however, that all components of Consolidated EBITDA for such period shall include or exclude, as the case may be, without duplication, such components of Consolidated EBITDA attributable to any Permitted Acquisition consummated during such period, the Merger if consummated during such period or any business or assets that have been disposed of by Company or any of its Subsidiaries after the first day of such period and prior to the end of such period, in each case as determined on a pro forma basis, in accordance with Regulation S-X promulgated by the Securities and Exchange Commission, or as may be agreed upon by Company and Administrative Agent; and provided further that (a) Consolidated EBITDA for the four Fiscal Quarter period ending October 31, 2002 shall be equal to the sum of Consolidated EBITDA for such four Fiscal Quarter period and $9,108,000, (b) Consolidated EBITDA for the four Fiscal Quarter period ending January 31, 2003 shall be equal to the sum of Consolidated EBITDA for such four Fiscal Quarter period and $4,127,000, (c) Consolidated EBITDA for the four Fiscal Quarter period ending April 30, 2003 shall be equal to the sum of Consolidated EBITDA for such four Fiscal Quarter period and $1,471,000, and (d) Consolidated EBITDA for the four Fiscal Quarter period ending July 31, 2003 shall be equal to the sum of Consolidated EBITDA for such four Fiscal Quarter period and $313,000.

                  "CONSOLIDATED EXCESS CASH FLOW" means, for any period, an amount (if positive) equal to (i) Consolidated EBITDA for such period minus (ii) the sum, without duplication, of the amounts for such period of (a) to the extent not otherwise excluded from Consolidated EBITDA, Cash expenditures during such period relating to the Merger or any Permitted Acquisition applied against accruals and reserves taken against goodwill established in prior periods as approved by Administrative Agent, (b) voluntary and scheduled repayments of Consolidated Total Funded Debt (excluding repayments of Revolving Loans except to the extent the Revolving Loan Commitments are permanently reduced in connection with such repayments), (c) Consolidated Capital Expenditures, (d) Consolidated Cash Interest Expense and (e) the provision for current taxes based on income of Company and its Subsidiaries on a consolidated basis and payable in Cash with respect to such period.

                  "CONSOLIDATED FIXED CHARGES" means, for any period, the sum (without duplication) of the amounts for such period of (i) Consolidated Cash Interest Expense, (ii) scheduled principal payments in respect of Consolidated Total Funded Debt, and (iii) provisions for taxes based on income, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP; provided that the amounts in clauses (i) and (ii) shall be calculated (a) for the first full Fiscal Quarter following the initial Funding Date by multiplying the amount for the Fiscal Quarter ended on such date by four, (b) for the second full Fiscal Quarter following the initial Funding Date by multiplying the sum of the amounts for that Fiscal Quarter and the immediately preceding Fiscal Quarter by two, and (c) for the third full Fiscal Quarter following the initial Funding Date by multiplying the sum of the amounts for that Fiscal Quarter and the two immediately preceding Fiscal Quarters by 1.33.

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries during such period, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, net costs under Interest Rate Agreements and amounts referred to in subsection 2.3 payable to Administrative Agent and Lenders that are considered interest expense in accordance with GAAP, but excluding, however, any such amounts referred to in subsection 2.3 paid to Administrative Agent and Lenders on or before the Closing Date.

                  "CONSOLIDATED LEVERAGE RATIO" means, as at any date, the ratio of (i) Consolidated Total Funded Debt as at such date to (ii) Consolidated EBITDA for the consecutive four Fiscal Quarters ending on such date.

                  "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to asset sales or returned surplus assets of any Pension Plan of Company or any of its Subsidiaries, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

                  "CONSOLIDATED TOTAL FUNDED DEBT" means, as at any date of determination, the sum, on a consolidated basis, without duplication, of (i) the aggregate principal amount of all outstanding Term Loans, (ii) the aggregate amount of that portion of obligations with respect to Capital Leases of Company or any of its Subsidiaries that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) the aggregate principal amount of all outstanding Indebtedness of Company or any of its Subsidiaries for borrowed money evidenced by a note or similar written instrument, (iv) the aggregate principal amount of all outstanding Subordinated Indebtedness, and (v) the aggregate principal amount of all outstanding Revolving Loans.

                  "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include
(a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (1) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (2) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (1) or (2) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation in the form of a letter of credit or a guaranty of a specified amount shall be equal to the face amount of the letter of credit or the amount of the obligation so guaranteed or otherwise supported, as the case may be, or, if less, the amount to which such Contingent Obligation is specifically limited. The amount of any Contingent Obligation which is not in the form of a guaranty of a specified amount shall be equal to the reasonably anticipated maximum amount of such Contingent Obligation as determined by Company in good faith.

                  "CONTINUING MEMBER" means, during any period of twelve consecutive months after the Closing Date, any member of the Governing Body of Company who (i) was a member of such Governing Body at the beginning of such twelve-month period or (ii) was nominated for election or elected to such Governing Body with the affirmative vote of a majority of the members who were either members of such Governing Body at the beginning of such twelve-month period or whose nomination or election was previously so approved.

                  "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                  "CONTROL AGREEMENT" means an agreement, satisfactory in form and substance to Administrative Agent and executed by the financial institution at which a Deposit Account is maintained, pursuant to which such financial institution confirms and acknowledges Administrative Agent's security interest in such Deposit Account and agrees that the financial institution will comply with instructions originated by Administrative Agent as to disposition of funds in the Deposit Account, without further consent by Company or any Subsidiary.

                  "CSFB" has the meaning assigned to that term in the introduction to this Agreement.

                  "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

                  "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or similar account maintained with a Person engaged in the business of banking, including a savings bank, savings and loan association, credit union or trust company.

                  "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

                  "DOMESTIC SUBSIDIARY" means any Subsidiary of Company that is incorporated or organized under the laws of a state of the United States, any state thereof or in the District of Columbia.

                  "EG&G" means Carlyle-EG&G Holdings Corp., a Delaware corporation.

                  "EG&G MERGER SUB" means URS Holdings, Inc., a Delaware corporation.

                  "ELIGIBLE ASSIGNEE" means (i) any Lender, any Affiliate of any Lender and any Approved Fund of any Lender; and (ii) (a) a commercial bank organized under the laws of the United States or any state thereof and having a combined capital and surplus of at least $100,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States or any state thereof and having a combined capital and surplus of at least $100,000,000; (c) a commercial bank organized under the laws of any other country or a political subdivision thereof and having a combined capital and surplus of at least $100,000,000; provided that (1) such bank is acting through a branch or agency located in the United States or (2) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (d) any other entity that is a "qualified institutional buyer" (as defined in Regulation D under the Securities Act) that extends credit or buys loans as one of its businesses including insurance companies, mutual funds, lease financing companies and any other financial institutions and which has a combined capital and surplus, a net worth or total assets of at least $100,000,000; provided that neither Company nor any Affiliate of Company shall be an Eligible Assignee.

                  "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was maintained or contributed to by Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

                  "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Government Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or
(iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

                  "ENVIRONMENTAL LAWS" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements of any Government Authority relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any Facility.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

                  "ERISA AFFILIATE," as applied to any Person, means (i) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

Any former ERISA Affiliate of Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Company or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Company or such Subsidiary and with respect to liabilities arising after such period for which Company or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

                  "ERISA EVENT" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan of Company or any of its Subsidiaries (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan of Company or any of its Subsidiaries (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure by Company or any of its Subsidiaries to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure by Company or any of its Subsidiaries to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan of Company or any of its Subsidiaries pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in
Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan of Company or any of its Subsidiaries or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan of Company or any of its Subsidiaries; (vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to
Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan of Company or any of its Subsidiaries other than a Multiemployer Plan or the assets thereof, or against Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (ix) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan of Company or any of its Subsidiaries (or any other Employee Benefit Plan of Company or any of its Subsidiaries intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan of Company or any of its Subsidiaries to qualify for exemption from taxation under
Section 501(a) of the Internal Revenue Code; or (x) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan of Company or any of its Subsidiaries.

                  "EURODOLLAR RATE" means, for any Interest Rate Determination Date with respect to any Eurodollar Rate Loan for any Interest Period, the rate per annum obtained by dividing (i) the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition the "Eurodollar Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such Interest Period to major banks in the London interbank market in London, England at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such Interest Period by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D). Each determination by the Administrative Agent pursuant to this definition shall be conclusive absent manifest error.

                  "EURODOLLAR RATE LOANS" means Loans bearing interest at rates determined by reference to the Eurodollar Rate as provided in subsection 2.2A.

                  "EURODOLLAR RATE MARGIN" means the margin over the Eurodollar Rate used in determining the rate of interest of Eurodollar Rate Loans pursuant to subsection 2.2A.

                  "EVENT OF DEFAULT" means each of the events set forth in
Section 8.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                  "EXCHANGE RATE" means, on any date when an amount expressed in a currency other than Dollars is to be determined with respect to any Letter of Credit, the nominal rate of exchange of the Issuing Lender of such Letter of Credit in the New York foreign exchange market for the sale of such currency in exchange for Dollars at 12:00 noon (New York time) one Business Day prior to such date, expressed as a number of units of such currency per one Dollar.

                  "EXISTING LETTERS OF CREDIT" means those letters of credit issued for the account of Company or Targets or their respective Subsidiaries and identified on Schedule 1.2 of the Company Disclosure Letter.

                  "EXISTING CREDIT AGREEMENTS" means (i) that certain Credit Agreement dated as of June 9, 1999 among Company, the lenders party thereto, and Wells Fargo, as administrative agent, (ii) that certain Credit Agreement dated as of August 20, 1999 among EG&G, EG&G Technical Services, Inc., the lenders party thereto, and CitiCorp USA, Inc., as administrative agent, and (iii) that certain Credit Agreement dated as of September 16, 1997 among Lear, UNC Aviation Services, Inc., LSS Holdings, L.L.C., the lenders party thereto and CitiCorp USA, Inc., as administrative agent.

                  "EXISTING SENIOR SUBORDINATED INDENTURE" means the Indenture, dated as of June 23, 1999, between US Bank, N.A., successor to Firststar Bank of Minnesota, N.A., Company and certain Subsidiaries of Company, as such indenture may be amended from time to time to the extent permitted under subsection 7.12B.

                  "EXISTING SENIOR SUBORDINATED NOTES" means Company's 12 1/4% Senior Subordinated Notes due 2009 in the original aggregate principal amount of $200,000,000.

                  "EXISTING SUBORDINATED INDENTURES" means (i) the Indenture, dated as of March 16, 1989, between Thortec International, Inc. and JPMorgan Chase Bank, successor to MTrust Corp, National Association, as amended by Amendment Number 1 and Amendment Number 2 and (ii) the Indenture, dated as of February 15, 1987, between Company and The Bank of New York as assignee of First Interstate Bank of California, as amended by Amendment Number 1, as any such indenture may be further amended from time to time to the extent permitted under subsection 7.12B.

                  "EXISTING SUBORDINATED NOTES" means (i) Company's 8 5/8% Senior Subordinated Debentures due 2004 in the original aggregate principal amount of $36,814,500 and the remaining aggregate principal amount of $6,454,750 as of the Closing Date and (ii) Company's 6 1/2% Convertible Subordinated Notes due 2012 in the original aggregate principal amount of $57,500,000 and the remaining aggregate principal amount of $1,798,250 as of the Closing Date.

                  "FACILITIES" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

                  "FINANCIAL PLAN" has the meaning assigned to that term in subsection 6.1(xii).

                  "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien is perfected and has priority over any other Lien on such Collateral (other than Permitted Encumbrances) and (ii) such Lien is the only Lien (other than Permitted Encumbrances and Liens permitted pursuant to subsection 7.2) to which such Collateral is subject.

                  "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

                  "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries ending on October 31 of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year ends.

                  "FLOOD HAZARD PROPERTY" means a Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

                  "FOREIGN SUBSIDIARY" means any Subsidiary of Company that is not a Domestic Subsidiary.

                  "FUND" means any Person (other than a natural Person) that (i) is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (ii) is a "qualified institutional buyer" (as defined in Regulation D under the Securities Act).

                  "FUNDING AND PAYMENT OFFICE" means (i) the office of Administrative Agent located at 11 Madison Avenue, New York, New York 10010 or
(ii) such other office of Administrative Agent as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent to Company and each Lender.

                  "FUNDING DATE" means the date of the funding of a Loan.

                  "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

                  "GOVERNING BODY" means the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust or limited liability company.

                  "GOVERNMENT AUTHORITY" means any political subdivision or department thereof, any other governmental or regulatory body, commission, central bank, board, bureau, organ or instrumentality or any court, in each case whether federal, state, local or foreign.

                  "GOVERNMENTAL AUTHORIZATION" means any permit, license, registration, authorization, plan, directive, consent order or consent decree of or from, or notice to, any Government Authority.

                  "GRANTING LENDER" has the meaning assigned to that term in subsection 10.1B(iv).

                  "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes",

"hazardous materials", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls;
(ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Government Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

         "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

         "HEDGE AGREEMENT" means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively.

         "INACTIVE SUBSIDIARY" has the meaning assigned to that term in subsection 5.1E.

         "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, excluding, in the case of both clauses (a) and (b), accounts payable from Company and Subsidiary Guarantors arising in the ordinary course of business and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute (1) in the case of Hedge Agreements, Contingent Obligations, and (2) in all other cases, Investments, and in neither case constitute Indebtedness.

                  "INDEMNIFIED LIABILITIES" has the meaning assigned to that term in subsection 10.3.

                  "INDEMNITEE" has the meaning assigned to that term in subsection 10.3.

                  "INTELLECTUAL PROPERTY" means all patents, trademarks, trade names, copyrights, technology, software, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Company and its Subsidiaries, taken as a whole.

                  "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate Loan, the last Business Day of each January, April, July and October of each year, commencing on the first such date to occur after the Closing Date; provided, however, that the first Interest Payment Date with respect to any Base Rate Loan shall be October 31, 2002 and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of longer than three months, "Interest Payment Date" shall also include each date that is three months, or a multiple thereof, after the commencement of such Interest Period.

                  "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

                  "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

                  "INTEREST RATE DETERMINATION DATE", with respect to any Interest Period, means the second Business Day prior to the first day of such Interest Period.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

                  "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of Company), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person other than Company or any of its Subsidiaries, of any equity Securities of such Subsidiary,
(iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that , in the case of accounts receivable from Persons other than Company and Subsidiary Guarantors, are not current assets or did not arise from sales to that other Person and, in the case of accounts receivable from Company and Subsidiary Guarantors, did not arise in the ordinary course of business, or (iv) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment (other than adjustments for the repayment of, or the refund of capital with respect to the original principal amount of any such Investment (not to exceed the original cost of such Investment plus the cost of all additions thereto)).

                  "ISSUING LENDER", with respect to any Letter of Credit, means the Revolving Lender that agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii).

                  "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

                  "LEAR" means Lear Siegler Services, Inc., a Delaware corporation.

                  "LEAR MERGER SUB" means URS-LSS Holdings, Inc., a Delaware corporation.

                  "LENDER" and "LENDERS" means the Persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1, and the term "Lenders" shall include Swing Line Lender unless the context otherwise requires; provided that the term "Lenders", when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

                  "LETTER OF CREDIT" or "LETTERS OF CREDIT" means (i) any letter of credit or similar instrument issued or to be issued by an Issuing Lender for the account of Company pursuant to subsection 3.1 for the purpose of supporting
(a) Indebtedness of Company or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (b) workers' compensation liabilities of Company or any of its Subsidiaries, (c) the obligations of third party insurers of Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (d) obligations with respect to Capital Leases or Operating Leases of Company or any of its Subsidiaries, and (e) performance, payment, deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry; provided that Letters of Credit may not be issued for the purpose of supporting any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code), and (ii) the Existing Letters of Credit.

                  "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by an Issuing Lender and not theretofore reimbursed out of the proceeds of Revolving Loans pursuant to subsection 3.3B or otherwise reimbursed by Company). For purposes of this definition, any amount described in clause (i) or (ii) of the preceding sentence which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination.

                  "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

                  "LOAN" or "LOANS" means one or more of the Term Loans, Revolving Loans or Swing Line Loans or any combination thereof.

                  "LOAN DOCUMENTS" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of an Issuing Lender relating to, the Letters of Credit), the Subsidiary Guaranty and the Collateral Documents.

                  "LOAN PARTY" means each of Company and any Subsidiary Guarantor, and "LOAN PARTIES" means all such Persons, collectively.

                  "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "MATERIAL ADVERSE EFFECT" means (i) a material adverse change in the business, assets, condition (financial or otherwise), operations, liabilities (whether contractual, environmental or otherwise), properties or prospects of Company and its Subsidiaries, taken as a whole, or (ii) the material impairment of the ability of any Loan Party to perform, or of Administrative Agent or Lenders to enforce, the Obligations.

                  "MATERIAL CONTRACT" means any contract or other arrangement to which Company or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew would be likely to have a Material Adverse Effect.

                  "MATERIAL DOMESTIC SUBSIDIARY" means, as at any date of determination, each Domestic Subsidiary now existing or hereafter acquired or formed by Company which, on a consolidated basis for such Subsidiary and its Subsidiaries, had more than $5,000,000 of revenues for the most recently ended Fiscal Year.

                  "MATERIAL REAL PROPERTY" means, as at any date of determination, any fee interest in real property of Company or any of its Subsidiaries having a fair market value of $10,000,000 or more.

                  "MAXIMUM CONSOLIDATED CAPITAL EXPENDITURES AMOUNT" has the meaning assigned to that term in subsection 7.8.

                  "MERGER" means the acquisition of the Capital Stock of EG&G and Lear and the subsequent mergers of EG&G with EG&G Merger Sub and of Lear with Lear Merger Sub in accordance with the terms of the Merger Agreement, with EG&G Merger Sub and Lear Merger Sub being the surviving corporations in such mergers, respectively.

                  "MERGER AGREEMENT" means that certain Agreement and Plan of Merger by and among Targets, Company and Merger Subs dated as of July 16, 2002 in the form delivered to Administrative Agent and Lenders prior to their execution of this Agreement and as such agreement may be amended from time to time thereafter to the extent permitted under subsection 7.12A.

                  "MERGER DATE" means the date that the Merger becomes effective in accordance with the terms of the Merger Agreement.

                  "MERGER SUBS" means EG&G Merger Sub and Lear Merger Sub.

                  "MOODY'S" means Moody's Investors Service, Inc.

                  "MORTGAGE" means a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, in such form as may be approved by Administrative Agent in its sole discretion, as such security instrument may be amended, supplemented or otherwise modified from time to time. "MORTGAGES" means all such instruments, collectively.

                  "MORTGAGED PROPERTY" has the meaning assigned to that term in subsection 6.8.

                  "MULTIEMPLOYER PLAN" means any Employee Benefit Plan that is a "multiemployer plan" as defined in Section 3(37) of ERISA.

                  "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale; provided, however, that Net Asset Sale Proceeds shall not include any cash payments received from any Asset Sale by a Foreign Subsidiary unless (a) such Net Asset Sale Proceeds are repatriated (by reason of a repayment of an intercompany note or otherwise) to the United States or may be repatriated (by reason of a repayment of an intercompany note or otherwise) to the United States without (in the reasonable judgment of Company) resulting in a material tax liability to Company or (b) such Net Asset Sale Proceeds from any Asset Sale or any series of related Asset Sales exceed $25,000,000.

                  "NET INSURANCE/CONDEMNATION PROCEEDS" means any Cash payments or proceeds attributable to a loss by Company or any of its Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Company or such Subsidiary in respect thereof; provided, however, that Net Insurance/Condemnation Proceeds shall not include any cash payments received from any such loss by a Foreign Subsidiary unless (a) such Net

Insurance/Condemnation Proceeds are repatriated (by reason of a repayment of an intercompany note or otherwise) to the United States or may be repatriated (by reason of a repayment of an intercompany note or otherwise) to the United States without (in the reasonable judgment of Company) resulting in a material tax liability to Company or (b) such Net Insurance/Condemnation Proceeds from any such loss exceed $25,000,000.

                  "NET SECURITIES PROCEEDS" means the cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) from the (i) issuance of Capital Stock of or incurrence of Indebtedness by Company or any of its Subsidiaries and (ii) capital contributions made by a holder of Capital Stock of Company.

                  "NON-CONSENTING LENDER" has the meaning assigned to that term in subsection 2.9.

                  "NON US LENDER" has the meaning assigned to that term in subsection 2.7(B)(iii)(a).

                  "NOTES" means one or more of the Tranche A Term Notes, Tranche B Term Notes, Revolving Notes or Swing Line Note or any combination thereof.

                  "NOTICE OF BORROWING" means a notice substantially in the form of Exhibit I annexed hereto.

                  "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of Exhibit II annexed hereto.

                  "OBLIGATIONS" means all obligations of every nature of each Loan Party from time to time owed to Administrative Agent, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

                  "OFFICER" means the president, chief executive officer, an executive vice president, chief financial officer, treasurer, controller, general partner (if an individual), managing member (if an individual) or other individual appointed by the Governing Body or the Organizational Documents of a corporation, partnership, trust or limited liability company to serve in a similar capacity as the foregoing.

                  "OFFICER'S CERTIFICATE", as applied to any Person that is a corporation, partnership, trust or limited liability company, means a certificate executed on behalf of such Person by one or more Officers of such Person or one or more Officers of a general partner or a managing member if such general partner or managing member is a corporation, partnership, trust or limited liability company.

                  "OPERATING LEASE", as applied to any Person, means any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

                  "ORGANIZATIONAL DOCUMENTS" means the documents (including Bylaws, if applicable) pursuant to which a Person that is a corporation, partnership, trust or limited liability company is organized.

                  "PARTICIPANT" means a purchaser of a participation in the rights and obligations under this Agreement pursuant to subsection 10.1C.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, that is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

                  "PERMITTED ACQUISITION" has the meaning assigned to that term in subsection 7.3(ix).

                  "PERMITTED ENCUMBRANCES" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA and any such Lien relating to or imposed in connection with any Environmental Claim):

                  (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

                  (ii) statutory Liens of landlords, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings operate to stay the sale of any portion of the Collateral on account of such Lien;

                  (iii) Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to Deposit Accounts or other funds maintained with a creditor depository institution; provided that (a) such Deposit Account is not a dedicated cash collateral account and is not subject to restriction against access by Company or any of its Subsidiaries owning the affected Deposit Account and (b) such Deposit Account is not intended by Company or any of its Subsidiaries to provide collateral to the depository institution;

                  (iv) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety, bid and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

                  (v) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

                  (vi) licenses (with respect to Intellectual Property and other property), leases or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

                  (vii) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

                  (viii) any (a) interest or title of a lessor or sublessor under any lease not prohibited by this Agreement, (b) Lien or restriction that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any Lien or restriction referred to in the preceding clause (b), so long as the holder of such Lien or restriction agrees to recognize the rights of such lessee or sublessee under such lease;

                  (ix) Liens arising from filing UCC financing statements relating solely to leases and Liens permitted by this Agreement;

                  (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (xi) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

                  (xii) Liens granted pursuant to the Collateral Documents;

                  (xiii) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Company and its Subsidiaries; and

                  (xiv) Liens in favor of United States Government Authorities on Deposit Accounts in connection with auctions conducted on behalf of such Government Authorities in the ordinary course of business; provided that such Liens apply only to the amounts actually obtained from auctions conducted on behalf of such Government Authorities.

                  "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

                  "PLEDGED COLLATERAL" means, collectively, the "Pledged Collateral" as defined in the Security Agreement.

                  "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

                  "PRICING CERTIFICATE" means an Officer's Certificate of Company certifying the Consolidated Leverage Ratio as at the last day of any Fiscal Quarter and setting forth the calculation of such Consolidated Leverage Ratio in reasonable detail, which Officer's Certificate may be delivered to Administrative Agent at any time on or after the date of delivery by Company of the Compliance Certificate with respect to the period ending on the last day of such Fiscal Quarter.

                  "PRIME RATE" means the rate that CSFB announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. CSFB or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

                  "PROCEEDINGS" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration.

                  "PRO RATA SHARE" means (i) with respect to all payments, computations and other matters relating to the Tranche A Term Loan Commitment or the Tranche A Term Loan of any Lender, the percentage obtained by dividing (a) the Tranche A Term Loan Exposure of that Lender by (b) the aggregate Tranche A Term Loan Exposure of all Lenders, (ii) with respect to all payments, computations and other matters relating to the Tranche B Term Loan Commitment or the Tranche B Term Loan of any Lender, the percentage obtained by dividing (a) the Tranche B Term Loan Exposure of that Lender by (b) the aggregate Tranche B Term Loan Exposure of all Lenders, (iii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein deemed purchased by any Lender or any assignments of any Swing Line Loans deemed purchased by any Lender, the percentage obtained by dividing (a) the Revolving Loan Exposure of that Lender by (b) the aggregate Revolving Loan Exposure of all Lenders, and (iv) for all other purposes with respect to each Lender, the percentage obtained by dividing (a) the sum of the Tranche A Term Loan Exposure of that Lender plus the Tranche B Term Loan Exposure of that Lender plus the Revolving Loan Exposure of that Lender by (b) the sum of the aggregate Tranche A Term Loan Exposure of all Lenders plus the aggregate Tranche B Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender for purposes of each of clauses (i), (ii), (iii) and (iv) of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.

                  "PTO" means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the opinion of Administrative Agent, desirable in order to create or perfect Liens on any Collateral.

                  "REAL PROPERTY ASSET" means, at any time of determination, any interest then owned by any Loan Party in any real property.

                  "REFUNDED SWING LINE LOANS" has the meaning assigned to that term in subsection 2.1A(iv).

                  "REGISTER" has the meaning assigned to that term in subsection 2.1D.

                  "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "REIMBURSEMENT DATE" has the meaning assigned to that term in subsection 3.3B.

                  "RELATED AGREEMENTS" means, collectively, the Merger Agreement, the Senior Indenture, and the Company Certificates of Designations.

                  "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

                  "REQUEST FOR ISSUANCE" means a request substantially in the form of Exhibit III annexed hereto.

                  "REQUISITE CLASS LENDERS" means, at any date of determination
(i) for the Class of Lenders having Revolving Loan Exposure, Lenders having or holding at least 51% of the aggregate Revolving Loan Exposure of all Lenders,
(ii) for the Class of Lenders having Tranche A Term Loan Exposure, Lenders having or holding at least 51% of the aggregate Tranche A Term Loan Exposure of all Lenders, and (iii) for the Class of Lenders having Tranche B Term Loan Exposure, Lenders having or holding at least 51% of the aggregate Tranche B Term Loan Exposure of all Lenders.

                  "REQUISITE LENDERS" means, at any date of determination, Lenders having or holding at least 51% of the sum of (i) the aggregate Tranche A Term Loan Exposure of all Lenders plus (ii) the aggregate Tranche B Term Loan Exposure of all Lenders plus (iii) the aggregate Revolving Loan Exposure of all Lenders.

                  "RESPONSIBLE OFFICER" means, with respect to any Person, the chief executive officer, the president, the chief financial officer, the treasurer, the controller, the general counsel or any other employee who is a member of the Governing Body of such Person.

                  "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company or any of its Subsidiaries now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company or any of its Subsidiaries now or hereafter outstanding, and
(iv) any payment or prepayment of principal of, premium, if any, interest on, or fees with respect to, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

                  "REVOLVING LENDER" means a Lender that has a Revolving Loan Commitment and/or that has an outstanding Revolving Loan.

                  "REVOLVING LOAN COMMITMENT" means the commitment of a Revolving Lender to make Revolving Loans to Company pursuant to subsection 2.1A(iii), and "REVOLVING LOAN COMMITMENTS" means such commitments of all Revolving Lenders in the aggregate.

                  "REVOLVING LOAN COMMITMENT TERMINATION DATE" means August 22, 2007.

                  "REVOLVING LOAN EXPOSURE" means, with respect to any Revolving Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment, and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender plus (b) in the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Revolving Lenders in such Letters of Credit or any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit plus (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein purchased by other Revolving Lenders) plus (e) the aggregate amount of all assignments purchased by that Lender in any outstanding Swing Line Loans.

                  "REVOLVING LOANS" means the Loans made by Revolving Lenders to Company pursuant to subsection 2.1A(iii).

                  "REVOLVING NOTES" means (i) any promissory notes of Company issued pursuant to subsection 2.1E on the Closing Date and (ii) any promissory notes issued by Company pursuant to the next to last sentence of subsection 10.1B(i) in connection with assignments of the Revolving Loan Commitments or Revolving Loans of any Lenders, in each case substantially in the form of
Exhibit IV annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                  "S&P" means Standard & Poor's, a Division of The McGraw-Hill Companies.

                  "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated, certificated or uncertificated, or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                  "SECURITY AGREEMENT" means the Security Agreement executed and delivered on the Closing Date, substantially in the form of Exhibit XI annexed hereto, as such Security Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

                  "SENIOR INDENTURE" means the Indenture, dated as of August 22, 2002, by and among Company, Subsidiary Guarantors and U.S. Bank, N.A. as trustee, pursuant to which the Senior Notes are issued, as such indenture may be amended from time to time to the extent permitted under subsection 7.12B.

                  "SENIOR NOTES" means the 11-1/2% Senior Notes due 2009 of Company issued pursuant to the Senior Indenture.

                  "SOLVENT" means, with respect to any Person, that as of the date of determination both (i) (a) the then fair saleable value of the property of such Person is (1) greater than the total amount of liabilities (including contingent liabilities) of such Person and (2) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and due considering all financing alternatives and potential asset sales reasonably available to such Person; (b) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "SPC" has the meaning assigned to that term in subsection 10.1B(iv).

                  "SUBJECT LENDER" has the meaning assigned to that term in subsection 2.9.

                  "SUBORDINATED INDEBTEDNESS" means (i) the Existing Subordinated Notes and the Existing Senior Subordinated Notes and (ii) any Indebtedness of Company or any of its Subsidiaries incurred from time to time and subordinated in right of payment to the Obligations.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, trust, limited liability company, association, or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the members of the Governing Body is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided that in no event shall any Joint Venture be considered to be a Subsidiary of any Person.

                  "SUBSIDIARY GUARANTOR" means any Material Domestic Subsidiary and any other Domestic Subsidiary that executes and delivers a counterpart of the Subsidiary Guaranty on the Closing Date or from time to time thereafter pursuant to subsection 6.7.

                  "SUBSIDIARY GUARANTY" means the Subsidiary Guaranty executed and delivered by certain existing Subsidiaries of Company on the Closing Date and to be executed and delivered by additional Subsidiaries of Company from time to time thereafter in accordance with subsection 6.7 substantially in the form of Exhibit XII annexed hereto, as such Subsidiary Guaranty may hereafter be amended, supplemented or otherwise modified from time to time.

                  "SUPPLEMENTAL COLLATERAL AGENT" has the meaning assigned to that term in subsection 9.1B.

                  "SWING LINE FUNDING AND PAYMENT OFFICE" means the office of Swing Line Lender located at 201 Third Street, 8th Floor, San Francisco, California 94103 or such other offices of Swing Line Lender as may from time to time be hereafter designated as such in a written notice delivered by Swing Line Lender to Company and each other Lender.

                  "SWING LINE LENDER" means Wells Fargo or any Person serving as a successor Swing Line Lender hereunder.

                  "SWING LINE LOAN COMMITMENT" means the commitment of Swing Line Lender to make Swing Line Loans to Company pursuant to subsection 2.1A(iv).

                  "SWING LINE LOANS" means the Loans made by Swing Line Lender to Company pursuant to subsection 2.1A(iv).

                  "SWING LINE NOTE" means any promissory note of Company issued pursuant to subsection 2.1E to evidence the Swing Line Loans of Swing Line Lender, substantially in the form of Exhibit VII annexed hereto, as it may be amended, supplemented or otherwise modified from time to time.

                  "SYNDICATION AGENT" has the meaning assigned to that term in the introduction to this Agreement.

                  "TARGETS" means EG&G and Lear.

                  "TARGETS FISCAL YEAR" means, prior to consummation of the Merger, the fiscal year of each of the Targets and their Subsidiaries ending on December 31 in each calendar year.

                  "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed, including interest, penalties, additions to tax and any similar liabilities with respect thereto; except that, in the case of a Lender, there shall be excluded (i) taxes that are imposed on the overall net income or net profits (including franchise taxes imposed in lieu thereof) (a) by the United States, (b) by any other Government Authority under the laws of which such Lender is organized or has its principal office or maintains its applicable lending office, or (c) by any jurisdiction solely as a result of a present or former connection between such Lender and such jurisdiction (other than any such connection arising solely from such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, any of the Loan Documents), and (ii) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Lender is located.

                  "TERM LOANS" means, collectively, the Tranche A Term Loans and the Tranche B Term Loans.

                  "TOTAL UTILIZATION OF REVOLVING LOAN COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans plus (ii) the aggregate principal amount of all outstanding Swing Line Loans plus (iii) the Letter of Credit Usage.

                  "TRANCHE A TERM LOAN COMMITMENT" means the commitment of a Lender to make a Tranche A Term Loan to Company pursuant to subsection 2.1A(i), and "TRANCHE A TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

                  "TRANCHE A TERM LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the funding of the Tranche A Term Loans, that Lender's Tranche A Term Loan Commitment and (ii) after the funding of the Tranche A Term Loans, the outstanding principal amount of the Tranche A Term Loan of that Lender.

                  "TRANCHE A TERM LOAN MATURITY DATE" means August 22, 2007.

                  "TRANCHE A TERM LOANS" means the Loans made by Lenders to Company pursuant to subsection 2.1A(i).

                  "TRANCHE A TERM NOTES" means (i) any promissory notes of Company issued pursuant to subsection 2.1E on the Closing Date and (ii) any promissory notes issued by Company pursuant to the next to last sentence of subsection 10.1B(i) in connection with assignments of the Tranche A Term Loan Commitments or Tranche A Term Loans of any Lenders, in each case substantially in the form of Exhibit V annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                  "TRANCHE B TERM LOAN COMMITMENT" means the commitment of a Lender to make a Tranche B Term Loan to Company pursuant to subsection 2.1A(ii), and "TRANCHE B TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

                  "TRANCHE B TERM LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the funding of the Tranche B Term Loans, that Lender's Tranche B Term Loan Commitment and (ii) after the funding of the Tranche B Term Loans, the outstanding principal amount of the Tranche B Term Loan of that Lender.

                  "TRANCHE B TERM LOAN MATURITY DATE" means August 22, 2008.

                  "TRANCHE B TERM LOANS" means the Loans made by Lenders to Company pursuant to subsection 2.1A(ii).

                  "TRANCHE B TERM NOTES" means (i) any promissory notes of Company issued pursuant to subsection 2.1E on the Closing Date and (ii) any promissory notes issued by Company pursuant to the next to last sentence of subsection 10.1B(i) in connection with assignments of the Tranche B Term Loan Commitments or Tranche B Term Loans of any Lenders, in each case substantially in the form of Exhibit VI annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                  "TRANSACTION COSTS" means the fees, costs and expenses payable by Company on or before the Closing Date in connection with the transactions contemplated by the Loan Documents and the Related Agreements.

                  "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

                  "VOTING SECURITIES" means, with respect to any Person, the combined voting power of all of the Securities of such Person (or Securities convertible into the Securities of such Person) entitled to vote in the election of directors, other than Securities having such power only by virtue of the happening of a contingency.

                  "WELLS FARGO" has the meaning assigned to that term in the introduction to this Agreement.

1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

         Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii) and
(xii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(iv)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize GAAP as in effect on the date of determination, applied in a manner consistent with that used in preparing the financial statements referred to in subsection
5.3. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and Company, Administrative Agent or Requisite Lenders shall so request, Administrative Agent, Lenders and Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Requisite Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and Company shall provide to Administrative Agent and Lenders reconciliation statements provided for in subsection 6.1(iv).

1.3 OTHER DEFINITIONAL PROVISIONS AND RULES OF CONSTRUCTION.

         A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

         B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

         C. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

SECTION 2. AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1 COMMITMENTS; MAKING OF LOANS; THE REGISTER; OPTIONAL NOTES.

         A. COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees to make the Loans described in subsections 2.1A(i), 2.1A(ii) and 2.1A(iii) and Swing Line Lender hereby agrees to make the Swing Line Loans described in subsection 2.1A(iv).

                  (i) Tranche A Term Loans. Each Lender that has a Tranche A Term Loan Commitment severally agrees to lend to Company on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Tranche A Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Lender's Tranche A Term Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate amount of the Tranche A Term Loan Commitments is $125,000,000; provided that the Tranche A Term Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Tranche A Term Loan Commitments pursuant to subsection 10.1B. Company may make only one borrowing under the Tranche A Term Loan Commitments. Amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed.

                  (ii) Tranche B Term Loans. Each Lender that has a Tranche B Term Loan Commitment severally agrees to lend to Company on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Tranche B Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Lender's Tranche B Term Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate amount of the Tranche B Term Loan Commitments is $350,000,000; provided that the Tranche B Term Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Tranche B Term Loan Commitments pursuant to subsection 10.1B. Company may make only one borrowing under the Tranche B Term Loan Commitments. Amounts borrowed under this subsection 2.1A(ii) and subsequently repaid or prepaid may not be reborrowed.

                  (iii) Revolving Loans. Each Revolving Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5C. The original amount of each Revolving Lender's Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original amount of the Revolving Loan Commitments is $200,000,000; provided that the Revolving Loan Commitments of Revolving Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B. Each Revolving Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A(iii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date. Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

                  (iv) Swing Line Loans.

                  (a) General Provisions. Swing Line Lender hereby agrees, subject to the limitations set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time, to make a portion of the Revolving Loan Commitments available to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date by making Swing Line Loans to Company in an aggregate amount not exceeding the amount of the Swing Line Loan Commitment to be used for the purposes identified in subsection 2.5B, notwithstanding the fact that such Swing Line Loans, when aggregated with Swing Line Lender's outstanding Revolving Loans and Swing Line Lender's Pro Rata Share of the Letter of Credit Usage then in effect, may exceed Swing Line Lender's Revolving Loan Commitment. The original amount of the Swing Line Loan Commitment is $20,000,000; provided that any reduction of the Revolving Loan Commitments made pursuant to subsection 2.4B(ii) that reduces the aggregate Revolving Loan Commitments to an amount less than the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the Swing Line Loan Commitment to the amount of the Revolving Loan Commitments, as so reduced, without any further action on the part of Company, Administrative Agent or Swing Line Lender. The Swing Line Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A(iv) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

                  (b) Swing Line Loan Prepayment with Proceeds of Revolving Loans. With respect to any Swing Line Loans that have not been voluntarily prepaid by Company pursuant to subsection 2.4B(i), Swing Line Lender may, at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to Company), no later than 10:00 A.M. (New York City time) on the first Business Day in advance of the proposed Funding Date, a notice (which shall be deemed to be a Notice of Borrowing given by Company) requesting Revolving Lenders to make Revolving Loans that are Base Rate Loans on such Funding Date in an amount equal to the amount of such Swing Line Loans (the "REFUNDED SWING LINE LOANS") outstanding on the date such notice is given. Company hereby authorizes the giving of any such notice and the making of any such Revolving Loans. Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Revolving Loans made by Revolving Lenders other than Swing Line Lender shall be immediately delivered by Administrative Agent to Swing Line Lender (and not to Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (2) on the day such Revolving Loans are made, Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note, if any, of Swing Line Lender but shall instead constitute part of Swing Line Lender's outstanding Revolving Loans and shall be due under the Revolving Note, if any, of Swing Line Lender. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Company from Swing Line Lender in any bankruptcy proceeding, in any assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 10.5.

                  (c) Swing Line Loan Assignments. If for any reason (1) Revolving Loans are not made upon the request of Swing Line Lender as provided in the immediately preceding paragraph in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans or (2) the Revolving Loan Commitments are terminated at a time when any Swing Line Loans are outstanding, each Revolving Lender shall be deemed to, and hereby agrees to, have purchased an assignment of such outstanding Swing Line Loans in an amount equal to its Pro Rata Share (calculated, in the case of the foregoing clause (2), immediately prior to such termination of the Revolving Loan Commitments) of the unpaid amount of such Swing Line Loans together with accrued interest thereon. Upon one Business Day's notice from Swing Line Lender, each Revolving Lender shall deliver to Swing Line Lender an amount equal to its respective assignment in same day funds at the Funding and Payment Office. In order to further evidence such assignment (and without prejudice to the effectiveness of the assignment provisions set forth above), each Revolving Lender agrees to enter into an Assignment Agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to Swing Line Lender. In the event any Revolving Lender fails to make available to Swing Line Lender the amount of such Revolving Lender's assignment as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the rate customarily used by Swing Line Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. In the event Swing Line Lender receives a payment of any amount in which other Revolving Lenders have purchased assignments as provided in this paragraph, Swing Line Lender shall promptly distribute to each such other Revolving Lender its Pro Rata Share of such payment.

                  (d) Revolving Lenders' Obligations. Anything contained herein to the contrary notwithstanding, each Revolving Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to subsection 2.1A(iv)(b) and each Revolving Lender's obligation to purchase an assignment of any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against Swing Line Lender, Company or any other Person for any reason whatsoever; (2) the occurrence or continuation of an Event of Default or a Potential Event of Default; (3) the occurrence of any Material Adverse Effect; (d) any breach of this Agreement or any other Loan Document by any party thereto; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Revolving Lender are subject to the condition that
         (y) Swing Line Lender believed in good faith that all conditions under
         Section 4 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, as the case may be, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made or (z) the satisfaction of any such condition not satisfied had been waived in accordance with subsection 10.6 prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made.

                  (e) Accounts Maintained with Swing Line Lender. So long as Wells Fargo is Swing Line Lender, if at any time the amounts to be drawn on that certain concentration account number 4520105693 of Company maintained with Swing Line Lender shall exceed the funds deposited in such account, (1) Company shall be deemed to have delivered a timely executed Notice of Borrowing to Swing Line Lender requesting Swing Line Lender to make a Swing Line Loan in an amount equal to the amount of such shortfall, and (2) Swing Line Lender shall make a Swing Line Loan to Company in the amount of such shortfall, the proceeds of which shall be deposited into such account and shall be deemed to have been applied to eliminate such shortfall prior to such draws being made; provided that so long as any Swing Line Loans are outstanding pursuant to this subsection, all funds on deposit in such account shall be applied on a daily basis to the prepayment of the then aggregate outstanding principal amount of such Swing Line Loans until such Swing Line Loans have been prepaid in full.

         B. BORROWING MECHANICS. Term Loans or Revolving Loans made on any Funding Date (other than Revolving Loans made pursuant to a request by Swing Line Lender pursuant to subsection 2.1A(iv) or Revolving Loans made pursuant to subsection 3.3B) shall be in an aggregate minimum amount of $5,000,000 and multiples of $1,000,000 in excess of that amount; provided that Term Loans made on any Funding Date as Eurodollar Rate Loans with a particular Interest Period shall be in an aggregate minimum amount equal to or in excess of $5,000,000. Swing Line Loans made on any Funding Date may be in any aggregate amount. Whenever Company desires that Lenders make Term Loans or Revolving Loans it shall deliver to Administrative Agent a duly executed Notice of Borrowing no later than 2:00 P.M. (New York

City time) at least (i) three Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan); or (ii) one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan). Whenever Company desires that Swing Line Lender make a Swing Line Loan (other than pursuant to subsection 2.1A(iv)(e)), it shall deliver to Swing Line Lender at the Swing Line Funding and Payment Office a duly executed Notice of Borrowing no later than 2:00 P.M. (New York City time) on the proposed Funding Date. Term Loans and Revolving Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering a Notice of Borrowing, Company may give Administrative Agent (or in the case of Swing Line Loans, Swing Line Lender) telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a duly executed Notice of Borrowing to Administrative Agent (and Swing Line Lender, in the case of Swing Line Loans) on or before the applicable Funding Date.

                  Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent (or Swing Line Lender, as applicable) believes in good faith to have been given by an Officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B or under subsection 2.2D, and upon funding of Loans by Lenders, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans pursuant to subsection 2.2D, in each case in accordance with this Agreement, pursuant to any such telephonic notice Company shall have effected Loans hereunder.

                  Company shall notify Administrative Agent (or, in the case of Swing Line Loans, Swing Line Lender) prior to the funding of any Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct in all material respects as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by Company, as of the applicable Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.

                  Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for, or a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable and Company shall be bound to make a borrowing or to effect a conversion or continuation in accordance therewith.

         C. DISBURSEMENT OF FUNDS. All Term Loans and Revolving Loans shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that neither Administrative Agent nor any Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested or Pro Rata Share of any Lender be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender for that type of Loan of the proposed borrowing. Each such Lender shall make the amount of its Loan available to

Administrative Agent at the Funding and Payment Office not later than 12:00 Noon (New York City time) on the applicable Funding Date in same day funds in Dollars. Except as provided in subsection 2.1A(iv) and subsection 3.3B with respect to Revolving Loans used to repay Refunded Swing Line Loans or to reimburse an Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsection 4.1 (in the case of Loans made on the Closing Date) and 4.2 (in the case of all Loans), Administrative Agent shall make the proceeds of such Loans available to Company on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account designated by Company in the applicable Notice of Borrowing.

                  Promptly after receipt by Swing Line Lender of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Swing Line Lender shall make the amount of its Swing Line Loan available to Company not later than 2:00 P.M. (New York City time) on the applicable Funding Date, in each case in same day funds in Dollars, at the Swing Line Funding and Payment Office. Except as set forth in subsection 2.1A(iv)(e), Swing Line Lender shall make the proceeds of any Swing Line Loan available to Company on the applicable Funding Date by causing an amount of same day funds, in Dollars, equal to the proceeds of such Swing Line Loan to be credited to the account designated by Company in the applicable Notice of Borrowing.

                  Unless Administrative Agent shall have been notified by any Lender prior to a Funding Date for any Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

         D. THE REGISTER. Administrative Agent, acting for these purposes solely as an agent of Company (it being acknowledged that Administrative Agent, in such capacity, and its officers, directors, employees, agent and affiliates shall constitute Indemnitees under subsection 10.3), shall maintain (and make available for inspection by Company upon reasonable prior notice at reasonable times) at its address referred to in subsection 10.8 a register for the recordation of, and shall record, the names and addresses of Lenders and the Tranche A Term Loan

Commitment, Tranche B Term Loan Commitment, Revolving Loan Commitment, Swing Line Loan Commitment, Tranche A Term Loan, Tranche B Term Loan, Revolving Loans and Swing Line Loans of each Lender from time to time (the "REGISTER"). Swing Line Lender shall provide Administrative Agent (and make available for inspection by Company upon reasonable prior notice at reasonable times) a copy of its register of Swing Line Loans from time to time upon Administrative Agent's reasonable request. Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof; all amounts owed with respect to any Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof; and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans. Each Lender shall record on its internal records the amount of its Loans and Commitments and each payment in respect hereof, and any such recordation shall be conclusive and binding on Company, absent manifest error, subject to the entries in the Register, which shall, absent manifest error, govern in the event of any inconsistency with any Lender's records. Failure to make any recordation in the Register or in any Lender's records, or any error in such recordation, shall not affect any Loans or Commitments or any Obligations in respect of any Loans.

         E. OPTIONAL NOTES. If so requested by any Lender by written notice to Company at least two Business Days prior to the Closing Date or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to subsection 10.1) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Company's receipt of such notice) a promissory note or promissory notes to evidence such Lender's Tranche A Term Loan, Tranche B Term Loan, Revolving Loans or Swing Line Loans, substantially in the form of Exhibit IV, Exhibit V, Exhibit VI or Exhibit VII annexed hereto, respectively, with appropriate insertions.

2.2 INTEREST ON THE LOANS.

         A. RATE OF INTEREST. Subject to the provisions of subsections 2.6 and 2.7, each Term Loan and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Eurodollar Rate. Subject to the provisions of subsection 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate. The applicable basis for determining the rate of interest with respect to any Term Loan or any Revolving Loan shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Term Loan or any Revolving Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

                  (i) Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Tranche A Term Loans and the Revolving Loans shall bear interest through maturity as follows:

                           (a) if a Base Rate Loan, then at the sum of the Base
                  Rate plus the Base Rate Margin set forth in the table below opposite the Consolidated Leverage Ratio for the four Fiscal Quarter period for which the applicable Pricing Certificate has been delivered pursuant to subsection 6.1(iii); or

                           (b) if a Eurodollar Rate Loan, then at the sum of the
                  Eurodollar Rate plus the Eurodollar Rate Margin set forth in the table below opposite the Consolidated Leverage Ratio for the four Fiscal Quarter period for which the applicable Pricing Certificate has been delivered pursuant to subsection 6.1(iii):

                                       Consolidated                Eurodollar Rate                   Base
                                      Leverage Ratio                   Margin                     Rate Margin
                                      --------------                   ------                     -----------
Greater than
Or equal to                              3.00:1.00                      3.00%                        2.00%

Greater than or equal to but             2.50:1.00
less than                                3.00:1.00                      2.75%                        1.75%

Greater than or equal to but             2.00:1.00
less than                                2.50:1.00                      2.50%                        1.50%

Less than                                2.00:1.00                      2.25%                        1.25%

provided that, until the delivery of the Pricing Certificate for the Fiscal Quarter ending January 31, 2003, the applicable margin for Tranche A Term Loans and Revolving Loans that are Eurodollar Rate Loans shall be 3.00% per annum and for Tranche A Term Loans and Revolving Loans that are Base Rate Loans shall be 2.00% per annum.

                  (ii) Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Tranche B Term Loans shall bear interest through maturity as follows:

                           (a) if a Base Rate Loan, then at the sum of the Base
                  Rate plus the Base Rate Margin set forth in the table below opposite the Consolidated Leverage Ratio for the four-Fiscal Quarter period for which the applicable Pricing Certificate has been delivered pursuant to subsection 6.1(iii); or

                           (b) if a Eurodollar Rate Loan, then at the sum of the
                  Eurodollar Rate plus the Eurodollar Rate Margin set forth in the table below opposite the Consolidated Leverage Ratio for the four-Fiscal Quarter period for which the applicable Pricing Certificate has been delivered pursuant to subsection 6.1(iii):

                                        Consolidated                Eurodollar Rate                   Base
                                       Leverage Ratio                  Margin                     Rate Margin
                                       --------------                  ------                     -----------
Greater than
or equal to                              2.75:1.00                      3.50%                        2.50%

Less than                                2.75:1.00                      3.25%                        2.25%

         provided that, until the delivery of the Pricing Certificate for the Fiscal Quarter ending January 31, 2003, the applicable margin for Tranche B Term Loans that are Eurodollar Rate Loans shall be 3.50% per annum and for Tranche B Term Loans that are Base Rate Loans shall be 2.50% per annum.

                  (iii) Upon delivery of the Pricing Certificate by Company to Administrative Agent pursuant to subsection 6.1(iii), the Base Rate Margin and the Eurodollar Rate Margin shall automatically be adjusted in accordance with such Pricing Certificate, such adjustment to become effective on the next succeeding Business Day following the receipt by Administrative Agent of such Pricing Certificate (subject to the provisions of the foregoing clauses (i) and (ii)); provided that, if at any time a Pricing Certificate is not delivered at the time required pursuant to subsection 6.1(iii), from the time such Pricing Certificate was required to be delivered until delivery of such Pricing Certificate, the applicable margins shall be the maximum percentage amount for the relevant Loan set forth above.

                  (iv) Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Swing Line Loans shall bear interest through maturity at the sum of the Base Rate plus the applicable Base Rate Margin for Revolving Loans minus the Commitment Fee Percentage.

         B. INTEREST PERIODS. In connection with each Eurodollar Rate Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at Company's sole option, either a one, two, three, six or, if deposits in the interbank Eurodollar market are generally available for such period (as determined by each Lender making, converting to or continuing such Eurodollar Rate Loan), twelve-month period; provided that:

                  (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

                  (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                  (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

                  (v) no Interest Period with respect to any portion of the Tranche A Term Loans shall extend beyond the Tranche A Term Loan Maturity Date, no Interest Period with respect to any portion of the Tranche B Term Loans shall extend beyond the Tranche B Term Loan Maturity Date and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

                  (vi) no Interest Period with respect to any type of Term Loans shall extend beyond a date on which Company is required to make a scheduled payment of principal of such type of Term Loans unless the sum of (a) the aggregate principal amount of such type of Term Loans that are Base Rate Loans plus (b) the aggregate principal amount of such type of Term Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on such type of Term Loans on such date;

                  (vii) there shall be no more than ten Interest Periods outstanding at any time; and

                  (viii) in the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.

         C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid), upon any conversion of a Loan from a Loan bearing interest at a rate determined by reference to one basis to a Loan bearing interest at a rate determined by reference to an alternative basis and at maturity (including final maturity); provided that in the event any Swing Line Loans or any Revolving Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4B(i), interest accrued on such Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

         D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding Tranche A Term Loans or Tranche B Term Loans equal to or in excess of $5,000,000 or all or any part of its outstanding Revolving Loans equal to $5,000,000 and multiples of $1,000,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan that is a Tranche A Term Loan or Tranche B Term Loan, to continue all or any portion of such Loan equal to or in excess of $5,000,000 as a Eurodollar Rate Loan or upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan that is a Revolving Loan, to continue all or any portion of such Loan equal to $5,000,000 and multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan; provided, however, that a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

         Company shall deliver a duly executed Notice of Conversion/Continuation to Administrative Agent no later than 2:00 P.M. (New York City time) at least
(i) one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) or (ii) three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). In lieu of delivering a Notice of Conversion/Continuation, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a duly executed Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Administrative Agent shall promptly notify each Lender of the Loan subject to the Notice of Conversion/Continuation.

         E. DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

         F. COMPUTATION OF INTEREST. Interest on the Loans shall be computed (i) in the case of Base Rate Loans, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

         G. MAXIMUM RATE. Notwithstanding the foregoing provisions of this subsection 2.2, in no event shall the rate of interest payable by Company with respect to any Loan exceed the maximum rate of interest permitted to be charged under applicable law.

2.3 FEES.

         A. COMMITMENT FEES. Company agrees to pay to Administrative Agent, for distribution to each Revolving Lender in proportion to that Lender's Pro Rata Share of the Revolving Loan Commitments, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the sum of (i) the aggregate principal amount of outstanding Revolving Loans (excluding any Swing Line Loans) plus (ii) the Letter of Credit Usage multiplied by a rate per annum equal to the percentage (the "Commitment Fee Percentage") set forth in the table below opposite the Consolidated Leverage Ratio for the four Fiscal Quarter period for which the applicable Pricing Certificate has been delivered pursuant to subsection 6.1(iii);

                                                         Consolidated          Commitment Fee
                                                        Leverage Ratio          Percentage
                                                        --------------          ----------
                  Greater than
                  or equal to                             2.75:1.00             0.500%

                  Less than                               2.75:1.00             0.375%

such commitment fees to be calculated on the basis of a 365/366-day year and the actual number of days elapsed and to be payable quarterly in arrears on the last Business Day of each January, April, July and October of each year, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date; provided that until the delivery of the Pricing Certificate for the Fiscal Quarter ending January 31, 2003, the applicable commitment fee percentage shall be 0.50% per annum. Upon delivery of the Pricing Certificate by Company to Administrative Agent pursuant to subsection 6.1(iii), the applicable commitment fee percentage shall automatically be adjusted in accordance with such Pricing Certificate, such adjustment to become effective on the next succeeding Business Day following the receipt by Administrative Agent of such Pricing Certificate; provided that, if at any time a Pricing Certificate is not delivered at the time required pursuant to subsection 6.1(iii), from the time such Pricing Certificate was required to be delivered until delivery of such Pricing Certificate, the applicable commitment fee percentage shall be the maximum percentage amount set forth above.

         B. OTHER FEES. Company agrees to pay to Administrative Agent such fees in the amounts and at the times separately agreed upon between Company and Administrative Agent.

2.4 REPAYMENTS, PREPAYMENTS AND REDUCTIONS IN REVOLVING LOAN COMMITMENTS; GENERAL PROVISIONS REGARDING PAYMENTS; APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS UNDER SUBSIDIARY GUARANTY.


         A. SCHEDULED PAYMENTS OF TERM LOANS.

                  (i) Scheduled Payments of Tranche A Term Loans. Company shall make principal payments on the Tranche A Term Loans in quarterly installments on the dates and in the amounts set forth below:

                                                                Scheduled Repayment
                                    Date                      of Tranche A Term Loans
                                    ----                      -----------------------
                           January 31, 2003                           $3,125,000
                           April 30, 2003                             $3,125,000
                           July 31, 2003                              $3,125,000
                           October 31, 2003                           $3,125,000
                           January 31, 2004                           $4,687,500
                           April 30, 2004                             $4,687,500
                           July 31, 2004                              $4,687,500
                           October 31, 2004                           $4,687,500
                           January 31, 2005                           $6,250,000
                           April 30, 2005                             $6,250,000
                           July 31, 2005                              $6,250,000
                           October 31, 2005                           $6,250,000
                           January 31, 2006                           $7,812,500
                           April 30, 2006                             $7,812,500
                           July 31, 2006                              $7,812,500
                           October 31, 2006                           $7,812,500
                           January 31, 2007                           $9,375,000
                           April 30, 2007                             $9,375,000
                           July 31, 2007                              $9,375,000
                           August 22, 2007                            $9,375,000
                                                                      ----------
                                                                    $125,000,000
                                                                    ============

         ; provided, that the scheduled installments of principal of the Tranche A Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche A Term Loans in accordance with subsection 2.4B(iv); and provided further, that the Tranche A Term Loans and all other amounts owed hereunder with respect to the Tranche A Term Loans shall be paid in full no later than the Tranche A Term Loan Maturity Date, and the final installment payable by Company in respect of the Tranche A Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Tranche A Term Loans.

                  (ii) Scheduled Payments of Tranche B Term Loans. Company shall make principal payments on the Tranche B Term Loans in quarterly installments on the dates and in the amounts set forth below:

                                                           Scheduled Repayment
                                    Date                  of Tranche B Term Loans
                                    ----                  -----------------------
                           January 31, 2003                        $875,000
                           April 30, 2003                          $875,000
                           July 31, 2003                           $875,000
                           October 31, 2003                        $875,000
                           January 31, 2004                        $875,000
                           April 30, 2004                          $875,000
                           July 31, 2004                           $875,000
                           October 31, 2004                        $875,000
                           January 31, 2005                        $875,000
                           April 30, 2005                          $875,000
                           July 31, 2005                           $875,000
                           October 31, 2005                        $875,000
                           January 31, 2006                        $875,000
                           April 30, 2006                          $875,000
                           July 31, 2006                           $875,000
                           October 31, 2006                        $875,000
                           January 31, 2007                        $875,000
                           April 30, 2007                          $875,000
                           July 31, 2007                           $875,000
                           October 31, 2007                        $875,000
                           January 31, 2008                     $83,125,000
                           April 30, 2008                       $83,125,000
                           July 31, 2008                        $83,125,000
                           August 22, 2008                      $83,125,000
                                                                -----------
                                                               $350,000,000
                                                               ============

         ; provided that the scheduled installments of principal of the Tranche B Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche B Term Loans in accordance with subsection 2.4B(iv); and provided, further that the Tranche B Term Loans and all other amounts owed hereunder with respect to the Tranche B Term Loans shall be paid in full no later than the Tranche B Term Loan Maturity Date, and the final installment payable by Company in respect of the Tranche B Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Tranche B Term Loans.

         B. PREPAYMENTS AND UNSCHEDULED REDUCTIONS IN REVOLVING LOAN
COMMITMENTS.

                  (i) Voluntary Prepayments. Company may at any time and from time to time prepay any Swing Line Loan on any Business Day in whole or in part in any aggregate amount. Company may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans in each case given to Administrative Agent by 2:00 P.M. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent who will promptly notify each Lender whose Loans are to be prepaid of such prepayment, at any time and from time to time prepay, without premium or penalty (except as provided in subsection 2.6D), any Term Loans or Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $5,000,000 and multiples of $1,000,000 in excess of that amount. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

                  (ii) Voluntary Reductions of Revolving Loan Commitments. Company may, upon not less than five Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (who will promptly notify each Lender of such notification from Company), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $2,000,000 and multiples of $500,000 in excess of that amount. Company's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Company's notice and shall reduce the Revolving Loan Commitment of each Revolving Lender proportionately to its Pro Rata Share. Any such voluntary reduction of the Revolving Loan Commitments shall be applied as specified in subsection 2.4B(iv).

                  (iii) Mandatory Prepayments. The Loans shall be prepaid in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in subsection 2.4B(iv):

                           (a) Prepayments from Net Asset Sale Proceeds. No
                  later than the date of receipt by Company or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale, Company shall either (1) prepay the Term Loans in an aggregate amount equal to 100% of such Net Asset Sale Proceeds; or (2), so long as no Potential Event of Default or Event of Default shall have occurred and be continuing and to the extent that aggregate Net Asset Sale Proceeds from any Asset Sale or any series of related Asset Sales do not exceed $20,000,000, deliver to Administrative Agent an Officer's Certificate setting forth (A) that portion of such Net Asset Sale Proceeds that Company or such Subsidiary intends to (x) reinvest in equipment or other productive assets of the general type used or useful in the business of, or reasonably similar or related to the nature or type of property and assets of, Company and its Subsidiaries or (y) invest in a Person having property or assets of a similar nature or type as, or engaged in a similar business as, Company and its Subsidiaries within 270 days of such date of receipt and (B) the proposed use of such portion of the Net Asset Sale Proceeds and such other information with respect to such reinvestment as Administrative Agent may reasonably request, and Company shall, or shall cause one or more of its Subsidiaries to, promptly and diligently apply such portion to such reinvestment purposes; provided, however, that, pending such reinvestment, such portion of the Net Asset Sale Proceeds shall be applied to prepay outstanding Revolving Loans (without a reduction in Revolving Loan Commitments) to the full extent thereof. In addition, Company shall, no later than 270 days after receipt of such Net Asset Sale Proceeds that have not theretofore been applied to the Obligations or that have not been so reinvested as provided above, make an additional prepayment of the Loans in the full amount of all such Net Asset Sale Proceeds. Nothing contained in this clause
                  (2) shall be construed to permit any sale of assets prohibited by subsection 7.7.

                           (b) Prepayments and Reductions from Net
                  Insurance/Condemnation Proceeds. No later than the first Business Day following the date of receipt by Administrative Agent or by Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds that are required to be applied to prepay the Loans pursuant to the provisions of subsection 6.4C, Company shall prepay the Term Loans in an aggregate amount equal to the amount of such Net Insurance/Condemnation Proceeds.

                           (c) Prepayments and Reductions Due to Issuance of
                  Equity Securities. On the date of receipt of the Net Securities Proceeds from the issuance of any Capital Stock of Company or any of its Subsidiaries or any capital contribution to Company (other than (1) issuances of Capital Stock to or capital contributions by TCG Holdings, L.L.C., Richard C. Blum & Associates, L.P. or their respective Affiliates, (2) issuances of Capital Stock of Company to directors and employees of Company and its Subsidiaries pursuant to a written employee benefit plan maintained by Company or any of its Subsidiaries, approved by Company's Governing Body and issuances of Capital Stock of Company pursuant to the exercise of options or warrants issued under any such plan, and (3) issuances of Capital Stock, the Net Securities Proceeds of which are applied by Company or its Subsidiaries to the consideration paid by Company or such Subsidiary for a Permitted Acquisition), Company shall prepay the Loans in an aggregate amount equal to (A) 50% of such Net Securities Proceeds or (B) 25% of such Net Securities Proceeds in the event the remaining Net Securities Proceeds are applied to redeem the Existing Subordinated Notes, the Existing Senior Subordinated Notes or the Senior Notes as permitted by subsections 7.5A and 7.5B and the Consolidated Leverage Ratio as of the last day of the immediately preceding Fiscal Quarter is less than 2.50:1.00.

                           (d) Prepayments and Reductions Due to Issuance of
                  Indebtedness. On the date of receipt of the Net Securities Proceeds from the issuance of any Indebtedness of Company or any of its Subsidiaries after the Closing Date (other than (1) Indebtedness permitted pursuant to subsection 7.1, and (2) issuances of Indebtedness, the Net Securities Proceeds of which are applied by Company or its Subsidiaries to the consideration paid by Company or such Subsidiary for a Permitted Acquisition), Company shall prepay the Loans in an aggregate amount equal to 100% of such Net Securities Proceeds; provided, that such percentage shall be reduced to 50% for the Fiscal Quarter immediately following any Fiscal Quarter during which the Consolidated Leverage Ratio as of the last day of such Fiscal Quarter is less than 2.50:1.00.

                           (e) Prepayments and Reductions from Consolidated
                  Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with Fiscal Year ending October 31, 2003), Company shall, no later than 100 days after the end of such Fiscal Year, prepay the Loans in an aggregate amount equal to 75% of such Consolidated Excess Cash Flow; provided, that such percentage shall be reduced to 50% for any Fiscal Year during which the Consolidated Leverage Ratio as of the last day of such Fiscal Year is less than 2.50:1.00.

                           (f) Calculations of Net Proceeds Amounts; Additional
                  Prepayments Based on Subsequent Calculations. Company shall provide Administrative Agent with not less than three Business Days' prior written notice of any prepayment of the Loans pursuant to subsection 2.4B(iii)(a)-(e) which notice, if given by telephone, shall be promptly confirmed in writing to Administrative Agent. Administrative Agent shall promptly notify each Lender of such prepayment and of the amount of the prepayment proposed to be applied to such Lender's Loans. Concurrently with any prepayment of the Loans pursuant to subsections 2.4B(iii)(a)-(e), Company shall deliver to Administrative Agent an Officer's Certificate demonstrating the calculation of the amount of the applicable Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds, Net Securities Proceeds or Consolidated Excess Cash Flow, as the case may be, that gave rise to such prepayment. In the event that Company shall subsequently determine that the actual amount was greater than the amount set forth in such Officer's Certificate, Company shall promptly make an additional prepayment of the Loans in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Administrative Agent an Officer's Certificate demonstrating the derivation of the additional amount resulting in such excess.

                           (g) Prepayments Due to Reductions or Restrictions of
                  Revolving Loan Commitments. Company shall from time to time prepay first the Swing Line Loans and second the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect. For purposes of calculating the Total Utilization of Revolving Loan Commitments, any Letters of Credit denominated in a currency other than Dollars shall be valued by Administrative Agent based on the applicable Exchange Rate for such currency as of the applicable date of determination once per calendar quarter or at such other times as reasonably determined by Administrative Agent.

                  (iv) Application of Prepayments.

                           (a) Application of Voluntary Prepayments by Type of
                  Loans and Order of Maturity. Any voluntary prepayments pursuant to subsection 2.4B(i) shall be applied as specified by Company in the applicable notice of prepayment; provided that in the event Company fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied first, to repay outstanding Swing Line Loans to the full extent thereof, second, to repay outstanding Revolving Loans to the full extent thereof and third, to repay outstanding Term Loans to the full extent thereof. Any voluntary prepayments of the Term Loans pursuant to subsection 2.4B(i) shall be applied to prepay the Tranche A Term Loans and the Tranche B Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and to reduce the scheduled installments of principal of the Tranche A Term Loans and Tranche B Term Loans set forth in subsections 2.4A(i) and 2.4A(ii), respectively, in forward chronological order with respect to installments due during the immediately succeeding twelve months and thereafter on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to each remaining scheduled installment of principal of the Tranche A Term Loans or the Tranche B Term Loans, as the case may be, set forth in subsection 2.4A(i) or 2.4A(ii), respectively.

                           (b) Application of Mandatory Prepayments by Type of
                  Loans. Except as provided in subsection 2.4D, any amount required to be applied as a mandatory prepayment of the Loans pursuant to subsections 2.4B(iii)(a)-(e) shall be applied first, to prepay the Term Loans to the full extent thereof, second, to the extent of any remaining portion of such amount, to prepay the Swing Line Loans to the full extent thereof and third, to the extent of any remaining portion of such amount, to prepay the Revolving Loans to the full extent thereof.

                           (c) Application of Mandatory Prepayments of Term
                  Loans to Tranche A Term Loans and Tranche B Term Loans and the Scheduled Installments of Principal Thereof. Any mandatory prepayments of the Term Loans pursuant to subsection 2.4B(iii) shall be applied to prepay the Tranche A Term Loans and the Tranche B Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and shall be applied to reduce the scheduled installments of principal of the Tranche A Term Loans or the Tranche B Term Loans, as the case may be, set forth in subsection 2.4A(i) or 2.4A(ii), respectively, on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to each scheduled installment of principal of the Tranche A Term Loans or the Tranche B Term Loans, as the case may be, set forth in subsection 2.4A(i) or 2.4A(ii), respectively, that is unpaid at the time of such prepayment. Notwithstanding the foregoing, in the case of any mandatory prepayment of the Tranche B Term Loans, Administrative Agent shall notify the Lenders of the Tranche B Term Loans of such mandatory prepayment and each such Lender shall have the option to waive the right to receive the amount of such mandatory prepayment of the Tranche B Term Loans. If any Lender or Lenders elect to waive the right to receive the amount of such mandatory prepayment, 50% of the amount that otherwise would have been applied to mandatorily prepay the Tranche B Term Loans of such Lender or Lenders shall be applied instead to the further prepayment of the Tranche A Term Loans to the extent any are then outstanding.

                           (d) Application of Prepayments to Base Rate Loans and
                  Eurodollar Rate Loans. Considering Tranche A Term Loans, Tranche B Term Loans and Revolving Loans being prepaid separately, (1) any voluntary prepayment thereof or any mandatory prepayment of Tranche A Term Loans or Revolving Loans shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner that minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D and (2) any mandatory prepayment of Tranche B Term Loans shall be applied to Base Rate Loans and Eurodollar Rate Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof).

         C. GENERAL PROVISIONS REGARDING PAYMENTS.

                  (i) Manner and Time of Payment. All payments by Company of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 2:00 P.M. (New York City time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day.

                  (ii) Application of Payments to Principal and Interest. Except as provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

                  (iii) Apportionment of Payments. Aggregate principal and interest payments in respect of Term Loans and Revolving Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees of such Lender, if any, when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

                  (iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

                  (v) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

         D. APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS AFTER EVENT OF DEFAULT.

                  Upon the occurrence and during the continuation of an Event of Default, if requested by Requisite Lenders or upon termination of the Revolving Loan Commitments (a) all payments received on account of the Obligations, whether from Company, from any Guarantor or otherwise, shall be applied by Administrative Agent against the Obligations and (b) all proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of Administrative Agent, be held by Administrative Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Administrative Agent against, the applicable Secured Obligations (as defined in such Collateral Document), in each case in the following order of priority:

                  (i) to the payment of all costs and expenses of such sale, collection or other realization, all other expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, and all amounts for which Administrative Agent is entitled to compensation (including the fees described in subsection 2.3), reimbursement and indemnification under any Loan Document and all advances made by Administrative Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Administrative Agent in connection with the Loan Documents, all in accordance with the terms of this Agreement and the Loan Documents;

                  (ii) thereafter, to the payment of all other Obligations for the ratable benefit of the holders thereof (subject to the provisions of subsection 2.4C(ii)) hereof); and

                  (iii) thereafter, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

2.5 USE OF PROCEEDS.

         A. TERM LOANS. The proceeds of the Term Loans, together with the proceeds of the debt capitalization of Company described in subsection 4.1E, shall be applied by Company to fund the Acquisition Financing Requirements.

         B. REVOLVING LOANS; SWING LINE LOANS. The proceeds of any Revolving Loans and any Swing Line Loans shall be applied by Company for working capital and other general corporate purposes, which may include the making of intercompany loans to any of Company's Subsidiaries in accordance with subsections 7.3(ii) and 7.3(iii) for their own general corporate purposes.

         C. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6 SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.

                  Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

         A. DETERMINATION OF APPLICABLE INTEREST RATE. On each Interest Rate Determination Date, Administrative Agent shall determine in accordance with the terms of this Agreement (which determination shall, absent manifest error, be conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

         B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Administrative Agent shall have determined (which determination shall be conclusive and binding upon all parties hereto), on any Interest Rate Determination Date, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be for a Base Rate Loan.

         C. ILLEGALITY OR IMPRACTICABILITY OF EURODOLLAR RATE LOANS. In the event that on any date any Lender shall have determined (which determination shall be conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans

(i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (Administrative Agent shall promptly notify each Lender of the receipt of such notice). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/ Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (Administrative Agent shall promptly notify each other Lender of the receipt of such notice of rescission). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

         D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Company shall compensate each Lender, upon written request by that Lender pursuant to subsection 2.8, for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any reasonable loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request therefor, or a conversion to or continuation of any Eurodollar Rate Loan, does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request therefor, (ii) if any prepayment (including any prepayment pursuant to subsection 2.4B(i)) or other principal payment or any conversion of any of its Eurodollar Rate Loans (including any prepayment or conversion occasioned by the circumstances described in subsection 2.6C) occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by

Company, or (iv) as a consequence of any other default by Company in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

         E. BOOKING OF EURODOLLAR RATE LOANS. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

         F. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR RATE LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had funded each of its Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period, whether or not its Eurodollar Rate Loans had been funded in such manner.

         G. EURODOLLAR RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default,
(i) Company may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be for a Base Rate Loan or, if the conditions to making a Loan set forth in subsection 4.2 cannot then be satisfied, to be rescinded by Company.

2.7 INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

         A. COMPENSATION FOR INCREASED COSTS. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (including any Issuing Lender) shall reasonably determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or other Government Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other Government Authority (whether or not having the force of law):

                  (i) subjects such Lender to any additional Tax with respect to this Agreement or any of its obligations hereunder (including with respect to issuing or maintaining any Letters of Credit or purchasing or maintaining any participations therein or maintaining any Commitment hereunder) or any payments to such Lender of principal, interest, fees or any other amount payable hereunder;

                  (ii) imposes, modifies or holds applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Eurodollar Rate); or

                  (iii) imposes any other condition (other than with respect to Taxes) on or affecting such Lender or its obligations hereunder or the London interbank market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining its Loans or Commitments or agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Lender with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in subsection 2.8A, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender reasonably shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder and additional amounts to the extent necessary to take into account any taxes (including for these purposes any income, recordation, mortgage, stamp or documentary taxes) such Lender may incur as a result of such additional amounts; provided, however, that Company shall not be obligated to pay such Lender any compensation attributable to any period prior to the date that is 90 days prior to the date on which such Lender gave notice to Company of the circumstances entitling such Lender to compensation.

         B. TAXES.

                  (i) Payments to Be Free and Clear. All sums payable by Company under this Agreement and the other Loan Documents shall be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by or within the United States or any political subdivision in or of the United States or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States or any such jurisdiction is a member at the time of payment.

                  (ii) Grossing-up of Payments. If Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Administrative Agent or any Lender under any of the Loan Documents:

                           (a) Company shall notify Administrative Agent of any
                  such requirement or any change in any such requirement as soon as Company becomes aware of it;

                           (b) Company shall pay any such Tax when such Tax is
                  due, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

                           (c) the sum payable by Company in respect of which
                  the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made, and shall be increased to the extent necessary to take into account any taxes (including for these purposes any income, recordation, mortgage, stamp and documentary taxes) Administrative Agent or such Lender, as the case may be, may incur as a result of such payment; and

                           (d) within 30 days after paying any sum from which it
                  is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

         provided that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date on which such Lender became a Lender in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect on the date on which such Lender became a Lender, in respect of payments to such Lender.

                  (iii) Evidence of Exemption from U.S. Withholding Tax.

                           (a) Each Lender that is organized under the laws of
                  any jurisdiction other than the United States or any state or other political subdivision thereof (a "Non US Lender") shall deliver to Administrative Agent and to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms) properly completed and duly executed by such Lender, or, in the case of a Non-US Lender claiming exemption from United States federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest", a form W-8BEN, and, in the case of a Lender that has certified in writing to Administrative Agent that it is not a "bank" (as defined in Section 881(c)(3)(A) of the Internal Revenue Code), a certificate of such Lender certifying that such Lender is not (i) a "bank" for purposes of Section 881(c) of the Internal Revenue Code, (ii) a ten-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue
                  Code) of Company or (iii) a controlled foreign corporation related to Company (within the meaning of Section 864(d)(4) of the Internal Revenue Code) in each case together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to

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                  United States withholding tax with respect to any payments to such Lender of interest payable under any of the Loan
                  Documents.

                           (b) Each Non-US Lender, to the extent it does not act
                  or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to Administrative Agent and to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof), on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), or on such later date when such Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of the forms or statements required to be provided by such Lender under subsection 2.7B(iii)(a), properly completed and duly executed by such Lender, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to United States withholding tax, and (2) two original copies of Internal Revenue Service Form W-8IMY (or any successor forms) properly completed and duly executed by such Lender, together with any information, if any, such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

                           (c) Each Non-US Lender hereby agrees, from time to
                  time after the initial delivery by such Lender of such forms, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent and to Company two original copies of renewals, amendments or additional or successor forms, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to United States withholding tax with respect to payments to such Lender under the Loan Documents and, if applicable, that such Lender does not act for its own account with respect to any portion of such payment, or (2) notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

                           (d) Company shall not be required to pay any
                  additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii), (1) with respect to any Tax required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender chooses to transmit with an Internal Revenue Service Form W-8IMY pursuant to subsection 2.7B(iii)(b)(2) or (2) if such Lender shall have failed to satisfy the requirements of clause (a), (b) or
                  (c)(1) of this subsection 2.7B(iii); provided that if such Lender shall have satisfied

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
                  the requirements of subsection 2.7B(iii)(a) on the date such Lender became a Lender, nothing in this subsection 2.7B(iii)(d) shall relieve Company of its obligation to pay any amounts pursuant to subsection 2.7B(ii)(c) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

         C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Government Authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Government Authority, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in subsection 2.8A, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction, increased to the extent necessary to take into account any taxes (including for these purposes any income, recordation, mortgage, stamp or documentary taxes) such Lender may incur as a result of such additional amounts; provided, however, that Company shall not be obligated to pay such Lender any compensation attributable to any period prior to the date that is 90 days prior to the date on which such Lender gave notice to Company of the circumstances entitling such Lender to compensation.

2.8 OBLIGATION OF LENDERS AND ISSUING LENDERS TO MITIGATE.

         A. STATEMENTS. Each Lender claiming compensation or reimbursement pursuant to subsection 2.6D, 2.7 or 2.8B shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such compensation or reimbursement, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

         B. MITIGATION. Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7, use reasonable effort to make, issue, fund or maintain the Commitments of such Lender or the Affected Loans or Letters of Credit of such Lender or Issuing Lender through

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another lending or letter of credit office of such Lender or Issuing Lender, if
(i) as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 would be materially reduced and (ii) as determined by such Lender or Issuing Lender in its sole discretion, such action would not otherwise be disadvantageous to such Lender or Issuing Lender; provided that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8B unless Company agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described above.


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
2.9 REPLACEMENT OF A LENDER.

                  If Company receives a statement of amounts due pursuant to subsection 2.8A from a Lender, a Revolving Lender defaults in its obligations to fund a Revolving Loan pursuant to this Agreement, a Lender (a "NON-CONSENTING LENDER") refuses to consent to an amendment, modification or waiver of this Agreement that, pursuant to subsection 10.6, requires consent of 100% of the Lenders or 100% of the Lenders with Obligations directly affected or a Lender becomes an Affected Lender (any such Lender, a "SUBJECT LENDER"), so long as (i) no Potential Event of Default or Event of Default shall have occurred and be continuing and Company has obtained a commitment from another Lender or an Eligible Assignee to purchase at par the Subject Lender's Loans and assume the Subject Lender's Commitments and all other obligations of the Subject Lender hereunder, (ii) such Lender is not an Issuing Lender with respect to any Letters of Credit outstanding (unless all such Letters of Credit are terminated or arrangements acceptable to such Issuing Lender (such as a "back-to-back" letter of credit) are made) and (iii), if applicable, the Subject Lender is unwilling to withdraw the notice delivered to Company pursuant to subsection 2.8, Company may require the Subject Lender to assign all of its Loans and Commitments to such other Lender, Lenders, Eligible Assignee or Eligible Assignees pursuant to the provisions of subsection 10.1B; provided that, prior to or concurrently with such replacement, (1) the Subject Lender shall have received payment in full of all principal, interest, fees and other amounts (including all amounts under subsections 2.6D, 2.7 and/or 2.8B (if applicable)) through such date of replacement and a release from its obligations under the Loan Documents, (2) the processing fee required to be paid by subsection 10.1B(i) shall have been paid to Administrative Agent, (3) all of the requirements for such assignment contained in subsection 10.1B, including, without limitation, the consent of Administrative Agent (if required) and the receipt by Administrative Agent of an executed Assignment Agreement and other supporting documents, have been fulfilled, and (4) in the event such Subject Lender is a Non-Consenting Lender, each assignee shall consent, at the time of such assignment, to each matter in respect of which such Subject Lender was a Non-Consenting Lender and Company also requires each other Subject Lender that is a Non-Consenting Lender to assign its Loans and Commitments.

SECTION 3. LETTERS OF CREDIT

3.1 ISSUANCE OF LETTERS OF CREDIT AND LENDERS' PURCHASE OF PARTICIPATIONS
     THEREIN.

         A. LETTERS OF CREDIT. In addition to Company requesting that Lenders make Revolving Loans pursuant to subsection 2.1A(iii) and that Swing Line Lender make Swing Line Loans pursuant to subsection 2.1A(iv), Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date, that one or more Revolving Lenders issue Letters of Credit for the account of Company for the purposes specified in the definition of Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, any one or more Revolving Lenders shall issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Company shall not request that any Revolving Lender issue (and no Revolving Lender shall issue):


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                  (i) any Letter of Credit if, after giving effect to such
         issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

                  (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $100,000,000;

                  (iii) any Letter of Credit having an expiration date later than the earlier of (a) five days prior to the Revolving Loan Commitment Termination Date and (b) the date which is one year from the date of issuance of such Letter of Credit; provided that the immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; and provided further that such Issuing Lender shall elect not to extend such Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Issuing Lender must elect whether or not to allow such extension; or

                  (iv) any Letter of Credit issued for the purpose of supporting
         (a) trade payables or (b) any Indebtedness constituting "antecedent debt" as such is used in Section 547 of the Bankruptcy Code).

                  On and after the Closing Date, the Existing Letters of Credit shall be deemed for all purposes, including for purposes of the fees to be collected pursuant to subsection 3.2, and reimbursement of costs and expenses to the extent provided herein, to be Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement; provided, however, that, notwithstanding any other provision of this Agreement, no fees with respect to the issuance of the Existing Letters of Credit shall be due hereunder.

         B. MECHANICS OF ISSUANCE.

                  (i) Request for Issuance. Whenever Company desires the issuance of a Letter of Credit, it shall deliver to a Revolving Lender (which shall be the Issuing Lender with respect thereto), with a copy to Administrative Agent, a Request for Issuance no later than 2:00 P.M. (New York City time) at least three Business Days, or such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any documents described in or attached to the Request for Issuance. In furtherance of the provisions of subsection 10.8, and not in limitation thereof, Company may submit Requests for Issuance by telefacsimile and Administrative Agent and Issuing Lenders may rely and act upon any such Request for Issuance without receiving an original signed copy thereof. No Letter of Credit shall require payment against a conforming demand for payment to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such demand for payment is required to be

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
         presented is located) that such demand for payment is presented if such presentation is made after 10:00 A.M. (in the time zone of such office of the Issuing Lender) on such business day.

                           Company shall notify the applicable Issuing Lender (and Administrative Agent, if Administrative Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Request for Issuance is no longer true and correct in all material respects as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Request for Issuance.

                  (ii) Determination of Issuing Lender. Company may request any Revolving Lender to issue a Letter of Credit by delivering to such Revolving Lender, with a copy to Administrative Agent, a Request for Issuance pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit. In the event that such Revolving Lender, in its sole discretion, elects not to issue such Letter of Credit, such Revolving Lender shall promptly so notify Company and Administrative Agent, whereupon Company may request any other Revolving Lender to issue such Letter of Credit by delivering to such Revolving Lender a copy of the applicable Request for Issuance. Any Revolving Lender so requested to issue such Letter of Credit shall promptly notify Company and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Revolving Lender that so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. In the event all other Revolving Lenders requested by Company have declined to issue such Letter of Credit, Administrative Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Administrative Agent, when aggregated with Administrative Agent's outstanding Revolving Loans and Swing Line Loans, may exceed Administrative Agent's Revolving Loan Commitment then in effect; provided that the Issuing Lender shall not be obligated to issue any Letter of Credit denominated in a foreign currency which in the judgment of Administrative Agent is not readily and freely available.

                  (iii) Issuance of Letter of Credit. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

                  (iv) Notification to Revolving Lenders. Upon the issuance of or amendment to any Letter of Credit the applicable Issuing Lender shall promptly notify Administrative Agent and Company of such issuance or amendment in writing and such notice shall be accompanied by a copy of such Letter of Credit or amendment. Upon receipt of such notice (or, if Administrative Agent is the Issuing Lender, together with such notice), Administrative Agent shall notify each Revolving Lender in writing of such issuance or amendment and the amount of such Revolving Lender's respective participation in such

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         Letter of Credit or amendment, and, if so requested by a Revolving
         Lender, Administrative Agent shall provide such Lender with a copy of such Letter of Credit or amendment.

                  C. REVOLVING LENDERS' PURCHASE OF PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Revolving Lender's Pro Rata Share of the maximum amount that is or at any time may become available to be drawn thereunder.

3.2 LETTER OF CREDIT FEES.

                  Company agrees to pay the following amounts with respect to Letters of Credit issued hereunder:

                  (i) with respect to each Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to 0.125% per annum of the daily amount available to be drawn under such Letter of Credit and (b) a letter of credit fee, payable to Administrative Agent for the account of Revolving Lenders, equal to the applicable Eurodollar Rate Margin for Revolving Loans multiplied by the daily amount available to be drawn under such Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) the last Business Day of each January, April, July and October of each year and computed on the basis of a 360-day year for the actual number of days elapsed; and

                  (ii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clause (i) above), documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

For purposes of calculating any fees payable under clause (i) of this subsection 3.2, (1) the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination and (2) any amount described in such clause which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination.

3.3 DRAWINGS AND REIMBURSEMENT OF AMOUNTS PAID UNDER LETTERS OF CREDIT.

         A. RESPONSIBILITY OF ISSUING LENDER WITH RESPECT TO DRAWINGS. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.


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
         B. REIMBURSEMENT BY COMPANY OF AMOUNTS PAID UNDER LETTERS OF CREDIT. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Company and Administrative Agent, and Company shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in Dollars (which amount, in the case of a payment under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange
Rate) and in same day funds equal to the amount of such payment; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Company shall have notified Administrative Agent and such Issuing Lender prior to 10:00 A.M. (New York City time) on the date such drawing is honored that Company intends to reimburse such Issuing Lender for the amount of such payment with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Revolving Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate) equal to the amount of such payment and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Revolving Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such payment, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Lender for the amount of such payment; and provided further that if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such payment, Company shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such payment over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Revolving Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Revolving Lender resulting from the failure of such Revolving Lender to make such Revolving Loans under this subsection 3.3B.

         C. PAYMENT BY LENDERS OF UNREIMBURSED AMOUNTS PAID UNDER LETTERS OF CREDIT.

                  (i) Payment by Revolving Lenders. In the event that Company shall fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount (calculated, in the case of a payment under a Letter of Credit denominated in a currency other than Dollars, by reference to the applicable Exchange Rate) equal to the amount of any payment by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify Administrative Agent and Administrative Agent shall notify each other Revolving Lender of the unreimbursed amount of such honored drawing and of such other Revolving Lender's respective participation therein based on such Revolving Lender's Pro Rata Share. Each Revolving Lender (other than the Issuing Lender) shall make available to Administrative Agent an amount equal to its respective participation, in Dollars and in same day funds, at the Funding and Payment Office, not later than 12:00 Noon (New York City time) on the first Business Day after the date notified by Administrative Agent and Administrative Agent shall make available to such Issuing Lender in Dollars in same day funds, at the office of such Issuing Lender on such Business Day, the aggregate amount of the participation payments so received by

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
         Administrative Agent. In the event that any Revolving Lender fails to make available to such Issuing Lender on such Business Day the amount of such Revolving Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Federal Funds Effective Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of Administrative Agent, for the benefit of Revolving Lenders, or Revolving Lenders to recover from any Issuing Lender any amounts made available to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which such participation payments were made by Revolving Lenders constituted gross negligence or willful misconduct on the part of such Issuing Lender.

                  (ii) Distribution to Lenders of Reimbursements Received From Company. In the event any Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of any payment by such Issuing Lender under a Letter of Credit issued by it, and Administrative Agent or such Issuing Lender thereafter receives any payments from Company in reimbursement of such payment under the Letter of Credit, Administrative Agent, or, in the case of payments received by such Issuing Lender, such Issuing Lender, shall distribute to Administrative Agent and Administrative Agent shall distribute to each other Revolving Lender that has paid all amounts payable by it under subsection 3.3C(i) with respect to such payment such Revolving Lender's Pro Rata Share of all payments subsequently received by Administrative Agent or by such Issuing Lender from Company. Any such distribution shall be made to a Revolving Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request.

         D. INTEREST ON AMOUNTS PAID UNDER LETTERS OF CREDIT.

                  (i) Payment of Interest by Company. Company agrees to pay to Administrative Agent, with respect to payments under any Letters of Credit issued by any Issuing Lender, interest on the amount paid by such Issuing Lender in respect of each such payment from the date a drawing is honored to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

                  (ii) Distribution of Interest Payments by Administrative Agent. Promptly upon receipt by Administrative Agent of any payment of interest pursuant to subsection

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
         3.3D(i) with respect to a payment under a Letter of Credit, (a) Administrative Agent shall distribute to (x) each Revolving Lender, out of the interest received by Administrative Agent in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Lender is reimbursed for the amount of such payment (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such Revolving Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit and (y) to such Issuing Lender the amount, if any, remaining after payment of the amounts applied pursuant to the immediately preceding clause (x), and
         (b) in the event such Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of such payment, Administrative Agent shall distribute to each Revolving Lender (including such Issuing Lender) that has paid all amounts payable by it under subsection 3.3C(i) with respect to such payment such Revolving Lender's Pro Rata Share of any interest received by Administrative Agent in respect of that portion of such payment so made by Revolving Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Revolving Lenders to but excluding the date on which such portion of such payment is reimbursed by Company. Any such distribution shall be made to a Revolving Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request.

3.4 OBLIGATIONS ABSOLUTE

                  The obligation of Company to reimburse each Issuing Lender for payments under the Letters of Credit issued by it and to repay any Revolving Loans made by Revolving Lenders pursuant to subsection 3.3B and the obligations of Revolving Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

                  (i) any lack of validity or enforceability of any Letter of Credit;

                  (ii) the existence of any claim, set-off, defense or other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Revolving Lender or any other Person or, in the case of a Revolving Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

                  (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

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
            (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

            (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

            (vi) any breach of this Agreement or any other Loan Document by any party thereto;

            (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

            (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

provided, in each case, that payment by the applicable Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

3.5   INDEMNIFICATION; NATURE OF ISSUING LENDERS' DUTIES.

      A. INDEMNIFICATION. In addition to amounts payable as provided in subsection 2.7, Company hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of outside counsel and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Government Authority.

      B. NATURE OF ISSUING LENDERS' DUTIES. As between Company and any Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or


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delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including any act or omission by a Government Authority, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

            In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Company.

            Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against any Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

SECTION 4.  CONDITIONS TO LOANS AND LETTERS OF CREDIT

      The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

4.1   CONDITIONS TO TERM LOANS AND REVOLVING LOANS.

      The obligations of Lenders to make the Term Loans and any Revolving Loans and Swing Line Loans to be made, and to issue any Letters of Credit to be issued, on the Closing Date are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

      A. LOAN PARTY DOCUMENTS. On or before the Closing Date, Company shall, and shall cause each other Loan Party to, deliver to Lenders (or to Administrative Agent with sufficient originally executed copies, where appropriate, for each Lender) the following with respect to Company or such Loan Party, as the case may be, each, unless otherwise noted, dated the Closing Date:

            (i) Copies of the Organizational Documents of such Person, certified by the Secretary of State of its jurisdiction of organization or, if such document is of a type that may not be so certified, certified by the secretary or similar officer of the applicable Loan Party, together with a good standing certificate from the Secretary of State of its jurisdiction of organization and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of such jurisdiction, each dated a recent date prior to the Closing Date;


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
            (ii) Resolutions of the Governing Body of such Person approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Closing Date by the secretary or similar officer of such Person as being in full force and effect without modification or amendment;

            (iii) Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party;

            (iv) Executed originals of the Loan Documents to which such Person is a party; and

            (v) Such other documents as Administrative Agent or Co-Arrangers may reasonably request.

      B. FEES. Company shall have paid to Administrative Agent, for distribution (as appropriate) to Administrative Agent and Lenders, the fees payable on the Closing Date referred to in subsection 2.3.

      C. CORPORATE AND CAPITAL STRUCTURE; OWNERSHIP.

            (i) Corporate Structure. The corporate organizational structure of Company and its Subsidiaries, giving effect to the Merger, shall be as set forth on Schedule 4.1C of the Company Disclosure Letter.

            (ii) Capital Structure and Ownership. The capital structure and ownership of Company and its Domestic Subsidiaries, after giving effect to the Merger, shall be as set forth on Schedule 4.1C of the Company Disclosure Letter.

      D. RELATED AGREEMENTS. Administrative Agent shall have received a fully executed or conformed copy of the Merger Agreement and each Related Agreement and any documents executed in connection therewith, and the Merger Agreement and each Related Agreement shall be in full force and effect, in compliance in all material respects with applicable laws and regulations, and no provision thereof shall have been amended, supplemented, waived or otherwise modified in any respect determined by Co-Arrangers to be material, in each case without the prior written consent of Co-Arrangers.

      E. DEBT CAPITALIZATION OF COMPANY. On or before the Closing Date, Company shall have issued and sold Senior Notes in an aggregate principal amount of $200,000,000 which, when added to the proceeds of the Term Loans, shall be not less than the amount necessary to consummate the Merger.

      F. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. Company shall have delivered to Administrative Agent an Officer's Certificate, in form and substance satisfactory to Administrative Agent, to the effect that the representations and warranties in Section 5 are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that


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
Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Administrative Agent; provided that where a representation and warranty is qualified as to materiality, such representation and warranty shall be true, correct and complete as so qualified.

      G. FINANCIAL STATEMENTS; PRO FORMA FINANCIAL STATEMENTS. On or before the Closing Date, Lenders shall have received from Company (i) audited financial statements of each Target and its Subsidiaries for the Targets Fiscal Year ended December 31, 2001, including balance sheets and income and cash flow statements, audited by Ernst & Young and prepared in conformity with GAAP, together with such accountants' report thereon, (ii) unaudited interim financial statements for Company and its Subsidiaries for the Fiscal Quarter ended April 30, 2002 and for each of the Targets and their respective Subsidiaries for the fiscal quarter ended March 31, 2002, (iii) a pro forma balance sheet of Company and its Subsidiaries as of the Closing Date, giving effect to the Merger and the transactions contemplated by this Agreement, and (iv) projected financial statements (including balance sheets, income and cash flow statements) of Company and its Subsidiaries for the five-year period after the Closing Date, giving effect to the Merger and the transactions contemplated by this Agreement, all of the foregoing in form and substance satisfactory to Co-Lead Arrangers.

      H. OPINIONS OF COUNSEL TO LOAN PARTIES. Lenders shall have received originally executed copies of one or more favorable written opinions of Cooley Godward LLP, counsel for Loan Parties, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in
Exhibit IX annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request, and favorable written opinions of other counsel to the Loan Parties in form and substance reasonably satisfactory to Administrative Agent setting forth such matters as Administrative Agent may reasonably request (this Credit Agreement constituting a written request by Company to such counsel to deliver such opinions to Lenders).

      I. SOLVENCY ASSURANCES. On the Closing Date, Administrative Agent and Lenders shall have received an Officer's Certificate of Company dated the Closing Date, substantially in the form of Exhibit XIII annexed hereto and with appropriate attachments, in each case demonstrating that, after giving effect to the consummation of the transactions contemplated by the Loan Documents, Company, Targets and each Subsidiary Guarantor taken as a whole will be Solvent.

      J. EVIDENCE OF INSURANCE. Administrative Agent shall have received a certificate from Company's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 6.4 is in full force and effect and that Administrative Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under subsection 6.4.

      K. NECESSARY GOVERNMENTAL AUTHORIZATIONS AND CONSENTS; EXPIRATION OF WAITING PERIODS, ETC. Company shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary in connection with the Merger and the other


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
transactions contemplated by the Loan Documents and the Related Agreements and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Merger or the financing thereof. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable Government Authority to take action to set aside its consent on its own motion shall have expired.

      L. CONSUMMATION OF MERGER.

            (i) All conditions to the Merger set forth in the Merger Agreement shall have been satisfied or the fulfillment of any such conditions shall have been waived and in the case of a waiver of a material condition to the performance of the obligations of Company with the consent of the Co-Arrangers;

            (ii) The Merger shall become effective concurrently with the making of the Loans in accordance with the terms of the Merger Agreement and any documents executed or delivered in connection therewith and in accordance with the laws of the State of Delaware;

            (iii) Transaction Costs shall be approximately $42,000,000, and Administrative Agent shall have received evidence to its satisfaction to such effect; and

            (iv) Administrative Agent shall have received satisfactory evidence of the filing of the documents with the Delaware Secretary of State effecting the Merger.

      M. SECURITY INTERESTS IN COLLATERAL. Administrative Agent shall have received evidence satisfactory to it that Company and Subsidiary Guarantors shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (ii), (iii) and (iv) below) that may be necessary or, in the opinion of Administrative Agent, desirable in order to create in favor of Administrative Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in all Collateral. Such actions shall include the following:

            (i) Stock Certificates and Instruments. Delivery to Administrative Agent of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Administrative Agent) representing all Capital Stock pledged pursuant to the Security Agreement and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Administrative Agent) evidencing any Collateral;

            (ii) Lien Searches and UCC Termination Statements. Delivery to Administrative Agent of (a) the results of a recent search, by a Person satisfactory to Administrative Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal property of any Loan Party, together with copies of all such filings disclosed by such search, and (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement).

            (iii) UCC Financing Statements. Delivery to Administrative Agent of UCC financing statements, duly executed by each applicable Loan Party (if required) with respect to all personal property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of Administrative Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents;

            (iv) PTO Cover Sheets, Etc. Delivery to Administrative Agent of all cover sheets or other documents or instruments required to be filed with the PTO in order to create or perfect Liens in respect of any IP Collateral; and

            (v) Control Agreements. Delivery to Administrative Agent of such Control Agreements with financial institutions and other Persons in order to perfect Liens in respect of material Deposit Accounts, securities accounts and other Collateral pursuant to the Collateral Documents.

      N. MATTERS RELATING TO EXISTING INDEBTEDNESS OF COMPANY, TARGETS AND THEIR SUBSIDIARIES. On the Closing Date, Company and its Subsidiaries shall have (a) repaid in full all Indebtedness outstanding under the Existing Credit Agreements, (b) terminated any commitments to lend or make other extensions of credit thereunder, (c) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing Indebtedness or other obligations of Company and its Subsidiaries thereunder, and (d) made arrangements satisfactory to Administrative Agent with respect to the cancellation of any letters of credit outstanding thereunder or the issuance of Letters of Credit to support the obligations of Company and its Subsidiaries with respect thereto.

      O. MATTERS RELATING TO EXISTING SUBORDINATED INDEBTEDNESS. On or prior to the Closing Date, Company shall have delivered to Administrative Agent a fully executed or conformed copy of the Existing Subordinated Indentures and the Existing Senior Subordinated Indenture.

      P. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

      Q. COMPANY DISCLOSURE LETTER. Company shall have delivered to Administrative Agent the Company Disclosure Letter.


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
      R. SUBSIDIARY GUARANTOR GROSS REVENUES. The aggregate gross revenues for the Fiscal Year ended October 31, 2001 of Company and the Subsidiary Guarantors as of the Closing Date shall be equal to at least 90% of the aggregate gross revenues of Company and its Domestic Subsidiaries on a consolidated basis for such Fiscal Year and each Material Domestic Subsidiary shall have executed the Subsidiary Guaranty as of the Closing Date. Company shall deliver to Administrative Agent a certificate demonstrating in reasonable detail compliance with such requirements.

      S. NO LITIGATION. There shall not be pending or threatened any Proceeding in any court or before any arbitrator or Government Authority that could reasonably be expected to have a Material Adverse Effect on the Loan Parties, the Merger or the transactions contemplated by this Agreement.

4.2   CONDITIONS TO ALL LOANS.

      The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

      A. Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by a duly authorized Officer of Company.

      B. As of that Funding Date:

            (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date; provided that where a representation and warranty is already qualified as to materiality, such representation and warranty shall be true, correct and complete as so qualified;

            (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

            (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date; and

            (iv) No order, judgment or decree of any arbitrator or Government Authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date.


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
4.3   CONDITIONS TO LETTERS OF CREDIT.

            The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

      A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.

      B. On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Request for Issuance (or a facsimile copy thereof), in each case signed by a duly authorized Officer of Company, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

      C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

SECTION 5.  COMPANY'S REPRESENTATIONS AND WARRANTIES

            In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce Revolving Lenders to purchase participations therein, Company represents and warrants to each Lender:

5.1   ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND
SUBSIDIARIES.

      A. ORGANIZATION AND POWERS. Each Loan Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Loan Party has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and the Related Agreements to which it is a party and to carry out the transactions contemplated thereby.

      B. QUALIFICATION AND GOOD STANDING. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except in jurisdictions where the failure to be so qualified or in good standing has not had and would not be likely to result in a Material Adverse Effect with respect to such Loan Party.

      C. CONDUCT OF BUSINESS. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.11.

      D. SUBSIDIARIES. All of the Subsidiaries of Company as of the Closing Date (including Targets and their respective Subsidiaries) and their jurisdictions of organization are identified on Schedule 5.1D of the Company Disclosure Letter. Each of the Subsidiary Guarantors, in each case identified on Schedule 5.1D of the Company Disclosure Letter, is duly organized and


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
formed, validly existing and in good standing under the laws of its respective jurisdiction of organization, has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such power and authority has not had and would not be likely to result in a Material Adverse Effect.

      E. INACTIVE SUBSIDIARIES. None of the Subsidiaries of Company or Targets identified on Schedule 5.1E of the Company Disclosure Letter under the heading "Inactive Subsidiaries" ("INACTIVE SUBSIDIARIES"), as said Schedule 5.1E may be supplemented from time to time pursuant to the provisions of subsection 6.1(xv), is conducting any material business, owns any material property or is generating any material revenue.

      F. CAPITALIZATION. As of the Closing Date, Schedule 4.1C of the Company Disclosure Letter correctly sets forth the ownership interest of Company and each of its Domestic Subsidiaries in each of the Domestic Subsidiaries of Company identified therein and of Targets and each of their respective Subsidiaries in each of the respective Subsidiaries of Targets identified therein. Schedule 4.1C of the Company Disclosure Letter correctly sets forth, as of the Closing Date, the total number of outstanding shares of such Subsidiaries' Capital Stock. As of the Closing Date, no other class of Capital Stock of Company or Targets is outstanding. The Capital Stock of Company, Targets and each of their respective Subsidiaries identified on Schedule 4.1C of the Company Disclosure Letter is duly authorized, validly issued, fully paid and nonassessable and none of such Capital Stock constitutes Margin Stock.

      G. OPTIONS AND OTHER RIGHTS. As of the Closing Date, except as set forth on Schedule 5.1G of the Company Disclosure Letter and except for issuances of options to directors and employees of Company and its Subsidiaries pursuant to a written employee benefit plan maintained by Company or any of its Subsidiaries, there are no outstanding subscriptions, warrants, calls, options, rights (including unsatisfied preemptive rights), commitments or agreements to which Company or any of its Subsidiaries or Targets or any of their respective Subsidiaries is bound that permit or entitle any Person to purchase or otherwise to receive from or to be issued any shares of Capital Stock of Company or any of its Subsidiaries or Targets or any of their respective Subsidiaries or any security or obligation of any kind convertible into any class of Capital Stock of Company or any of its Subsidiaries or Targets or any of their respective Subsidiaries.

5.2   AUTHORIZATION OF BORROWING, ETC.

      A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents and the Related Agreements have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto.

      B. NO CONFLICT. The execution, delivery and performance by each Loan Party of the Loan Documents and the Related Agreements to which it is a party and the consummation of the transactions contemplated by the Loan Documents and such Related Agreements do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to

Company or any of its Subsidiaries, the Organizational Documents of Company or any of its Subsidiaries or any order, judgment or decree of any court or other Government Authority binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries in any manner that would be likely to result in a Material Adverse Effect; (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders or Permitted Encumbrances); or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

      C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by each Loan Party of the Loan Documents and the Related Agreements to which it is a party and the consummation of the transactions contemplated by the Loan Documents and such Related Agreements do not and will not require any Governmental Authorization.

      D. BINDING OBLIGATION. Each of the Loan Documents and the Related Agreements has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

      E. VALID ISSUANCE OF SENIOR NOTES. Company has the power and authority to issue the Senior Notes. The Senior Notes when executed and delivered or issued and paid for, as the case may be, will be the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The Senior Notes when issued and sold will either (a) have been registered or qualified under applicable federal and state securities laws or (b) be exempt therefrom.

5.3   FINANCIAL CONDITION.

            Company has heretofore delivered to Lenders, at Lenders' request,
(i) the audited consolidated balance sheet of Company and its Subsidiaries as at October 31, 2001 and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the Fiscal Year then ended and (ii) the unaudited consolidated balance sheets of Company and its Subsidiaries as at January 31, 2002 and April 30, 2002 and the related unaudited consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the periods then ended. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Neither Company nor any of its Subsidiaries has (and will not have following the funding of the initial Loans) any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and, as of any Funding Date subsequent to the Closing Date, is not reflected in the most recent financial statements delivered to Lenders pursuant to subsection
6.1 or the notes thereto and that, in any such case, is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries taken as a whole.

            Company has heretofore delivered to Lenders, at Lenders' request,
(i) the audited consolidated balance sheets of both Targets and their respective Subsidiaries as at December 31, 2001 and the related consolidated statements of income, stockholders' equity and cash flows of both Targets and their respective Subsidiaries for the Targets Fiscal Year then ended and (ii) the unaudited consolidated balance sheets of both Targets and their respective Subsidiaries as at March 31, 2002 and the related unaudited consolidated statements of income, stockholders' equity and cash flows of the Targets and their respective Subsidiaries for the periods then ended. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. None of the Targets has (and will not following the funding of the initial Loans have) any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, financial condition or prospects of either of the Targets or any of their respective Subsidiaries taken as a whole.

5.4   NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS.

            Since October 31, 2001, no event or change has occurred that has resulted in or evidences, either in any case or in the aggregate, a Material Adverse Effect. Neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

5.5   TITLE TO PROPERTIES; LIENS; REAL PROPERTY; LICENSES, TRADEMARKS; ETC.

      A. TITLE TO PROPERTIES; LIENS. Company and its Subsidiaries (including Targets and their respective Subsidiaries) have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of


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business or as otherwise permitted under subsection 7.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

      B. REAL PROPERTY. As of the Closing Date, Schedule 5.5B of the Company Disclosure Letter contains a true, accurate and complete list of all fee interests in any Real Property Asset of Company or any of its Subsidiaries (including Targets or any of their respective Subsidiaries).

      C. INTELLECTUAL PROPERTY. As of the Closing Date, Company and its Subsidiaries (including Targets and their respective Subsidiaries) own or have the right to use, all Intellectual Property used in the conduct of their business, except where the failure to own or have such right to use in the aggregate could not reasonably be expected to result in a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does Company know of any valid basis for any such claim, except for such claims that in the aggregate could not reasonably be expected to result in a Material Adverse Effect. To Company's knowledge, the use of such Intellectual Property by Company and its Subsidiaries (including Targets and their respective Subsidiaries) does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All federal and state and all material foreign registrations of and applications for Intellectual Property, and all material unregistered Intellectual Property, that are owned or licensed by Company or any of its Subsidiaries (including Targets and their respective Subsidiaries) on the Closing Date are described on Schedule 5.5C of the Company Disclosure Letter.

5.6   LITIGATION; ADVERSE FACTS.

            Except as set forth on Schedule 5.13 of the Company Disclosure Letter, there are no Proceedings (whether or not purportedly on behalf of Company, Targets or any of their respective Subsidiaries) at law or in equity, or before or by any court or other Government Authority (including any Environmental Claims) that are pending or, to the knowledge of any Responsible Officer of Company, threatened against or affecting Company, Targets or any of their respective Subsidiaries or any property of Company, Targets or any of their respective Subsidiaries and that, individually or in the aggregate, would be likely to result in a Material Adverse Effect. None of Company, Targets nor any of their respective Subsidiaries (i) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, would be likely to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or other Government Authority, that, individually or in the aggregate, would be likely to result in a Material Adverse Effect.

5.7   PAYMENT OF TAXES.

            Except to the extent permitted by subsection 6.3 or to the extent that failure to perform would not be likely to result in a Material Adverse Effect, all tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties,


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assets, income, businesses and franchises that are due and payable have been paid when due and payable. Company knows of no proposed tax assessment against Company or any of its Subsidiaries that is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.8   PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS; MATERIAL
CONTRACTS.

            Neither Company nor any of its Subsidiaries (including Targets and their respective Subsidiaries) is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not be likely to result in a Material Adverse Effect.

5.9   GOVERNMENTAL REGULATION.

            Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

5.10  SECURITIES ACTIVITIES.

      A. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

      B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Company only or of Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection
7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between Company and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

5.11  EMPLOYEE BENEFIT PLANS.

      A. Company, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the regulations thereunder with respect to each Employee Benefit Plan of Company and its Subsidiaries, and have performed all their obligations under each such Employee Benefit Plan, except where such failure to comply or failure to perform would not be likely to result in a Material Adverse Effect. Each such Employee Benefit Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified.

      B. No ERISA Event has occurred or is reasonably expected to occur.


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      C. Except to the extent required under Section 4980B of the Internal
Revenue Code or except as set forth on Schedule 5.11 of the Company Disclosure Letter, no such Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

      D. As of the most recent valuation date for any Pension Plan of Company and its Subsidiaries, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all such Pension Plans (excluding for purposes of such computation any such Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $10,000,000.

      E. Either (i) as of the most recent valuation date for each Multiemployer Plan, the potential liability of Company, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $10,000,000, or (ii) the current obligation of Company, its Subsidiaries and their respective ERISA Affiliates to make payments required under Subtitle E of Title IV of ERISA with respect to all Multiemployer Plans does not exceed $2,000,000 per Fiscal Year.

5.12  CERTAIN FEES.

            No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, other than those payable in connection with the Merger, and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.13  ENVIRONMENTAL PROTECTION.

            Except as set forth on Schedule 5.13 of the Company Disclosure
Letter:

            (i) neither Company nor any of its Subsidiaries nor, to the knowledge of each Responsible Officer of Company, any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity that, individually or in the aggregate, would be likely to result in a Material Adverse Effect;

            (ii) neither Company nor any of its Subsidiaries has received on its own behalf any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9604) or any comparable state law;


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
            (iii) there are and, to the knowledge of each Responsible Officer of Company, have been no conditions, occurrences, or Hazardous Materials Activities that could reasonably be expected to form the basis of an Environmental Claim against Company or any of its Subsidiaries that, individually or in the aggregate, would be likely to result in a Material Adverse Effect;

            (iv) neither Company nor any of its Subsidiaries nor, to the knowledge of each Responsible Officer of Company, any predecessor of Company or any of its Subsidiaries has filed on its own behalf any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Company's or any of its Subsidiaries' operations involves (other than in a solely advisory capacity) the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent; and

            (v) compliance by Company and its Subsidiaries with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws would not, individually or in the aggregate, be likely to result in a Material Adverse Effect.

5.14  EMPLOYEE MATTERS.

            There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that would be likely to result in a Material Adverse Effect.

5.15  SOLVENCY.

            Each Loan Party, upon the incurrence of any Obligations by such Loan Party on any date on which this representation is made, will be Solvent.

5.16  MATTERS RELATING TO COLLATERAL.

      A. CREATION, PERFECTION AND PRIORITY OF LIENS. The execution and delivery of the Collateral Documents by Loan Parties, together with (i) the actions taken on or prior to the Closing Date pursuant to subsections 4.1M and 6.7 and (ii) the delivery to Administrative Agent of any Pledged Collateral not delivered to Administrative Agent at the time of execution and delivery of the applicable Collateral Document (all of which Pledged Collateral has been so delivered) are effective to create in favor of Administrative Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid First Priority Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements delivered to Administrative Agent for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Administrative Agent.

      B. GOVERNMENTAL AUTHORIZATIONS. No authorization, approval or other action by, and no notice to or filing with, any Government Authority is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Administrative Agent pursuant


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to any of the Collateral Documents or (ii) the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by subsection 5.16A and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities.

      C. ABSENCE OF THIRD-PARTY FILINGS. Except such as may have been filed in favor of Administrative Agent as contemplated by subsection 5.16A and to evidence Liens permitted pursuant to subsection 7.2, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no document granting any rights to any third party with respect to any Intellectual Property that constitutes Collateral has been recorded with the PTO.

      D. MARGIN REGULATIONS. The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

      E. INFORMATION REGARDING COLLATERAL. All information supplied to Administrative Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

5.17  RELATED AGREEMENTS.

      A. DELIVERY OF RELATED AGREEMENTS. Company has delivered to Lenders complete and correct copies of each Related Agreement and of all exhibits and schedules thereto.

      B. TARGETS' WARRANTIES. Except to the extent otherwise set forth herein or in the schedules to the Company Disclosure Letter, each of the representations and warranties given by Targets to Company and Merger Subs in the Merger Agreement is true and correct in all material respects as of the date hereof (or as of any earlier date to which such representation and warranty specifically relates) and will be true and correct in all material respects as of the Closing Date and the Merger Date (or as of such earlier date, as the case may be), in each case subject to the qualifications set forth in the schedules to the Merger Agreement.

      C. WARRANTIES OF COMPANY. Subject to the qualifications set forth therein, each of the representations and warranties given by Company to Targets in the Merger Agreement is true and correct in all material respects as of the date hereof and will be true and correct in all material respects as of the Closing Date.

      D. SURVIVAL. Notwithstanding anything in the Merger Agreement to the contrary, the representations and warranties of Company set forth in subsections 5.17B and 5.17C shall, solely for purposes of this Agreement, survive the Closing Date for the benefit of Lenders.


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5.18  DISCLOSURE.

            No representation or warranty of Company or any of its Subsidiaries (including Targets and their respective Subsidiaries) contained in any Loan Document or Related Agreement or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries (including Targets and their respective Subsidiaries) for use in connection with the transactions contemplated by this Agreement, including the Company Disclosure Letter, contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that, individually or in the aggregate, would be likely to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

5.19  SUBORDINATED INDEBTEDNESS.

            The Obligations constitute "Senior Debt", "Senior Indebtedness" and "Guarantor Senior Indebtedness" (as defined therein) that is entitled to the benefits of the subordination provisions of the Existing Subordinated Indentures and the Existing Senior Subordinated Indenture, as the case may be.

SECTION 6.  COMPANY'S AFFIRMATIVE COVENANTS

            Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1   FINANCIAL STATEMENTS AND OTHER REPORTS.

            Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with GAAP. Company will deliver to Administrative Agent and Lenders:

            (i) Company Quarterly Financials: (a) as soon as available and in any event within 55 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the


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
      beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) as soon as available and in any event within 90 days after the end of each Fiscal Quarter, a summary of such consolidated statements setting forth in comparative form the corresponding figures from the Financial Plan for the current Fiscal Year and a narrative report describing the operations of Company and its Subsidiaries in each case in the form prepared for presentation to the Governing Body of Company for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter;

            (ii) Company Year-End Financials: as soon as available and in any event within 100 days after the end of each Fiscal Year, (a) the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a summary of such consolidated statements setting forth in comparative form the corresponding figures from the Financial Plan for the current Fiscal Year and a narrative report describing the operations of Company and its Subsidiaries in each case in the form prepared for presentation to the Governing Body of Company for such Fiscal Year, and (c) in the case of such consolidated financial statements, a report thereon of PriceWaterhouse Coopers or other independent certified public accountants of recognized national standing selected by Company and satisfactory to Administrative Agent, which report shall be unqualified, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

            (iii) Officer's Compliance and Pricing Certificates: together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (i) and (ii) above, (a) an Officer's Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of


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
      such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in subsections 7.1(iv), (x), (xi), (xii) and
      (xiii), 7.2A(viii), 7.3(ix), (xii) and (xiii), 7.4(x), 7.6, and 7.8, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period; in addition, on or before the 55th day following the end of each Fiscal Quarter, a Pricing Certificate demonstrating in reasonable detail the calculation of the Consolidated Leverage Ratio as of the end of the four-Fiscal Quarter period then ended;

            (iv) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (i), (ii) or (xii) of this subsection
      6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then
      (a) together with the first delivery of financial statements pursuant to subdivision (i), (ii) or (xii) of this subsection 6.1 following such change, consolidated financial statements of Company and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and
      (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (i),
      (ii) or (xii) of this subsection 6.1 following such change, if required pursuant to subsection 1.2, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

            (v) Accountants' Certification: together with each delivery of consolidated financial statements pursuant to subdivision (ii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating that, in connection with their audit examination, nothing came to their attention that caused them to believe that Company failed to comply with the terms, covenants, provisions or conditions of subsections 7.6 and 7.8 insofar as they relate to accounting matters, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (ii) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (b) of subdivision (ii)


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
      above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

            (vi) Accountants' Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to the Governing Body of Company in connection with their annual audit;

            (vii) SEC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

            (viii) Events of Default, etc.: promptly upon any Responsible Officer of Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of any condition or event that would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) if Company were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

            (ix) Litigation or Other Proceedings: (a) promptly upon any Responsible Officer of Company obtaining knowledge of (x) the institution of, or non-frivolous threat of, any Proceeding against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries not previously disclosed in writing by Company to Lenders or (y) any material development in any Proceeding that, in any case:

                        (1) is reasonably likely to result in a Material Adverse Effect; or


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                        (2)   seeks to enjoin or otherwise prevent the
                   consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

      written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters; and (b) promptly upon request by Administrative Agent, a copy of the list of Proceedings delivered by Company to its independent certified public accountants in connection with the report prepared by them on the consolidated financial statements of Company and its Subsidiaries for each Fiscal Year, and promptly after request by Administrative Agent such other information as may be reasonably requested by Administrative Agent to enable Administrative Agent and its counsel to evaluate any of such Proceedings;

            (x) ERISA Events: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

            (xi) ERISA Notices: with reasonable promptness, copies of (a) all notices received by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (b) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan of Company or any of its Subsidiaries as Administrative Agent shall reasonably request;

            (xii) Financial Plans: as soon as practicable and in any event no later than 75 days following the end of each Fiscal Year, a consolidated plan and financial forecast for the then current Fiscal Year (the "FINANCIAL PLAN" for such Fiscal Year), including, (a) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for such Fiscal Year, together with a projected Compliance Certificate for such Fiscal Year and an explanation of the assumptions on which such forecasts are based, (b) forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each Fiscal Quarter of such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, and (c) such other information and projections as any Lender may reasonably request;

            (xiii) Insurance: as soon as practicable after any material change in insurance coverage maintained by Company and its Subsidiaries, notice thereof to Administrative Agent specifying the changes and reasons therefor;

            (xiv) Board of Directors: with reasonable promptness, written notice of any change in the Governing Body of Company;

            (xv) New Subsidiaries or Change in Status of Subsidiaries: annually within 100 days of the end of each Fiscal Year, all of the data required to be set forth on


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      Schedule 4.1C of the Company Disclosure Letter with respect to all
      Domestic Subsidiaries of Company and an Officer's Certificate, together with supporting documentation in form and substance satisfactory to Requisite Lenders, setting forth the aggregate gross revenues for the immediately preceding Fiscal Year of the Subsidiary Guarantors, the aggregate gross revenues for the immediately preceding Fiscal Year of all Subsidiaries of Company, the Capital Stock of which constitutes Pledged Collateral, a list of all Material Domestic Subsidiaries and a list of all Subsidiaries of Company that have executed a guaranty in respect of the obligations of Company under any indenture or agreement relating to Securities of Company that have been privately placed pursuant to Rule 144A of the Securities Act or publicly registered under the Securities Act;

            (xvi) Subordinated Debt Notices: promptly upon receipt by Company or any of its Subsidiaries of any notice with respect to any Subordinated Indebtedness, and promptly upon the giving of notice by Company or any of its Subsidiaries with respect to any Subordinated Indebtedness, in each case relating to any default or payment or prepayment of principal of, premium, if any, redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to such Subordinated Indebtedness, a copy of such notice;

            (xvii) Good Standing Certificates: Upon request by Administrative Agent, good standing certificates as to each Loan Party from its jurisdiction of organization; and

            (xviii) Other Information: with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

6.2   CORPORATE EXISTENCE, ETC.

            Except as permitted under subsection 7.7, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence in the jurisdiction of organization specified on
Schedule 5.1 and all rights and franchises material to its business; provided, however, that neither Company nor any of its Subsidiaries shall be required to preserve any such right or franchise if the Governing Body of Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Company or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Company, such Subsidiary or Lenders.

6.3   PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

      A. Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto, except where the failure to pay such taxes, assessments and governmental charges would not be likely to result in a Material Adverse Effect; provided that no such charge or claim need be paid if it is being


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contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (ii) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

      B. Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

6.4 MAINTENANCE OF PROPERTIES; INSURANCE; APPLICATION OF NET INSURANCE/ CONDEMNATION PROCEEDS.

      A. MAINTENANCE OF PROPERTIES. Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof the failure of which would be likely to result in a Material Adverse Effect.

      B. INSURANCE. Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and property insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Without limiting the generality of the foregoing, Company will maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (ii) replacement value property insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times satisfactory to Administrative Agent in its commercially reasonable judgment. Each such policy of insurance shall (a) name Administrative Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (b) in the case of each business interruption and property insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Administrative Agent, that names Administrative Agent for the benefit of Lenders as the loss payee thereunder and provides for at least 30 days prior written notice to Administrative Agent of any modification or cancellation of such policy.

      C. APPLICATION OF NET INSURANCE/CONDEMNATION PROCEEDS.

            (i) Business Interruption Insurance. Upon receipt by Company or any of its Subsidiaries of any business interruption insurance proceeds constituting Net Insurance/Condemnation Proceeds, (a) so long as no Event of Default or Potential Event


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
      of Default shall have occurred and be continuing, Company or such Subsidiary may retain and apply such Net Insurance/Condemnation Proceeds for working capital purposes, and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Company shall apply an amount equal to such Net Insurance/ Condemnation Proceeds to prepay the Loans as provided in subsection 2.4B(iii)(b);

            (ii) Net Insurance/Condemnation Proceeds Received by Company. Upon receipt by Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds other than from business interruption insurance, (a) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Company shall, or shall cause one or more of its Subsidiaries to, promptly and diligently (and in any event within 360 days of the date of receipt of such Net Insurance/Condemnation Proceeds) apply such Net Insurance/Condemnation Proceeds to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received or, to the extent not so applied within such 360-day period), to prepay the Loans as provided in subsection 2.4B(iii)(b), and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Company shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans as provided in subsection 2.4B(iii)(b); and

            (iii) Net Insurance/Condemnation Proceeds Received by Administrative Agent. Upon receipt by Administrative Agent of any Net Insurance/Condemnation Proceeds as loss payee, (a) if and to the extent Company would have been required to apply such Net Insurance/Condemnation Proceeds (if it had received them directly) to prepay the Loans under subsection 6.4C(ii), Administrative Agent shall, and Company hereby authorizes Administrative Agent to, apply such Net Insurance/Condemnation Proceeds to prepay the Loans as provided in subsection 2.4B(iii)(b), and
      (b) to the extent the foregoing clause (a) does not apply, Administrative Agent shall deliver such Net Insurance/Condemnation Proceeds to Company, and Company shall, or shall cause one or more of its Subsidiaries to, promptly apply such Net Insurance/Condemnation Proceeds to the costs of repairing, restoring, or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received, and to the extent not so applied, to prepay the Loans as provided in subsection 2.4B(iii)(b).

6.5   INSPECTION RIGHTS; LENDER MEETING.

      A. INSPECTION RIGHTS. Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Administrative Agent, including representatives designated by Administrative Agent at the request of any Requisite Class Lenders, to visit and inspect any of the properties of Company or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours one time per Fiscal Year as Administrative Agent may request and, following the occurrence and during the continuation of any Event of Default, at any time or from time to time.


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      B. LENDER MEETING. Company will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at such location and at such time as may be agreed to by Company and Administrative Agent.

6.6   COMPLIANCE WITH LAWS, ETC.

      Company shall comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any Government Authority (including all Environmental Laws), noncompliance with which would be likely to cause, individually or in the aggregate, a Material Adverse Effect.

6.7 EXECUTION OF SUBSIDIARY GUARANTY AND PERSONAL PROPERTY COLLATERAL DOCUMENTS BY CERTAIN ADDITIONAL SUBSIDIARIES.

      A. EXECUTION OF SUBSIDIARY GUARANTY AND PERSONAL PROPERTY COLLATERAL DOCUMENTS. In the event that the aggregate gross revenues for any Fiscal Year, commencing with the Fiscal Year ending October 31, 2002, of Company and the Subsidiary Guarantors is less than 90% of the aggregate gross revenues of Company and its Domestic Subsidiaries on a consolidated basis for such Fiscal Year, Company will, within 100 days after the end of such Fiscal Year, (i) cause one or more additional Domestic Subsidiaries to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty and Security Agreement such that the aggregate gross revenues for such Fiscal Year of Company and all Subsidiary Guarantors shall be equal to at least 90% of the aggregate gross revenues of Company and its Domestic Subsidiaries on a consolidated basis for such Fiscal Year, and (ii) take, or cause each such Domestic Subsidiary to take, all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection 4.1M) as may be necessary or, in the opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid First Priority Lien on substantially all personal property and all Material Real Property of each such Domestic Subsidiary described in the applicable forms of Collateral Documents. In addition, in the event that (i) any Person becomes a Material Domestic Subsidiary after the date hereof, and such Material Domestic Subsidiary has not previously executed the Subsidiary Guaranty, or (ii) any Subsidiary of Company that has not previously executed the Subsidiary Guaranty becomes a guarantor in respect of the obligations of Company under any indenture or agreement relating to Securities of Company that have been privately placed pursuant to Rule 144A of the Securities Act or publicly registered under the Securities Act, Company will promptly (a) cause such Subsidiary to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty and the Security Agreement and
(b) take, or cause such Subsidiary to take, all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection 4.1M) as may be necessary or, in the opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid First Priority Lien on substantially all personal property and all Material Real Property of each such Subsidiary described in the applicable forms of Collateral Documents. In addition, as provided in the Security Agreement, Company shall, or shall cause the Domestic Subsidiary that owns the Capital Stock of any Domestic Subsidiary required to execute a counterpart of the Subsidiary Guaranty and Security Agreement or any Material Domestic


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Subsidiary (and any direct or indirect parent of such Domestic Subsidiary or
Material Domestic Subsidiary), to execute and deliver to Administrative Agent a supplement to the Security Agreement and to deliver to Administrative Agent all certificates representing such Capital Stock of such Domestic Subsidiary or Material Domestic Subsidiary (accompanied by irrevocable undated stock powers, duly endorsed in blank).

      B. SUBSIDIARY ORGANIZATIONAL DOCUMENTS, LEGAL OPINIONS, ETC. Company shall deliver to Administrative Agent, together with such Loan Documents, (i) certified copies of the Organizational Documents of each Domestic Subsidiary or Material Domestic Subsidiary required to execute a counterpart of the Subsidiary Guaranty and Security Agreement pursuant to subsection 6.7A, together with a good standing certificate from the Secretary of State of the jurisdiction of its organization and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of such jurisdiction, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a certificate executed by the secretary or similar officer of such Domestic Subsidiary or Material Domestic Subsidiary as to (a) the fact that the attached resolutions of the Governing Body of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary executing such Loan Documents,
(iii) an executed supplement to the Security Agreement evidencing the pledge of the Capital Stock of such Domestic Subsidiary or Material Domestic Subsidiary by Company or the Domestic Subsidiary that owns such Capital Stock, accompanied by certificate evidencing such Capital Stock, together with an irrevocable undated stock powers duly endorsed in blank and satisfactory in form and substance to Administrative Agent, and, if requested by Administrative Agent, (iv) a favorable opinion of counsel to such Domestic Subsidiary or Material Domestic Subsidiary, in form and substance reasonably satisfactory to Administrative Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Subsidiary and (d) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Administrative Agent may reasonably request, all of the foregoing to be in form and substance reasonably satisfactory to Administrative Agent and its counsel.

      C. OPTIONAL GUARANTY. In the event that any Subsidiary of Company executes a guaranty of the Senior Notes or Existing Senior Subordinated Notes, Company will (i) cause such Subsidiary to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty and Security Agreement and (ii) take, or cause each such Subsidiary to take, all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection 4.1M) as may be necessary or, in the opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid First Priority Lien on substantially all personal property and all Material Real Property of each such Subsidiary described in the applicable forms of Collateral Documents.


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6.8   MATTERS RELATING TO REAL PROPERTY COLLATERAL.

      From and after the Closing Date, in the event that (i) Company or any Subsidiary Guarantor acquires any Material Real Property or (ii) at the time any Person becomes a Subsidiary Guarantor, such Person owns or holds any Material Real Property, in either case excluding any such Real Property Asset the encumbrancing of which requires the consent of any then-existing senior lienholder, where Company and its Subsidiaries have attempted in good faith, but are unable, to obtain such senior lienholder's consent (any such non-excluded Material Real Property described in the foregoing clause (i) or (ii) being a "MORTGAGED PROPERTY"), Company or such Subsidiary Guarantor shall deliver to Administrative Agent, as soon as practicable after such Person acquires such Mortgaged Property or becomes a Subsidiary Guarantor, as the case may be, a fully executed and notarized Mortgage in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Mortgaged Property; and such opinions, appraisal, documents, title insurance, environmental reports that may be reasonably required by Administrative Agent.

6.9   DEPOSIT ACCOUNTS.

      From and after the date which is 30 days after the Closing Date, Company and Subsidiary Guarantors shall not permit any Deposit Accounts at any time to have a principal balance in excess of $85,000 unless Company or such Subsidiary Guarantor, as the case may be, has (i) executed and delivered to Administrative Agent a Control Agreement and (ii) taken all other steps necessary or, in the opinion of Administrative Agent, desirable to ensure that Administrative Agent has a perfected security interest in such Deposit Account; provided that (a) if Company or such Subsidiary Guarantor is unable to obtain a Control Agreement from such financial institution Company shall, or shall cause such Subsidiary Guarantor to, within 30 days after receiving a written request by Administrative Agent to do so, transfer all amounts in the applicable Deposit Account to a Deposit Account maintained at a financial institution from which Company or such Subsidiary Guarantor has obtained a Control Agreement, and (b) Company and Subsidiary Guarantors shall not be required to deliver Control Agreements with respect to Deposit Accounts maintained for the purpose of paying claims under self-insured health care plans.

6.10  STOCK CERTIFICATES.

      On or before the date which is 60 days after the Closing Date, Company and Subsidiary Guarantors shall have delivered certificates representing the Capital Stock listed on Schedule 6.10 of the Company Disclosure Letter to Administrative Agent to be held for the benefit of Lenders pursuant to the Security Agreement.

SECTION 7.  COMPANY'S NEGATIVE COVENANTS

            Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.


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7.1   INDEBTEDNESS.

            Company shall not, and shall not permit any of its Subsidiaries or any Joint Venture in which Company or any of its Subsidiaries has any interest to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

            (i) Company and its Subsidiaries may become and remain liable with respect to the Obligations;

            (ii) Company, its Subsidiaries and such Joint Ventures may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

            (iii) Company may become and remain liable with respect to Indebtedness to any Subsidiary Guarantor, and any Subsidiary Guarantor may become and remain liable with respect to Indebtedness to Company or any other Subsidiary Guarantor; provided that (a) Company or such Subsidiary Guarantor grants to Administrative Agent, on behalf of Lenders, a security interest in all such intercompany Indebtedness; (b) all such intercompany Indebtedness shall be evidenced by promissory notes delivered to Administrative Agent; (c) all such intercompany Indebtedness owed by Company to any such Subsidiary Guarantor and by any such Subsidiary Guarantor to Company shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement; and (d) any payment by any such Subsidiary Guarantor under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any intercompany Indebtedness owed by such Subsidiary Guarantor to Company or to any such Subsidiary Guarantor for whose benefit such payment is made;

            (iv) any Subsidiary of Company (other than an Inactive Subsidiary or any Foreign Subsidiary that has become and remains liable for Indebtedness in an aggregate principal amount of $5,000,000 or more permitted by clause (x) below) and any such Joint Venture may become and remain liable with respect to Indebtedness to Company or any of its Subsidiaries; provided that (a) Company or such Subsidiary, if such Subsidiary is a Subsidiary Guarantor, grants to Administrative Agent, on behalf of Lenders, a security interest in all such intercompany Indebtedness; (b) Company delivers to Administrative Agent all promissory notes evidencing such Indebtedness, if any; and (c) the aggregate principal amount of all such Indebtedness does not exceed $25,000,000 at any time outstanding;

            (v) Any Foreign Subsidiary may become and remain liable with respect to Indebtedness to any other Foreign Subsidiary;

            (vi) Company may remain liable with respect to Indebtedness evidenced by the Senior Notes in an aggregate principal amount not to exceed $200,000,000 at any time outstanding;


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
            (vii) any Joint Venture may become and remain liable with respect to Indebtedness to Persons other than Company or any of its Subsidiaries, provided that such Indebtedness is nonrecourse to Company, its Subsidiaries and their respective assets;

            (viii) any Joint Venture may become and remain liable with respect to Indebtedness to Company or any Subsidiary of Company (other than an Inactive Subsidiary) to the extent such corresponding Investment by Company or any such Subsidiary is permitted by subsections 7.3(xii) and
      (xiii);

            (ix) Company, its Subsidiaries and any Joint Venture, as applicable, may remain liable with respect to Indebtedness (including the amount of any committed lines of credit) described on Schedule 7.1 of the Company Disclosure Letter;

            (x) Foreign Subsidiaries may become and remain liable with respect to Indebtedness to Persons other than Company or any of its Subsidiaries in an aggregate principal amount (including the amount of any such Indebtedness listed on Schedule 7.1 of the Company Disclosure Letter) not to exceed $40,000,000 at any time outstanding; provided that such amount shall be increased by 5% as of the last day of each Fiscal Year, commencing with the Fiscal Year ending October 31, 2003;

            (xi) Company and its Domestic Subsidiaries (other than Inactive Subsidiaries) may remain liable with respect to Capital Leases listed on
      Schedule 7.1 of the Company Disclosure Letter and may become and remain liable with respect to additional Capital Leases in an aggregate principal amount not to exceed (a) $8,000,000 in the Fiscal Year ending October 31, 2002, and (b) $20,000,000 in any Fiscal Year thereafter; provided that such amount shall be increased by $5,000,000 for each Fiscal Year, commencing with the Fiscal Year ending October 31, 2004;

            (xii) Company may become and remain liable with respect to up to $200,000,000 of unsecured Subordinated Indebtedness of Company issued in connection with an acquisition permitted pursuant to subsection 7.3(ix); and

            (xiii) Company and its Domestic Subsidiaries (other than Inactive Subsidiaries) may become and remain liable with respect to other Indebtedness to Persons other than Company or any of its Subsidiaries in an aggregate principal amount not to exceed $25,000,000 at any time outstanding; provided that such amount shall be increased by 10% as of the last day of each Fiscal Year, commencing with the Fiscal Year ending October 31, 2003.

7.2   LIENS AND RELATED MATTERS.

      A. PROHIBITION ON LIENS. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any


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such property, asset, income or profits under the UCC or under any similar recording or notice statute, except:

            (i)    Permitted Encumbrances;

            (ii)   Liens granted pursuant to the Collateral Documents;

            (iii)  Liens listed on Schedule 7.2 of the Company Disclosure
      Letter;

            (iv) Liens on any asset existing at the time of acquisition of such asset by Company or a Subsidiary, or Liens to secure the payment of all or any part of the purchase price of an asset upon the acquisition of such asset by Company or a Subsidiary or to secure any Indebtedness permitted hereby incurred by Company or a Subsidiary at the time of or within ninety days after the acquisition of such asset, which Indebtedness is incurred for the purpose of financing all or any part of the purchase price thereof; provided, however, that (a) the Lien shall apply only to the asset so acquired and proceeds thereof and (b) the aggregate amount of all Indebtedness secured thereby does not exceed $5,000,000;

            (v) Liens on property or assets of any Foreign Subsidiary (other than the Capital Stock of any Foreign Subsidiary directly owned by Company or a Domestic Subsidiary) to secure Indebtedness permitted by subsection 7.1(x);

            (vi) Liens arising as a result of progress payments under government contracts to which Company or one of its Subsidiaries is a party;

            (vii) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by the Liens described in clauses
      (iii) and (iv) above; and

            (viii) other Liens (other than on the Capital Stock of any Foreign Subsidiary directly owned by Company or any Domestic Subsidiary) in an aggregate amount not to exceed $2,500,000 at any time.

      B. EQUITABLE LIEN IN FAVOR OF LENDERS. If Company or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

      C. NO FURTHER NEGATIVE PLEDGES. Neither Company nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, except (i) restrictions on the encumbrance of specific property encumbered to secure payment of particular permitted Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, (ii) customary non-assignment provisions contained in leases, subleases, licenses and sublicenses permitted by this Agreement, (iii) restrictions contained in agreements relating to Indebtedness of Company and its Domestic Subsidiaries permitted pursuant to subsection 7.1(vi), (ix), and (xii) that expressly permit Liens in favor of Administrative Agent for the benefit of the Lenders (or the administrative agent under any successor or replacement credit facility) and (iv) restrictions on the encumbrance of specific property encumbered to secure payment of Indebtedness of Foreign Subsidiaries permitted by subsection 7.1(x), provided that such restrictions do not apply to the stock of Foreign Subsidiaries owned by Company or its Domestic Subsidiaries.

      D. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO COMPANY OR OTHER SUBSIDIARIES. Except as provided herein and except for restrictions contained in the terms of any Indebtedness of Foreign Subsidiaries of Company permitted by subsection 7.1(x) if such restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness, Company determines that any such restriction will not materially affect Company's ability to make principal or interest payments on the Loans and the restriction is not materially more disadvantageous to Lenders than is customary in comparable financings, Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's Capital Stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, except as provided in the Existing Senior Subordinated Indenture and the Senior Indenture, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company, except for
(a) restrictions contained in the Existing Senior Subordinated Indenture and the Senior Indenture in the form approved by Requisite Lenders, (b) customary non-assignment provisions contained in leases, subleases, licenses and sublicenses, (c) restrictions on the transfer of Joint Venture interests contained in the organizational documents of any Joint Venture, and (d) restrictions in an executed agreement with respect to an Asset Sale.

7.3 INVESTMENTS; ACQUISITIONS.

            Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, or acquire, by purchase or otherwise, all or substantially all the business, property or fixed assets of, or Capital Stock or other ownership interest of any Person, or any division or line of business of any Person, except:

            (i) Company and its Subsidiaries (other than Inactive Subsidiaries) may make and own Investments in Cash Equivalents;

            (ii) Company and Subsidiary Guarantors may make intercompany loans to the extent permitted by subsection 7.1(iii);

            (iii) Company and its Subsidiaries (other than Inactive Subsidiaries) may make intercompany loans to the extent permitted by subsection 7.1(iv);


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
            (iv) Company and its Subsidiaries (other than Inactive Subsidiaries) may make Consolidated Capital Expenditures permitted by subsection 7.8;

            (v) Company and its Subsidiaries may continue to own the Investments owned by them and described on Schedule 7.3 of the Company Disclosure Letter;

            (vi) Company and Subsidiary Guarantors may make and own additional equity Investments in Subsidiary Guarantors;

            (vii) Company and its Subsidiaries may acquire Securities in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to Company or any of its Subsidiaries or as security for any such Indebtedness or claim;

            (viii) any Foreign Subsidiary may make and own Investments in any other Foreign Subsidiary;

            (ix) Company and its Subsidiaries may acquire assets (including Capital Stock and including Capital Stock of Subsidiaries formed in connection with any such acquisition) of any Person in the same or similar line of business as Company and having positive EBITDA for the most recently ended twelve-month period (calculated, as applicable, in accordance with the definition of "CONSOLIDATED EBITDA" herein, or such other definition of EBITDA as may be reasonably acceptable to Administrative Agent), (a) through the issuance of Capital Stock of Company, (b) with Cash, provided that the aggregate Cash portion of the purchase price of all such acquisitions does not exceed (1) $25,000,000 in the aggregate or (2) $50,000,000 in the aggregate in the event that the ratio of all secured Indebtedness of Company and its Subsidiaries on a consolidated basis to Consolidated EBITDA as of the most recently ended Fiscal Quarter is less than 1.50 to 1.0, (c) with the proceeds of not more than $200,000,000 of Subordinated Indebtedness of Company or (d) with any combination of (a) through (c); provided that (1)(A) after giving effect to such acquisition, at least $75,000,000 is available in Revolving Loan Commitments, (B) any such Subordinated Indebtedness is unsecured and has no mandatory payment of principal for at least one year after the maturity of the Tranche B Term Loans, and (C) the documentation for any such indebtedness contains subordination provisions that are standard in the market for publicly traded or privately held subordinated debt securities at the time of issuance thereof or such other subordination provisions as may be reasonably acceptable to Administrative Agent, and contains such other terms and conditions as are reasonably satisfactory to Administrative Agent, and (D) after giving effect to the incurrence of any such Subordinated Indebtedness, no Event of Default or Potential Event of Default shall have occurred or be continuing and the pro forma Consolidated Leverage Ratio (after giving effect to such acquisition) is less than the then-permitted maximum Consolidated Leverage Ratio minus
      0.25 or (2) Requisite Lenders consent thereto (each a "PERMITTED ACQUISITION");

            (x) any Person who becomes a Subsidiary or who is merged or consolidated into a Subsidiary after the date hereof pursuant to a Permitted Acquisition may continue to own Investments owned by such Person on the date of such Permitted Acquisition; provided that (a) such Investment was not incurred in connection with, or anticipation or contemplation of, such Permitted Acquisition and (b) neither Company nor any of its Subsidiaries (other than such Person or the Subsidiary into which such Person is merged or consolidated) shall become liable with respect to such Investment;

            (xi) Company or any of its Subsidiaries (other than Inactive Subsidiaries) may make and own Investments consisting of non-Cash consideration in the form of Capital Stock, notes or similar obligations in connection with an Asset Sale permitted by subsection 7.7; provided that (a) the aggregate amount of such non-Cash consideration received in connection with such Asset Sale shall not exceed 10% of the total consideration received in connection with such Asset Sale and (b) such non-Cash consideration is pledged pursuant to the Security Agreement;

            (xii) Company or any of its Subsidiaries may make and own additional Investments in Joint Ventures in an aggregate amount not to exceed $30,000,000 at any time; and

            (xiii) Company and its Subsidiaries (other than Inactive Subsidiaries) may make and own other Investments in an aggregate amount not to exceed $25,000,000 at any time; provided that such amount shall be increased to $35,000,000 as of the last day of the first Fiscal Year ending on or after October 31, 2004 during which the Consolidated Leverage Ratio as of the last day of such Fiscal Year is less than 3.00:1.00.

7.4   CONTINGENT OBLIGATIONS.

            Company shall not, and shall not permit any of its Subsidiaries or any Joint Venture in which Company or any of its Subsidiaries has an interest to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

            (i) Subsidiaries of Company may become and remain liable with respect to Contingent Obligations in respect of the Subsidiary Guaranty;

            (ii) Company may become and remain liable with respect to Contingent Obligations in respect of the Letters of Credit;

            (iii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets;

            (iv) Company may become and remain liable with respect to Contingent Obligations under Hedge Agreements in the ordinary course of business;

            (v) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations described on Schedule 7.4 of the Company Disclosure Letter;

            (vi) Company and its Domestic Subsidiaries (other than Inactive Subsidiaries) may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of Company or any of its Domestic Subsidiaries permitted by subsection 7.1; provided, however, that in the event such Indebtedness is Subordinated Indebtedness, any Contingent Obligation in respect thereof shall be subordinated to the Subsidiary Guaranty to the same extent such Subordinated Indebtedness is subordinated to the Obligations of Company or such Domestic Subsidiary, as the case may be;

            (vii) Joint Ventures may become and remain liable with respect to Contingent Obligations; provided that such Contingent Obligations are nonrecourse to Company, its Subsidiaries and their respective assets;

            (viii) Company, its Subsidiaries (other than Inactive Subsidiaries) and Joint Ventures may become and remain liable with respect to Contingent Obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds, and similar obligations provided in the ordinary course of business to support the obligations of such Subsidiaries and Joint Ventures;

            (ix) Subsidiary Guarantors may become and remain liable with respect to Contingent Obligations arising under their subordinated unsecured guaranties of the Existing Senior Subordinated Notes and their unsecured guaranties of the Senior Notes; and

            (x) Company and its Subsidiaries (other than Inactive Subsidiaries) may become and remain liable with respect to other Contingent Obligations; provided that the maximum aggregate liability, contingent or otherwise, of Company and its Subsidiaries in respect of all such other Contingent Obligations shall at no time exceed $10,000,000; provided that such amount shall be increased to $20,000,000 as of the last day of the first Fiscal Year ending on or after October 31, 2004 during which the Consolidated Leverage Ratio as of the last day of such Fiscal Year is less than 3.00:1.00.

7.5   RESTRICTED JUNIOR PAYMENTS; PAYMENTS ON CERTAIN OTHER INDEBTEDNESS.

      A. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that (i) Company may make regularly scheduled payments of interest on the Existing Subordinated Notes in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the Existing Subordinated Indentures;
(ii) Company may make regularly scheduled payments of interest on the Existing Senior Subordinated Notes in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the Existing Senior Subordinated Indenture; (iii) Company may redeem the Existing Subordinated Notes and the Existing Senior Subordinated Notes in accordance with the terms of the Existing Subordinated Indentures and the Existing Senior Subordinated Indenture, respectively, in an amount not to exceed the amount of any Net Securities Proceeds from the issuance of Capital Stock of Company remaining after application of such Net Securities Proceeds to prepayment of the Loans as required in subsection 2.4B(iii)(c), provided that in no event shall the aggregate redemption price pursuant to this clause (iii) exceed $50,000,000; (iv) Company may repay the outstanding principal amount of the Existing Subordinated Notes on the scheduled maturity thereof; (v) Company may make regularly scheduled payments of interest on Subordinated Indebtedness incurred in connection with a Permitted Acquisition pursuant to subsection 7.3(ix) in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the agreement governing such Subordinated Indebtedness; (vi) Company may exchange Company Series D Preferred Stock for Company Series E Preferred Stock and may exchange Company Series D Preferred Stock and Company Series E Preferred Stock for common stock of Company; (vii) Company may repurchase common stock of Company that constitutes odd lots pursuant to a program established by Company for the repurchase of such odd lots in an aggregate amount not to exceed $100,000; (viii) any Subsidiary may declare and pay dividends to Company or any wholly-owned Subsidiary of Company; (ix) Company and its Subsidiaries may purchase shares of Capital Stock of any Subsidiary owned by professional engineers in connection with licensing requirements in an aggregate amount not to exceed $500,000; (x) Company may purchase shares of Capital Stock of Company and any warrants or other rights with respect to the Capital Stock of Company from its employees, by net exercise or otherwise, pursuant to the terms of any employee stock option, restricted stock or incentive stock plan in an aggregate amount not to exceed $2,000,000 in any Fiscal Year; and (xi) Company may repurchase common stock of Company in an aggregate amount not to exceed $25,000,000, provided that after giving effect to any such repurchase, (a) Company and its Subsidiaries have sufficient Cash available, consistent with past practices, for their ordinary business operations and (b) there are no Swing Line Loans or Revolving Loans outstanding.

      B. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare order, pay, make or set apart any sum for any payment or prepayment of principal of, premium, if any, interest on, or fees with respect to, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to the Senior Notes; provided that (i) Company may make regularly scheduled payments of interest in respect of the Senior Notes in accordance with the terms of, and only to the extent required by, the Senior Indenture; and (ii) Company may redeem the Senior Notes in accordance with section 3.01(b) of the Senior Indenture, in an amount not to exceed the amount of any Net Securities Proceeds from the issuance of Capital Stock of Company remaining after application of such Net Securities Proceeds to prepayment of the Loans as required by subsection 2.4B(iii)(c).

7.6 FINANCIAL COVENANTS.

      A. MINIMUM CONSOLIDATED FIXED CHARGE COVERAGE RATIO. Company shall not permit the ratio of (i) Consolidated EBITDA minus Consolidated Capital Expenditures to (ii) Consolidated Fixed Charges for any four-Fiscal Quarter period ending during any of the periods set forth below to be less than the correlative ratio indicated:

                                                     MINIMUM CONSOLIDATED
      PERIOD                                         FIXED CHARGE COVERAGE RATIO
      ------                                         ---------------------------
      November 1, 2002 through January 31, 2003               1.05:1.00
      February 1, 2003 through April 30, 2003                 1.10:1.00
      May 1, 2003 through October 31, 2003                    1.15:1.00
      November 1, 2003 through October 31, 2007               1.20:1.00
      November 1, 2007 and thereafter                         1.05:1.00

      B. MAXIMUM CONSOLIDATED LEVERAGE RATIO. Company shall not permit the Consolidated Leverage Ratio as of the last day of any Fiscal Quarter ending during any of the periods set forth below to exceed the correlative ratio indicated:

      PERIOD                                   MAXIMUM CONSOLIDATED LEVERAGE RATIO
      ------                                   -----------------------------------
      Closing Date through April 30, 2003                   4.25:1.00
      May 1, 2003 through July 31, 2003                     4.00:1.00
      August 1, 2003 through October 31, 2003               3.90:1.00
      November 1, 2003 through July 31, 2004                3.75:1.00
      August 1, 2004 through October 31, 2004               3.60:1.00
      November 1, 2004 through April 30, 2005               3.50:1.00
      May 1, 2005 through October 31, 2005                  3.25:1.00
      November 1, 2005 and thereafter                       3.00:1.00

      C. MINIMUM CONSOLIDATED CURRENT RATIO. Company shall not permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities as of the last day of any Fiscal Quarter ending after January 31, 2003 to be less than
1.50 to 1.00.

7.7 RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES.

            Company shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of Company or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets (including its notes or receivables and Capital Stock of a Subsidiary, whether newly issued or outstanding), whether now owned or hereafter acquired, except:

            (i) any Subsidiary of Company may be merged with or into Company or any wholly-owned Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary Guarantor; provided that, in the case of such a merger, Company or such wholly-owned Subsidiary Guarantor shall be the continuing or surviving Person;

            (ii) Company and its Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business;

            (iii) Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

            (iv) Company and its Subsidiaries may make Asset Sales of assets having a fair market value not in excess of $20,000,000 during any Fiscal Year, provided that (a) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof and shall be Cash or non-Cash consideration permitted by subsection 7.3(xi); and (b) the proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a);

            (v) in order to resolve disputes that occur in the ordinary course of business, Company and its Subsidiaries may discount or otherwise compromise for less than the face value thereof, notes or accounts receivable;

            (vi) Company or a Subsidiary may sell or dispose of shares of Capital Stock of any of its Subsidiaries in order to qualify members of the Governing Body of the Subsidiary if required by applicable law;

            (vii) any Person may be merged with any Subsidiary of Company if the acquisition of the Capital Stock of such Person by Company or such Subsidiary would have been permitted pursuant to subsection 7.3; provided that if a Subsidiary is not the surviving or continuing Person, the surviving Person becomes a Subsidiary and complies with the provisions of subsection 6.7 and (c) no Potential Event of Default or Event of Default shall have occurred or be continuing after giving effect thereto;

            (viii) licenses or sublicenses by Company and its Subsidiaries of software, trademarks, patents and other intellectual property in the ordinary course of business and which do not materially interfere with the business of Company or any of its Subsidiaries;

            (ix) transfers of condemned property to the respective governmental authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such property or its designee as part of an insurance settlement; and

            (x) Company and its Subsidiaries may sell or otherwise dispose of Cash Equivalents permitted to be made or owned by subsection 7.3(i).

7.8   CONSOLIDATED CAPITAL EXPENDITURES.

            Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount in excess of the corresponding amount (the "MAXIMUM CONSOLIDATED CAPITAL EXPENDITURES AMOUNT") set forth below opposite such Fiscal Year; provided that the Maximum Consolidated Capital Expenditures Amount for any Fiscal Year shall be increased by an amount equal to 100% of the excess, if any, of the Maximum Consolidated Capital Expenditures Amount for the previous Fiscal Year (without giving effect to any adjustment in accordance with this proviso) over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year:

                                                    MAXIMUM CONSOLIDATED
                  FISCAL YEAR                   CAPITAL EXPENDITURES AMOUNT
                  -----------                   ---------------------------
                  2002                                  $70,000,000
                  2003 and each
                  Fiscal Year thereafter                $50,000,000

7.9   SALES AND LEASE-BACKS.

            Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) that Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or (ii) that Company or any of its Subsidiaries intends to use for substantially that same purpose as any other property that has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease.

7.10  TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

            Except as described on Schedule 7.10 of the Company Disclosure Letter, Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, (i) make any payment in respect of any management fees to any holder of 5% or more of any class of equity Securities of Company or to any Affiliate of Company or any such holder or (ii) enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (a) any transaction between Company and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries, (b) reasonable and customary fees paid to members of the Governing Bodies of Company and its Subsidiaries or (c) existing related party transactions described in Company's Annual Report on Form 10-K for the 2001 Fiscal Year.

7.11  CONDUCT OF BUSINESS.

            From and after the Closing Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Company and its Subsidiaries on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

7.12 AMENDMENTS OR WAIVERS OF RELATED AGREEMENTS; AMENDMENTS OF DOCUMENTS RELATING TO OTHER INDEBTEDNESS.

      A. AMENDMENTS OR WAIVERS OF RELATED AGREEMENTS. Neither Company nor any of its Subsidiaries will agree to any material amendment to, or waive any of its material rights under, any Related Agreement (other than the Senior Indenture), or Company's Certificates of Designations) after the Closing Date without in each case obtaining the prior written consent of Requisite Lenders to such amendment or waiver. Neither Company nor any of its Subsidiaries will agree to any amendment to, or waive any of its rights under, Company Certificates of Designations in any respect that would be adverse to Company or Lenders after the Closing Date without in each case obtaining the prior written consent of Requisite Lenders to such amendment or wavier.

      B. AMENDMENTS OF DOCUMENTS RELATING TO OTHER INDEBTEDNESS. Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of any Existing Subordinated Notes, the Existing Subordinated Indentures, the Existing Senior Subordinated Notes, the Existing Senior Subordinated Indenture, the Senior Notes or the Senior Indenture, or make any payment consistent with an amendment thereof or change thereto.

      C. DESIGNATED SENIOR INDEBTEDNESS. Company shall not designate any Indebtedness as "Designated Senior Indebtedness" or "Designated Guarantor Senior Indebtedness" other than the Obligations for purposes of the Existing Senior Subordinated Indenture without the prior written consent of Requisite Lenders.

7.13  FISCAL YEAR.

            Company shall not change its Fiscal Year-end from October 31.

SECTION 8.  EVENTS OF DEFAULT

            If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

8.1   FAILURE TO MAKE PAYMENTS WHEN DUE.

            Failure by Company to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Company to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by Company to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

8.2   DEFAULT IN OTHER AGREEMENTS.

            (i) Failure of Company or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of any Subordinated Indebtedness or one or more items of any other Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in an individual principal amount of $20,000,000 or more or with an aggregate principal amount of $20,000,000 or more, in each case beyond the end of any grace period provided therefor; or

            (ii) breach or default by Company or any of its Subsidiaries with respect to any other material term of (a) any Subordinated Indebtedness or one or more items of any other Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

8.3   BREACH OF CERTAIN COVENANTS.

            Failure of Company to perform or comply with any term or condition contained in subsection 2.5, 6.1(viii) (with respect to any condition or event that constitutes an Event of Default) or 6.2 or Section 7 of this Agreement; or

8.4   BREACH OF WARRANTY.

            Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5   OTHER DEFAULTS UNDER LOAN DOCUMENTS.

            Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) a Responsible Officer of Company becoming aware of such default or (ii) receipt by Company and such Loan Party of notice from Administrative Agent or any Lender of such default; or

8.6   INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

            (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or

            (ii) an involuntary case shall be commenced against Company or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy,


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      insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

8.7   VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

            (i) Company or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or

            (ii) Company or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Governing Body of Company or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

8.8   JUDGMENTS AND ATTACHMENTS.

      Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $10,000,000 or (ii) in the aggregate at any time an amount in excess of $10,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

8.9   DISSOLUTION.

      Any order, judgment or decree shall be entered against Company or any of its Material Domestic Subsidiaries decreeing the dissolution or split up of Company or that Material Domestic Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or


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8.10  EMPLOYEE BENEFIT PLANS.

      There shall occur one or more ERISA Events that individually or in the aggregate results in or might reasonably be expected to result in liability of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $10,000,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans of Company and its Subsidiaries (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $20,000,000; or

8.11  CHANGE IN CONTROL.

      A Change in Control shall have occurred; or

8.12 INVALIDITY OF SUBSIDIARY GUARANTY; FAILURE OF SECURITY; REPUDIATION OF OBLIGATIONS.

      At any time after the execution and delivery thereof, any Loan Document or any provision thereof for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or Administrative Agent shall not have or shall cease to have a valid First Priority Lien in any material part of the Collateral purported to be covered by the Collateral Documents, in each case for any reason other than the failure of Administrative Agent or any Lender to take any action within its control, or any Loan Party shall contest the validity or enforceability of any Loan Document or any provision thereof in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document or any provision thereof to which it is a party; or

8.13  FAILURE TO CONSUMMATE MERGER.

      The Merger shall not be consummated in accordance with the Merger Agreement or the Merger shall be unwound, reversed or otherwise rescinded in whole or in part for any reason;

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7 with respect to Company or any of its Material Domestic Subsidiaries, each of (a) the unpaid principal amount of and accrued interest on the Loans,
(b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan and the obligation of the Issuing Lenders to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender


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to make any Loan and the obligation of the Issuing Lenders to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of Revolving Lenders under subsection 3.3C(i) or the obligations of Revolving Lenders to purchase assignments of any unpaid Swing Line Loans as provided in subsection 2.1A(iv).

            Any amounts described in clause (b) above, when received by Administrative Agent, shall be held by Administrative Agent pursuant to the terms of the Security Agreement and shall be applied as therein provided.

SECTION 9.  ADMINISTRATIVE AGENT

9.1   APPOINTMENT.

      A. APPOINTMENT OF ADMINISTRATIVE AGENT. CSFB is hereby appointed Administrative Agent hereunder and under the other Loan Documents. Each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Administrative Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Administrative Agent and Lenders and no Loan Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Administrative Agent (other than as provided in subsection 2.10) shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any other Loan Party.

      B. APPOINTMENT OF SUPPLEMENTAL COLLATERAL AGENTS. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "SUPPLEMENTAL COLLATERAL AGENT" and collectively as "SUPPLEMENTAL COLLATERAL AGENTS").

            In the event that Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such


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Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Administrative Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of subsections 10.2 and 10.3 that refer to Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.

            Should any instrument in writing from Company or any other Loan Party be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Company shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Administrative Agent.

9.2   POWERS AND DUTIES; GENERAL IMMUNITY.

      A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Administrative Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Administrative Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender or Company; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

      B. NO RESPONSIBILITY FOR CERTAIN MATTERS. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by such Agent to Lenders or by or on behalf of Company to such Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall such Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary


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notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

      C. EXCULPATORY PROVISIONS. No Agent or any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by such Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against such Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

      D. AGENTS ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, an Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, an Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. An Agent and its Affiliates may accept deposits from, lend money to, acquire equity interests in and generally engage in any kind of commercial banking, investment banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

9.3 REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

            Each Lender agrees that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such


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investigation or any such appraisal on behalf of Lenders or to provide any
Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4   RIGHT TO INDEMNITY.

            Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent and its officers, directors, employees, agents, attorneys, professional advisors and Affiliates to the extent that any such Person shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements and fees and disbursements of any financial advisor engaged by Agent) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Agent or such other Persons in exercising the powers, rights and remedies of an Agent or performing the duties of an Agent hereunder or under the other Loan Documents or otherwise in its capacity as an Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of an Agent resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to an Agent or other Persons for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

9.5   SUCCESSOR ADMINISTRATIVE AGENT.

            Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company. Upon any such notice of resignation, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Administrative Agent, except during the continuation of an Event of Default, with the consent of Company (which consent shall not be unreasonably withheld or delayed). If Requisite Lenders have not appointed a successor Administrative Agent by the date set for Administrative Agent's resignation, Administrative Agent shall appoint such successor Administrative Agent in consultation with Company. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

9.6   COLLATERAL DOCUMENTS AND GUARANTIES.

            Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be the agent for and representative of Lenders under the Subsidiary Guaranty, and each Lender agrees


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to be bound by the terms of each Collateral Document and the Subsidiary
Guaranty; provided that Administrative Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or the Subsidiary Guaranty or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to subsection 10.6, all Lenders); provided further, however, that, without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented, (b) release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the Capital Stock of such Subsidiary Guarantor is sold to any Person (other than an Affiliate of Company) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented or
(c) subordinate the Liens of Administrative Agent, on behalf of Lenders, to any Liens permitted by subsection 7.2; provided that, in the case of a sale of such item of Collateral or stock referred to in subdivision (a) or (b), the requirements of subsection 10.14 are satisfied. Anything contained in any of the Loan Documents to the contrary notwithstanding, Company, Administrative Agent and each Lender hereby agree that (1) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce the Subsidiary Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Subsidiary Guaranty may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof, and (2) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale.

9.7   AGENTS.

            Syndication Agent, Co-Documentation Agents and each of the Co-Agents shall have no right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such or to Syndication Agent, Co-Documentation Agents or any Co-Agent as such.

9.8   ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM.

            In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Company or any of the Subsidiaries of Company, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Company) shall be entitled and empowered, by intervention in such proceeding or otherwise


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            (i)   to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Loans and any other Obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of Lenders and Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Agents and their agents and counsel and all other amounts due Lenders and Agents under subsections 2.3 and 10.2) allowed in such judicial proceeding, and

            (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agents and their agents and counsel, and any other amounts due Agents under subsections 2.3 and 10.2.

            Nothing herein contained shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lenders or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 10. MISCELLANEOUS

10.1 SUCCESSORS AND ASSIGNS; ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND LETTERS OF CREDIT.

            A. GENERAL. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to the further provisions of this subsection 10.1). Neither Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders (and any attempted assignment or transfer by Company without such consent shall be null and void). No sale, assignment or transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Revolving Lender effecting such sale, assignment, transfer or participation. Anything contained herein to the contrary notwithstanding, except as provided in subsection 2.1A(iv) and subsection 10.5, the Swing Line Loan Commitment and the Swing Line Loans of Swing Line Lender may not be sold, assigned or transferred as described below to any Person other than a successor Administrative Agent and Swing Line Lender to the extent contemplated by subsection 9.5. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Affiliates of each of Administrative Agent and Lenders) any legal or equitable right, remedy or claim under


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or by reason of this Agreement. In addition, no sale, assignment, transfer or participation of any Loan or Commitment by any Lender shall, without consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state.

            B.    ASSIGNMENTS.

            (i) Amounts and Terms of Assignments. Any Lender may assign to one or more Eligible Assignees all or any portion of its rights and obligations under this Agreement; provided that (a), except (1) in the case of an assignment of the entire remaining amount of the assigning Lender's rights and obligations under this Agreement or (2) in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund of a Lender, the aggregate amount of the Revolving Loan Exposure, Tranche A Term Loan Exposure or Tranche B Term Loan Exposure, as the case may be, of the assigning Lender and the assignee subject to each such assignment shall not be less than $5,000,000, in the case of any assignment of a Revolving Loan or a Tranche A Term Loan, or $1,000,000, in the case of any assignment of a Tranche B Term Loan, unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Company otherwise consents (each such consent not to be unreasonably withheld or delayed), (b) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or Commitments assigned and in the case of any assignment of all or any portion of a Revolving Loan Commitment or Letter of Credit Participation participations shall be made only as an assignment of the same proportionate part of the assigning Lender's Revolving Loan Commitment, Revolving Loans and Letter of Credit participations, (c) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment Agreement, together with a processing and recordation fee of $3,500, at Administrative Agent's discretion (unless the assignee is already a Lender, an Affiliate or an Approved Fund of the assignor, in which case no fee shall be required), and the Eligible Assignee, if it shall not already be a Lender, shall deliver to Administrative Agent information reasonably requested by Administrative Agent, including an administrative questionnaire and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii), (d) in the case of an assignment of all or a portion of a Revolving Loan Commitment of any Lender, Administrative Agent, Swing Line Lender and each Issuing Lender shall have given their prior written consent to such assignment, and (e), except in the case of an assignment to another Lender, an Affiliate of a Lender or an Approved Fund of a Lender, Administrative Agent and, if no Event of Default has occurred and is continuing, Company, shall have consented thereto (which consent shall not be unreasonably withheld). Upon such acceptance and recording by Administrative Agent pursuant to clause (ii) below, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and
      (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder


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      have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Lender such Lender shall continue to have all rights and obligations of an Issuing Lender until the date such Issuing Lender has been replaced in accordance with subsection 10.3 and thereafter, with respect to any Letters of Credit issued prior to such date until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its Notes, if any, to Administrative Agent for cancellation, and thereupon new Notes shall, if so requested by the assignee and/or the assigning Lender in accordance with subsection 2.1E, be issued to the assignee and/or to the assigning Lender, substantially in the form of Exhibit IV, Exhibit V or Exhibit VI annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Revolving Loans and/or outstanding Tranche A Term Loans and/or Tranche B Term Loans, as the case may be, of the assignee and/or the assigning Lender. Other than as provided in subsection 2.1A(iv) and subsection 10.5, any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection 10.1B shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection 10.1C.

            (ii) Acceptance by Administrative Agent; Recordation in Register. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii), Administrative Agent shall, if Administrative Agent has consented to the assignment evidenced thereby to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (b) record the information contained therein in the Register and (c) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii). No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause (ii).

            (iii) Deemed Consent by Company. If the consent of Company to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in subsection 10.1B(i)), Company shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through Administrative Agent) unless such consent is expressly refused by Company prior to such fifth Business Day.


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            (iv)  Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and Company, the option to provide to Company all or any part of any Loan that such Granting Lender would otherwise be obligated to make to Company pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary contained in this subsection 10.1B(iv), any SPC may (i) with notice to, but without the prior written consent of, Company and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Company and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This subsection 10.1B(iv) may not be amended without the written consent of the SPC.

            C. PARTICIPATIONS. Any Lender may, without the consent of, or notice to, Company or Administrative Agent, sell participations to one or more Persons (other than a natural Person or Company or any of its Affiliates) in all or a portion of such Lender's rights and/or obligations under this Agreement; provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Company, Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver directly affecting (i) the extension of the regularly scheduled maturity of any portion of the principal amount of or interest on any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation. Subject to the further provisions of this subsection 10.1C, Company agrees that each Participant shall be entitled to the benefits of subsections 2.6D and 2.7 to the same extent as


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if it were a Lender and had acquired its interest by assignment pursuant to subsection 10.1B. To the extent permitted by law, each Participant also shall be entitled to the benefits of subsection 10.4 as though it were a Lender, provided such Participant agrees to be subject to subsection 10.5 as though it were a Lender. A Participant shall not be entitled to receive any greater payment under subsections 2.6D and 2.7 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of the participation to such Participant is made with Company's prior written consent. A Participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of subsection 2.7 unless Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Company, to comply with subsection 2.7B(iii) as though it were a Lender.

            D. PLEDGES AND ASSIGNMENTS. Any Lender may at any time pledge or assign a security interest in all or any portion of its Loans, and the other Obligations owed to such Lender, to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to any Federal Reserve Bank; provided that (i) no Lender shall be relieved of any of its obligations hereunder as a result of any such assignment or pledge and (ii) in no event shall any assignee or pledgee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

            E. INFORMATION. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

            F. AGREEMENTS OF LENDERS. Each Lender listed on the signature pages hereof hereby agrees (i) that it is an Eligible Assignee described in clause (ii) of the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and (iii) that it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the agreements of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

10.2  EXPENSES.

            Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all actual and reasonable costs and expenses of negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all costs and expenses of furnishing all opinions by counsel for Company required hereunder and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) all reasonable fees, expenses and disbursements of counsel to Administrative Agent (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other


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documents or matters requested by Company; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Administrative Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Administrative Agent and of counsel providing any opinions required hereunder; (v) all actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by Administrative Agent or its counsel) of obtaining and reviewing any environmental audits or reports provided for under subsection 6.8(d); (vi) all actual costs and reasonable expenses incurred by Administrative Agent in connection with the custody or preservation of any of the Collateral;
(vii) all actual costs and reasonable expenses incurred by Administrative Agent in connection with the syndication of the Commitments; (viii) all actual costs and reasonable expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and fees, costs and expenses of accountants, advisors and consultants, incurred by Administrative Agent and its counsel relating to efforts to (a) evaluate or assess any Loan Party, its business or financial condition and (b) protect, evaluate, assess or dispose of any of the Collateral; and (ix) all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel), fees, costs and expenses of accountants, advisors and consultants and costs of settlement, incurred by Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Loan Documents) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

10.3  INDEMNITY.

            In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Agents and Lenders (including Issuing Lenders), and the officers, directors, employees, agents and Affiliates of Agents and Lenders (collectively called the "INDEMNITEES"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

            As used herein, "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto,


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and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, the failure of an Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Government Authority, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty)), (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries.

            To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

            Promptly after receipt by an Indemnitee of notice of the commencement of any action, such Indemnitee shall use reasonable efforts to notify Company of the commencement of such action.

10.4  SET-OFF; SECURITY INTEREST IN DEPOSIT ACCOUNTS.

            In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, provisional or final, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender or any Affiliate of that Lender to or for the credit or the account of Company and each other Loan Party against and on account of the Obligations of Company or any other Loan Party to that Lender (or any Affiliate of that Lender) or to any other Lender (or any Affiliate of any other Lender) under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Company hereby further grants to Administrative Agent, Swing Line Lender and


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each Lender a security interest in all deposits and accounts maintained with
Administrative Agent, Swing Line Lender or such Lender as security for the Obligations.

10.5  RATABLE SHARING.

            Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) that is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and
(ii) apply a portion of such payment to purchase assignments (which it shall be deemed to have purchased from each seller of an assignment simultaneously upon the receipt by such seller of its portion of such payment) of the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such assignments shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any purchaser of an assignment so purchased may exercise any and all rights of a Lender as to such assignment as fully as if that Lender had complied with the provisions of subsection 10.1B with respect to such assignment. In order to further evidence such assignment (and without prejudice to the effectiveness of the assignment provisions set forth above), each purchasing Lender and each selling Lender agree to enter into an Assignment Agreement at the request of a selling Lender or a purchasing Lender, as the case may be, in form and substance reasonably satisfactory to each such Lender.

10.6  AMENDMENTS AND WAIVERS.

            No amendment (including increases in the Commitments or the addition of additional Term Loan tranches hereunder), modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that no such amendment, modification, termination, waiver or consent shall, without the written concurrence of each Lender with Obligations directly affected (whose consent shall be sufficient for any such amendment, modification, termination or waiver without the consent of Requisite Lenders) (1) reduce the principal amount of any Loan, (2) postpone the date or reduce the amount of any scheduled payment (but not prepayment) of principal of any Loan, (3) postpone the date on which any interest or any fees are payable, (4) decrease the interest rate borne by any Loan (other than any waiver of any increase in the interest rate applicable to any of the Loans


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pursuant to subsection 2.2E) or the amount of any fees payable hereunder
(excluding any change in the manner in which any financial ratio used in determining any interest rate or fee is calculated that would result in a reduction of any such rate or fee), (5) reduce the amount or postpone the due date of any amount payable in respect of any Letter of Credit, (6) extend the expiration date of any Letter of Credit beyond the Revolving Loan Commitment Termination Date, (7) change in any manner the obligations of Revolving Lenders relating to the purchase of participations in Letters of Credit, (8) change in any manner subsection 10.5 or the obligations of Lenders to make Loans proportionately to their respective Pro Rata Shares or the definition of "Class" or the definition of "Pro Rata Share" or the definition of "Requisite Class Lenders" or the definition of "Requisite Lenders" (except for any changes resulting solely from an increase in Commitments or the addition of another "Class" of Revolving Loans or Term Loans hereunder approved by Requisite Lenders), (9) change in any manner any provision of this Agreement that, by its terms, expressly requires the approval or concurrence of all Lenders, (10) increase the maximum duration of Interest Periods permitted hereunder, (11) release any Lien granted in favor of Administrative Agent with respect to all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guaranty, in each case other than in accordance with the terms of the Loan Documents, or (12) change in any manner or waive the provisions contained in subsection 8.1 or this subsection 10.6. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in Section 4 shall be effective only if evidenced by a writing signed by or on behalf of Administrative Agent and Requisite Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (iii) no amendment, modification, termination or waiver of any provision of subsection 2.1A(iv) or of any other provision of this Agreement relating to the Swing Line Loan Commitment or the Swing Line Loans shall be effective without the written concurrence of Swing Line Lender, (iv) no amendment, modification, termination or waiver of any provision of Section 3 shall be effective without the written concurrence of Administrative Agent and, with respect to the purchase of participations in Letters of Credit, without the written concurrence of each Issuing Lender that has issued an outstanding Letter of Credit or has not been reimbursed for a payment under a Letter of Credit, (v) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Administrative Agent shall be effective without the written concurrence of Administrative Agent, (vi) no amendment, modification, termination or waiver of any provision of subsection 2.4 that has the effect of changing any voluntary or mandatory prepayments, or Commitment reductions applicable to a Class in a manner that disproportionately disadvantages such Class relative to any other Class shall be effective without the written concurrence of Requisite Class Lenders of such affected Class (it being understood and agreed that any amendment, modification, termination or waiver of any such provision which only postpones or reduces any voluntary or mandatory prepayment, or Commitment reduction from those set forth in subsection 2.4 with respect to one Class but not any other Class shall be deemed to disproportionately disadvantage such one Class but not to disproportionately disadvantage any such other Class for purposes of this clause (vi)), (vii) no Commitment of a Lender shall be increased without the written concurrence of such Lender, (viii) no amendment, modification, termination or waiver of any provision that, by its terms, expressly requires the approval or concurrence of Requisite Class Lenders shall be effective without the written concurrence of


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such Requisite Class Lenders, and (ix) notwithstanding clause (i) above, no amendment, modification, termination or waiver of any provision of this Agreement that has the effect of enabling Company to satisfy a condition precedent to the making of a Revolving Loan shall be effective against the Revolving Lenders for purposes of the Revolving Commitments without the written concurrence of Lenders having or holding at least 51% of the aggregate Revolving Loan Exposure of all Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

10.7  INDEPENDENCE OF COVENANTS.

            All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

10.8  NOTICES; EFFECTIVENESS OF SIGNATURES.

            Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile in complete and legible form, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Administrative Agent, Swing Line Lender and any Issuing Lender shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent. Electronic mail and Internet and intranet websites may be used to distribute routine communications, such as financial statements and other information; provided, however, that no signature with respect to any notice, request, agreement, waiver, amendment or other document or any notice that is intended to have binding effect may be sent by electronic mail.

            Loan Documents and notices under the Loan Documents may be transmitted and/or signed by telefacsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as an original copy with manual signatures and shall be binding on all Loan Parties, Agents and Lenders. Administrative Agent may also require that any such documents and signature be confirmed by a manually-signed copy thereof; provided, however, that the failure to request or deliver any such
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shall not affect the effectiveness of any facsimile document or signature.

10.9  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

            A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

            B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 10.2, 10.3, 10.4, 10.17 and 10.18 and the agreements of Lenders set forth in subsections 9.2C, 9.4, 10.5 and 10.18 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

10.10 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

            No failure or delay on the part of an Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.11 MARSHALLING; PAYMENTS SET ASIDE.

            Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Agents or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12 SEVERABILITY.

            In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13 OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS; DAMAGE WAIVER.

            The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders, or Lenders and Company, as a partnership, an association, a Joint Venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

            To the extent permitted by law, (i) Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) and (ii) except as expressly set forth in this Agreement, each Agent and Lender shall not assert, and hereby waives, any claim against Company, any Subsidiaries and their respective officers, directors, employees, agents and Affiliates, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages), in each case arising out of, in connection with or as a result of this Agreement (including, without limitation, subsection 2.1C hereof), any other Loan Document, any transaction contemplated by the Loan Documents, any Loan or the use of proceeds thereof.

10.14 RELEASE OF SECURITY INTEREST OR GUARANTY.

            Upon the proposed sale or other disposition of any Collateral that is permitted by this Agreement or to which Requisite Lenders have otherwise consented, or the sale or other disposition of all of the Capital Stock of a Subsidiary Guarantor to any Person (other than an Affiliate of Company) permitted by this Agreement or to which Requisite Lenders have otherwise consented, for which a Loan Party desires to obtain a security interest release or a release of the Subsidiary Guaranty from Administrative Agent, such Loan Party shall deliver an Officer's Certificate (i) stating that the Collateral or the Capital Stock subject to such disposition is being sold or otherwise disposed of in compliance with the terms hereof and (ii) specifying the Collateral or Capital Stock being sold or otherwise disposed of in the proposed transaction. Upon the receipt of such Officer's Certificate, Administrative Agent shall, at such Loan Party's expense, so long as Administrative Agent (a) has no reason to believe that the facts stated in such Officer's Certificate are not true and correct and (b), if the sale or other disposition of such item of Collateral or Capital Stock constitutes an Asset Sale, shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for delivery of the Net Asset Sale Proceeds if and as required by subsection 2.4, execute and deliver such releases of its security interest in such Collateral or such Subsidiary Guaranty, as may be reasonably requested by such Loan Party.

10.15 APPLICABLE LAW.

            THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE

OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

10.16 CONSTRUCTION OF AGREEMENT; NATURE OF RELATIONSHIP.

            Each of the parties hereto acknowledges that (i) it has been represented by counsel in the negotiation and documentation of the terms of this Agreement, (ii) it has had full and fair opportunity to review and revise the terms of this Agreement, (iii) this Agreement has been drafted jointly by all of the parties hereto, and (iv) neither Administrative Agent nor any Lender or other Agent has any fiduciary relationship with or duty to Company arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent, the other Agents and Lenders, on one hand, and Company, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Accordingly, each of the parties hereto acknowledges and agrees that the terms of this Agreement shall not be construed against or in favor of another party.

10.17 CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

            ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

            (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

            (II)  WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

            (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;

            (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

            (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND

            (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

10.18 WAIVER OF JURY TRIAL.

            EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.19 CONFIDENTIALITY.

            Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement that has been identified in writing as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature, it being understood and agreed by Company that in any event a Lender may make disclosures (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) to the extent requested by any Government Authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,
(f) subject to an agreement containing provisions substantially the same as those of this subsection 10.19, to (i) any Eligible Assignee of or participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this

Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of Company, (g) with the written consent of Company, (h) to the extent such information (i) becomes publicly available other than as a result of a breach of this subsection 10.19 or (ii) becomes available to Administrative Agent or any Lender on a nonconfidential basis from a source other than Company, so long as Administrative Agent or such Lender had no knowledge that such other source provided such information in violation of any confidentiality agreement with Company or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates and that no written or oral communications from counsel to an Agent and no information that is or is designated as privileged or as attorney work product may be disclosed to any Person unless such Person is a Lender or a participant hereunder; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any Government Authority or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such Government Authority) for disclosure of any such non-public information prior to disclosure of such information; and provided further that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries. In addition, Administrative Agent and Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to Administrative Agent and Lenders.

10.20 COUNTERPARTS; EFFECTIVENESS.

            This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

10.21 SUCCESSOR SWING LINE LENDER.

            A. RESIGNATION OR REMOVAL. Swing Line Lender may resign, with the consent of Requisite Lenders in their sole discretion, at any time by giving 30 days' prior written notice thereof to Lenders and Company provided that Requisite Lenders have appointed a successor Swing Line Lender and such appointment has been accepted as provided below. Unless Swing Line Lender is Administrative Agent, Swing Line Lender may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or removal, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Swing Line Lender, subject to Company's consent, which shall not be unreasonably withheld or delayed. Upon the acceptance of any appointment as

Swing Line Lender hereunder by a successor Swing Line Lender, that successor Swing Line Lender shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Swing Line Lender and the retiring or removed Swing Line Lender shall be discharged from its duties and obligations under this Agreement.

            B. SUCCESSOR SWING LINE LENDER. In the event of a resignation or removal of any Swing Line Lender pursuant to subsection 11.2A, (i) Company shall prepay any outstanding Swing Line Loans made by the retiring or removed Swing Line Lender, (ii) upon such prepayment, the retiring or removed Swing Line Lender shall surrender any Swing Line Notes held by it to Company for cancellation, and (iii) if so requested by the successor Swing Line Lender in accordance with subsection 2.1E, Company shall issue a new Swing Line Note to the successor Swing Line Lender substantially in the form of Exhibit VII annexed hereto, in the principal amount of the Swing Line Loan Commitment then in effect and with other appropriate insertions.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

            COMPANY:


                        URS CORPORATION

                        By:    /s/ Kent P. Ainsworth
                               --------------------------------------
                        Name:  Kent P. Ainsworth
                        Title: Executive Vice President and
                               Chief Financial Officer

                        Notice Address:

                               100 California Street
                               San Francisco, CA 94111
                               Attention: Mr. Kent P. Ainsworth
                                          Executive Vice President and
                                          Chief Financial Officer
                               Telefacsimile:  (415) 398-1905



                                                                Credit Agreement

            LENDERS:


                        CREDIT SUISSE FIRST BOSTON,
                        as Administrative Agent

                        By:  /s/ Bill O'Daly
                             ---------------------------------
                        Name:    Bill O'Daly
                        Title:   Director


                        By:  /s/ Cassandra Droogan
                             ---------------------------------
                        Name:    Cassandra Droogan
                        Title:   Associate


                        Notice Address:

                               11 Madison Avenue, 10th Floor
                               New York, New York 10010
                               Attention: Agency Department Manager
                               Telefacsimile:  (212) 325-8304

                        Payment Instructions:

                               _________________________________________________
                               _________________________________________________
                               ABA #____________________________________________
                               For Acct.: ______________________________________
                               Ref: ____________________________________________


                                                                Credit Agreement

                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                        Individually and as Syndication Agent


                        By:    /s/ Peter Gruebele
                               --------------------
                        Name:  Peter Gruebele
                        Title: Vice President


                        Notice Address:

                               420 Montgomery Street, 9th Floor
                               San Francisco, CA 94163
                               Attention:  Mr. Peter Gruebele
                                           Vice President
                               Telefacsimile:  (415) 421-1352

                        Payment Instructions:

                               WELLS FARGO BANK, NATIONAL ASSOCIATION
                               San Francisco, CA
                               ABA #1210-00248
                               For Acct.:  4518-105598
                               Ref:  URS Corporation


                                                                Credit Agreement

                        CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH


                        By:    /s/ Bill O'Daly
                               ---------------------------------------
                        Name:  Bill O'Daly
                        Title: Director


                        By:    /s/ Cassandra Droogan
                               ---------------------------------------
                        Name:  Cassandra Droogan
                        Title: Associate


                        Notice Address:

                               11 Madison Avenue, 10th Floor
                               New York, New York 10010
                               Attention:
                               Telefacsimile: (212) 325-8309

                        Payment Instructions:

                               _________________________________________________
                               _________________________________________________
                               ABA #____________________________________________
                               For Acct.: ______________________________________
                               Ref: ____________________________________________


                                                                Credit Agreement

                        BANK LEUMI USA


                        By:    /s/ Aliz Sadan
                               ---------------------
                        Name:  Aliz Sadan
                        Title: Assistant Vice President


                        Notice Address (Credit):

                               579 Fifth Avenue
                               New York, NY  10017
                               Attention:  Aliz Sadan
                               Telefacsimile: (212) 407-4317

                        Notice Address (Operations):

                               579 Fifth Avenue
                               New York, NY  10017
                               Attention:  Christine Barrett
                               Telefacsimile: (212) 407-4317

                        Payment Instructions:

                               BANK LEUMI USA
                               Attn:  Loan Operations/Corporate Finance
                               New York, NY
                               ABA #026002794
                               For Acct.:  80024742-00
                               Account Name:  URS Corporation
                               Ref:  URS


                                                                Credit Agreement

                        BNP PARIBAS,
                        Individually and as a Co-Documentation Agent


                        By:    /s/ David W. Low
                               ----------------------
                        Name:  David W. Low
                        Title: Director

                        By:    /s/ Jean Plassard
                               ----------------------
                        Name:  Jean Plassard
                        Title: Managing Director


                        Notice Address (Credit):

                               180 Montgomery Street, 3rd Floor
                               San Francisco, CA 94104
                               Attention:  David W. Low
                               Telefacsimile: (415) 296-8954

                        Notice Address (Operations):

                               180 Montgomery Street, 3rd Floor
                               San Francisco, CA 94104
                               Attention:   Donald A. Hart
                               Telefacsimile: (415) 989-9041

                        Payment Instructions:

                               FEDERAL RESERVE BANK OF NEW YORK
                               Attention:  Peggy Tatum
                               New York, NY
                               ABA #026007689 BNP NY
                               For Acct.:  14334000176
                               Account Name:  BNP Paribas San Francisco
                               Ref:  URS Corporation


                                                                Credit Agreement

                        ERSTE BANK DER OESTERREICHISCHEN SPARKASSEN AG


                        By:    /s/ Brandon A. Meyerson
                               ------------------------------------
                        Name:  Brandon A. Meyerson
                        Title: Vice President
                               Erste Bank New York Branch

                        By:    /s/ John S. Runnion
                               ------------------------------------
                        Name:  John S. Runnion
                        Title: Managing Director
                               Erst Bank New York Branch


                        Notice Address (Credit):

                               280 Park Avenue, 32nd Floor
                               West Building
                               New York, NY  10017
                               Attention:  Brandon A. Meyerson
                               Telefacsimile: (212) 984-5627

                        Notice Address (Administrative):

                               280 Park Avenue, 32nd Floor
                               West Building
                               New York, New York 10017
                               Attention:  Jean Ramjeet / Ed Tanczos
                               Telefacsimile: (212) 984-5626

                        Payment Instructions:

                               BANK OF AMERICA, NEW YORK
                               New York, NY
                               ABA #026009593
                               For Acct.:  655-0752-581
                               Account Name:  Erste Bank, New York
                               Ref:  URS Corp.


                                                                Credit Agreement

                        FORTIS CAPITAL CORP.


                        By:   /s/ Douglas Riani       /s/ John C. Preneta
                              ------------------------------------------------
                        Name: Douglas Riani           John C. Preneta
                        Title:Vice President          Executive Vice President


                        Notice Address (Credit):

                               3 Stamford Plaza
                               301 Tresser Boulevard, 9th Floor
                               Stamford, CT  06901-3239
                               Attention:  Stephen Suo / Doug Riahi
                               Telefacsimile: (203) 705-5890

                        Notice Address (Operations):

                               3 Stamford Plaza
                               301 Tresser Boulevard, 9th Floor
                               Stamford, CT  06901-3239
                               Attention:  Jaime Silver / Marlene Ellis
                               Telefacsimile: (203) 705-5888

                        Payment Instructions:

                               Chase Manhattan Bank
                               ABA #021 000 021
                               For Acct.:  001 624 418
                               Account Name:  Fortis Capital Corp.
                               Ref:  URS Corporation


                                                                Credit Agreement

                        HARRIS TRUST & SAVINGS BANK,
                        Individually and as a Co-Documentation Agent


                        By:    /s/ Isabella Battista
                               ---------------------------
                        Name:  Isabella Battista
                        Title: Vice President


                        Notice Address (Credit):

                               111 West Monroe Street, 5W
                               Chicago, IL 60603
                               Attention:  Isabella Battista / William Veal
                               Telefacsimile: (312) 293-5852 / (312) 765-8105

                        Notice Address (Operations):

                               111 West Monroe Street, 5W
                               Chicago, IL 60603
                               Attention:   Cesar Garcia
                               Telefacsimile: (312) 293-5884

                        Payment Instructions:

                               HARRIS TRUST & SAVINGS BANK
                               Attention:  Cesar Garcia
                               Chicago, IL
                               ABA #071 000 288
                               For Acct.:  109 215 4
                               Account Name:  Credit Account
                               Ref:  URS Corporation


                                                                Credit Agreement

                        ING CAPITAL LLC

                                 /s/ William Povey
                        By:    _________________________________________________
                        Name:    William Povey
                        Title:   Managing Director

                        Notice Address (Credit):
                          1325 Avenue of the Americas
                          New York, NY 10019

                               Attention:     David Scott Orner
                               Telefacsimile: 646-424-7229

                        Notice Address (Operations):
                          1325 Avenue of the Americas
                          New York, NY 10019

                               Attention:     Edwin Codorniga
                               Telefacsimile: 646-424-8251

                        Payment Instructions:

                                               JP Morgan Chase
                               Bank Name: ______________________________________

                               Attention: ______________________________________

                                               New York, NY
                               City, State: ____________________________________

                                       021-000-021
                               ABA #____________________________________________

                                            066-297-311
                               For Acct.: ______________________________________


                               Account Name:  ING Capital LLC

                                       URS Corp.
                               Ref: ____________________________________________



                                                                Credit Agreement

                        THE NORINCHUKIN BANK, NEW YORK BRANCH

                                 /s/ Toshiyuki Futaoka
                        By:    _________________________________________________
                        Name:    Toshiyuki Futaoka
                        Title:   Joint General Manager


                        Notice Address (Credit):
                          245 Park Ave., 29th Floor
                          New York, NY 10167

                               Attention:      Junya Morishita
                               Telefacsimile:  212-697-5754

                        Notice Address (Operations):
                          245 Park Ave., 29th Floor
                          New York, NY 10167

                               Attention:      Connie Au Yeung
                               Telefacsimile:  212-808-4188

                        Payment Instructions:

                                               The Chase Manhattan Bank
                               Bank Name: ______________________________________

                               Attention: ______________________________________

                                               New York, NY
                               City, State: ____________________________________

                                      021000021
                               ABA #____________________________________________

                                            544-7-72711
                               For Acct.: ______________________________________

                                               The Norinchukin Bank, New York
                               Account Name: ___________________________________

                                      URS Corp.
                               Ref: ____________________________________________


                                                                Credit Agreement

                        THE ROYAL BANK OF SCOTLAND PLC,
                        Individually and as a Co-Documentation Agent

                                 /s/ John Speirs
                        By:    _________________________________________________
                        Name:  John Speirs
                        Title: Director


                        Notice Address (Credit):

                               101 Park Avenue, 10th Floor
                               New York, NY  10178
                               Attention:  Andrew S. Weinberg
                                           Senior Vice President
                               Telefacsimile: (212) 401-1390

                        Notice Address (Operations):

                               101 Park Avenue, 10th Floor
                               New York, NY  10178
                               Attention:  Juanita Baird / Luis Montanti
                               Telefacsimile: (212) 401-1336

                        Payment Instructions:

                               Chase Manhattan Bank
                               New York, NY
                               ABA #021-000-021
                               For Acct.:  400-931-052
                               Account Name:  Royal Bank of Scotland PLC
                               Ref:  URS Corporation


                                                                Credit Agreement

                        TRANSAMERICA BUSINESS CAPITAL CORPORATION

                                /s/ Peggy Vavoules
                        By:    _________________________________________________

                        Name:   Peggy Vavoules
                        Title:  Executive Vice President


                        Notice Address (Credit):

                               555 Theodore Fremd Avenue
                               Suite C-301
                               Rye, NY  10580
                               Attention:  Dennis Hultgren
                               Telefacsimile: (914) 921-9072

                        Notice Address (Operations):

                               555 Theodore Fremd Avenue
                               Suite C-301
                               Rye, NY  10580
                               Attention:  Dawn Carty
                               Telefacsimile: (914) 925-7248

                        Payment Instructions:

                               BANK ONE
                               Chicago, IL
                               ABA #071-000-013
                               For Acct.:  52-97184
                               Ref:  URS Corporation



                                                                Credit Agreement

                        UNION BANK OF CALIFORNIA, N.A.

                                 /s/ David M. Jackson
                        By:    _________________________________________________
                        Name:    David M. Jackson
                        Title:   Vice President


                        Notice Address (Credit):

                               350 California Street, 10th Floor
                               San Francisco, CA  94104
                               Attention:  David M. Jackson
                               Telefacsimile: (415) 705-7111

                        Notice Address (Operations):

                               1980 Saturn Street
                               Monterey Park, CA  91755
                               Attention:  Shirley Davis
                                           Syndication Participation Group
                               Telefacsimile: (323) 724-6198

                        Payment Instructions:

                               UNION BANK OF CALIFORNIA, N.A.
                               Attention:  Commercial Loan Operation
                               Monterey Park, CA
                               ABA #1220-0049-06
                               For Acct.:  070196431
                               Account Name:  Wire Transfer Clearing Account
                               Ref:  URS Corporation


                                                                Credit Agreement

                        U.S. BANK NATIONAL ASSOCIATION

                                /s/ Douglas A. Rich
                        By:    _________________________________________________
                        Name:   Douglas A. Rich
                        Title:  Vice President


                        Notice Address (Credit):
                          US Bank N.A.
                          555 SW Oak Street, 4th Floor
                          Portland, OR 97204

                               Attention:     Douglas A. Rich or David Johnson
                               Telefacsimile: 503/275-5420

                        Notice Address (Operations):
                          US Bank N.A.
                          555 SW Oak Street, 4th floor
                          Mail Code: PO - OR - P4LN
                          Portland, OR 97204

                               Attention:     Ms. Linnie Regalado
                               Telefacsimile: 503/275-4600

                        Payment Instructions:

                                             U.S. Bank National Association
                               Bank Name:  _____________________________________

                                             Linnie Regalado,
                                                Participation Specialist
                               Attention:  _____________________________________

                                             Portland, Oregon 97204
                               City, State:  ___________________________________

                                      123-000-220
                               ABA #____________________________________________

                                            00340012160600
                               For Acct.:  _____________________________________

                                              Commercial Load Servicing West
                               Account Name:  __________________________________

                               Ref:  URS Corporation
                               Answerback: USNATLBANKPTL
                               Tax ID #: 41-0417860
                               Telex: 360549


                                                                Credit Agreement

                                  SCHEDULE 2.1

                    LENDERS' COMMITMENTS AND PRO RATA SHARES

                            Revolving         Tranche A         Tranche B
                               Loan           Term Loan         Term Loan
                            Commitment        Commitment        Commitment
Credit Suisse First       $34,889,230.77    $21,805,769.23    $350,000,000
Boston

Wells Fargo Bank,          28,735,384.62     17,959,615.38
National Association

Bank Leumi USA              2,221,538.46      1,388,461.54

BNP Paribas                21,538,461.54     13,461,538.46

Erste Bank der              4,923,076.92      3,076,923.08
Oesterreichischen
Sparkassen AG

Fortis Capital Corp.        9,230,769.23      5,769,230.77

Harris Trust & Savings     21,538,461.54     13,461,538.46
Bank

ING Capital LLC            15,384,615.38      9,615,384.62

The Norinchukin Bank,       9,230,769.23      5,769,230.77
New York Branch

The Royal Bank of          21,538,461.54     13,461,538.46
Scotland PLC

Transamerica Business       6,153,846.15      3,846,153.85
Capital Corporation

Union Bank of              15,384,615.38      9,615,384.62
California, N.A.

U.S. Bank National          9,230,769.23      5,769,230.77
Association
                            ------------    --------------    ------------

Total                       $200,000,000      $125,000,000    $350,000,000

                                    EXHIBIT I

                          [FORM OF NOTICE OF BORROWING]

                               NOTICE OF BORROWING

            Pursuant to that certain Credit Agreement dated as of August 22, 2002, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among URS Corporation, a Delaware corporation ("COMPANY"), the financial institutions listed therein as Lenders ("LENDERS"), Credit Suisse First Boston, as a Co-Lead Arranger and administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT"), Wells Fargo Bank, National Association, as a Co-Lead Arranger and syndication agent for Lenders, and Bank of Montreal, BNP Paribas and The Royal Bank of Scotland PLC, as documentation agents for Lenders, this represents Company's request to borrow as follows:

         1.   Date of borrowing: ___________________, _________

         2.   Amount of borrowing: $___________________

         3    Amount of outstanding Swing Line Loans: $ _____________________

         4.   Lender(s):            [  ]   a.  Lenders, in accordance with their
                                           Pro Rata Shares
                                    [  ]   b.  Swing Line Lender

         5.   Type of Loans:        [  ]   a.  Tranche A Term Loans
                                    [  ]   b.  Tranche B Term Loans
                                    [  ]   c.  Revolving Loans
                                    [  ]   d.  Swing Line Loans

         6.   Interest rate option: [  ]   a.  Base Rate Loan(s)

                                    [  ]   b.  Eurodollar Rate Loan(s) with an
                                           initial Interest Period of __________
                                           month(s) (for Tranche A Term Loans,
                                           Tranche B Term Loans and Revolving
                                           Loans only)

The proceeds of such Loans are to be deposited in the following accounts:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

            The undersigned officer, to the best of his or her knowledge, on behalf of Company, certifies that:



            (i) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date; provided that where a representation and warranty is already qualified as to materiality, such representation and warranty shall be true, correct and complete as so qualified;

            (ii) No event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Potential Event of Default;

            (iii) Each Loan Party has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by such Loan Party on or before the date hereof; and

            (iv) No order, judgment or decree of any arbitrator or Government Authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on and as of the date hereof.

DATED: ____________________              URS CORPORATION


                                         By: _________________________________

                                         Title: ______________________________

                                   EXHIBIT II

                   [FORM OF NOTICE OF CONVERSION/CONTINUATION]

                        NOTICE OF CONVERSION/CONTINUATION

            Pursuant to that certain Credit Agreement dated as of August ___, 2002, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among URS Corporation, a Delaware corporation ("COMPANY"), the financial institutions listed therein as Lenders ("LENDERS"), Credit Suisse First Boston, as a Co-Lead Arranger and administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT"), Wells Fargo Bank, National Association, as a Co-Lead Arranger and syndication agent for Lenders, and Bank of Montreal, BNP Paribas and The Royal Bank of Scotland PLC, as documentation agents for Lenders, this represents Company's request to convert or continue Loans as follows:

      1.    Date of conversion/continuation:   __________________, _______

      2.    Amount of Loans being converted/continued:  $___________________

      3.    Type of Loans being
            converted/continued:   [  ]  a.    Tranche A Term Loans
                                   [  ]  b.    Tranche B Term Loans
                                   [  ]  c.    Revolving Loans

      4.    Nature of conversion/continuation:
            [  ]  a.    Conversion of Base Rate Loans to Eurodollar Rate Loans
            [  ]  b.    Conversion of Eurodollar Rate Loans to Base Rate Loans
            [  ]  c.    Continuation of Eurodollar Rate Loans as such


      5. If Loans are being continued as or converted to Eurodollar Rate Loans, the duration of the new Interest Period that commences on the conversion/continuation date: _______________ month(s)

            In the case of a conversion to or continuation of Eurodollar Rate Loans, the undersigned officer, to the best of his or her knowledge, on behalf of Company, certifies that no Event of Default or Potential Event of Default has occurred and is continuing under the Credit Agreement.


DATED: _____________________             URS CORPORATION


                                         By: _________________________

                                         Title: ________________________

                                   EXHIBIT III

               [FORM OF REQUEST FOR ISSUANCE OF LETTER OF CREDIT]

                    REQUEST FOR ISSUANCE OF LETTER OF CREDIT

            Pursuant to that certain Credit Agreement dated as of August 22, 2002, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among URS Corporation, a Delaware corporation ("COMPANY"), the financial institutions listed therein as Lenders ("LENDERS"), Credit Suisse First Boston, as a Co-Lead Arranger and administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT"), Wells Fargo Bank, National Association, as a Co-Lead Arranger and syndication agent for Lenders, and Bank of Montreal, BNP Paribas and The Royal Bank of Scotland PLC, as documentation agents for Lenders, this represents Company's request for the issuance of a Letter of Credit as follows:

      1.    Issuing Lender:   [  ]  a.    Administrative Agent
                              [  ]  b.    ________________________________

      2.    Date of issuance of Letter of Credit:  _______________________

      3.    Face amount of Letter of Credit:  $___________________________

      4.    Expiration date of Letter of Credit:  ________________________

      5.    Currency in which Letter of Credit is to be denominated: _____

      6.    Name and address of beneficiary:

            __________________________________________________

            __________________________________________________

            __________________________________________________

            __________________________________________________

      7.    Attached hereto is:

            [  ]  a.    the verbatim text of such proposed Letter of Credit
            [  ]  b.    a description of the proposed terms and conditions
                        of such Letter of Credit, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of such Letter of Credit, would require the Issuing Lender to make payment under such Letter of Credit.

            The undersigned officer, to the best of his or her knowledge, on behalf of Company, certifies that:

            (i) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the


                                     III-1
date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date; provided that where a representation and warranty is already qualified as to materiality, such representation and warranty shall be true, correct and complete as so qualified;

            (ii) No event has occurred and is continuing or would result from the issuance of the Letter of Credit contemplated hereby that would constitute an Event of Default or a Potential Event of Default;

            (iii) Each Loan Party has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof; and

            (iv) No order, judgment or decree of any arbitrator or Government Authority shall purport to enjoin or restrain the Issuing Lender from issuing the Letter of Credit to be issued by it on and as of the date hereof.

DATED: ____________________              URS CORPORATION


                                         By: ____________________________

                                         Title: _________________________


                                     III-2

                                   EXHIBIT IV

                            [FORM OF REVOLVING NOTE]

                                 URS CORPORATION

                       PROMISSORY NOTE DUE AUGUST 22, 2007

$_______________                                            New York, New York

                                                           ____________, _____

            FOR VALUE RECEIVED, URS CORPORATION, a Delaware corporation ("COMPANY"), promises to pay to ________________ ("PAYEE") or its registered assigns, the lesser of (x) _______________________ ($____________________) and
(y) the unpaid principal amount of all advances made by Payee to Company as Revolving Loans under the Credit Agreement referred to below. The principal amount of this Note shall be payable on the dates and in the amounts specified in the Credit Agreement referred to below.

            Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of August 22, 2002, by and among Company, the financial institutions listed therein as Lenders, Credit Suisse First Boston, as a Co-Lead Arranger and administrative agent for Lenders, Wells Fargo Bank, National Association, as a Co-Lead Arranger and syndication agent for Lenders, and Bank of Montreal, BNP Paribas and The Royal Bank of Scotland PLC, as documentation agents for Lenders (said Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined).

            This Note is one of Company's "Revolving Notes" and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were made and are to be repaid.

            All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register and, if required, consented to by Company and Administrative Agent as provided in the Credit Agreement, Company and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loans evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

            Whenever any payment on this Note shall be stated to be due on a day which is


                                      IV-1                        Revolving Note
not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

            This Note is subject to mandatory prepayment as provided in the Credit Agreement and to prepayment at the option of Company as provided in the Credit Agreement.

            THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

            Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

            The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

            This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

            No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

            Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.


                                      IV-2                       Revolving Note

            IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                         URS CORPORATION

                                         By: _________________________________

                                         Name: _______________________________

                                         Title: ______________________________


                                      IV-3                        Revolving Note

                                  TRANSACTIONS

                                       ON

                                 REVOLVING NOTE

                                                     Outstanding
             Type of     Amount of     Amount of      Principal
            Loan Made    Loan Made   Principal Paid    Balance     Notation
   Date     This Date    This Date     This Date      This Date     Made By
   ----     ---------    ---------     ---------      ---------     -------







                                                                  Revolving Note

                                    EXHIBIT V

                          [FORM OF TRANCHE A TERM NOTE]

                                 URS CORPORATION

                       PROMISSORY NOTE DUE AUGUST 22, 2007

$___________________                                        New York, New York

                                                            __________, ______

            FOR VALUE RECEIVED, URS CORPORATION, a Delaware corporation ("COMPANY"), promises to pay to ________________________________ ("PAYEE") or
its registered assigns, the principal amount of ___________________ ($____________). The principal amount of this Note shall be payable on the dates and in the amounts specified in the Credit Agreement referred to below; provided that the last such installment shall be in an amount sufficient to repay the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon.

            Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of August 22, 2002, by and among Company, the financial institutions listed therein as Lenders, Credit Suisse First Boston, as a Co-Lead Arranger and administrative agent for Lenders, Wells Fargo Bank, National Association, as a Co-Lead Arranger and syndication agent for Lenders, and Bank of Montreal, BNP Paribas and The Royal Bank of Scotland PLC, as documentation agents for Lenders (said Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined).

            This Note is one of Company's "Tranche A Term Notes" and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Tranche A Term Loan evidenced hereby was made and is to be repaid.

            All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register and, if required, consented to by Company and Administrative Agent as provided in the Credit Agreement, Company and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loan evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

            Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

            This Note is subject to mandatory prepayment as provided in the Credit Agreement and to prepayment at the option of Company as provided in the Credit Agreement.

            THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

            Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

            The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

            This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

            No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

            Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

            IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                         URS CORPORATION

                                         By: _________________________________

                                         Name: _______________________________

                                         Title: ______________________________

                                   EXHIBIT VI

                          [FORM OF TRANCHE B TERM NOTE]

                                 URS CORPORATION

                       PROMISSORY NOTE DUE AUGUST 22, 2008

$___________________                                        New York, New York

                                                         _____________, ______

            FOR VALUE RECEIVED, URS CORPORATION, a Delaware corporation ("COMPANY"), promises to pay to ________________________________ ("PAYEE") or
its registered assigns, the principal amount of ___________________ ($____________). The principal amount of this Note shall be payable on the dates and in the amounts specified in the Credit Agreement referred to below; provided that the last such installment shall be in an amount sufficient to repay the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon.

            Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of August 22, 2002, by and among Company, the financial institutions listed therein as Lenders, Credit Suisse First Boston, as a Co-Lead Arranger and administrative agent for Lenders, Wells Fargo Bank, National Association, as a Co-Lead Arranger and syndication agent for Lenders, and Bank of Montreal, BNP Paribas and The Royal Bank of Scotland PLC, as documentation agents for Lenders (said Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined).

            This Note is one of Company's "Tranche B Term Notes" and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Tranche B Term Loan evidenced hereby was made and is to be repaid.

            All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register and, if required, consented to by Company and Administrative Agent as provided in the Credit Agreement, Company and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loan evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

            Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

            This Note is subject to mandatory prepayment as provided in the Credit Agreement and to prepayment at the option of Company as provided in the Credit Agreement.

            THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

            Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

            The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

            This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

            No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

            Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

            IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                         URS CORPORATION

                                         By: _________________________________

                                         Name: _______________________________

                                         Title: ______________________________

                                   EXHIBIT VII

                            [FORM OF SWING LINE NOTE]

                                 URS CORPORATION

                       PROMISSORY NOTE DUE AUGUST 22, 2007

$___________                                              New York, New York

                                                        _____________, _____

            FOR VALUE RECEIVED, URS CORPORATION, a Delaware corporation ("COMPANY"), promises to pay to ________________ ("PAYEE") or its registered assigns, the lesser of (x) _______________________ ($____________________) and
(y) the unpaid principal amount of all advances made by Payee to Company as Swing Line Loans under the Credit Agreement referred to below. The principal amount of this Note shall be payable on the dates and in the amounts specified in the Credit Agreement.

            Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of August 22, 2002, by and among Company, the financial institutions listed therein as Lenders, Credit Suisse First Boston, as a Co-Lead Arranger and administrative agent for Lenders, Wells Fargo Bank, National Association, as a Co-Lead Arranger and syndication agent for Lenders, and Bank of Montreal, BNP Paribas and The Royal Bank of Scotland PLC, as documentation agents for Lenders (said Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined).

            This Note is Company's "Swing Line Note" and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Swing Line Loans evidenced hereby were made and are to be repaid.

            All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

            Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

            This Note is subject to mandatory prepayment as provided in the Credit Agreement and to prepayment at the option of Company as provided in subsection 2.4B(i) of the Credit Agreement.

            THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY


                                     VIII-1

AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

            Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

            The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

            This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

            No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

            Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

            IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                         URS CORPORATION

                                         By: __________________________

                                         Name: ________________________

                                         Title: _________________________


                                     VIII-2

                                  TRANSACTIONS
                                       ON
                                 SWING LINE NOTE

                                              Outstanding
             Amount of        Amount of        Principal
             Loan Made      Principal Paid      Balance        Notation
   Date      This Date        This Date        This Date        Made By
   ----      ---------        ---------        ---------        -------









                                     VIII-3

                                  EXHIBIT VIII

                        [FORM OF COMPLIANCE CERTIFICATE]

                             COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES THAT:

            (1) I am the duly elected [President] [Chief Financial Officer] of URS Corporation, a Delaware corporation ("COMPANY");

            (2) I have reviewed the terms of that certain Credit Agreement dated as of August 22, 2002, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein (including Attachment No. 1 annexed hereto and made a part hereof) being used herein as therein defined), by and among Company, the financial institutions listed therein as Lenders ("LENDERS"), Credit Suisse First Boston, as a Co-Lead Arranger and administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT"), Wells Fargo Bank, National Association, as a Co-Lead Arranger and syndication agent for Lenders, and Bank of Montreal, BNP Paribas and The Royal Bank of Scotland PLC, as documentation agents for Lenders, and the terms of the other Loan Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by the attached financial statements; and

            (3) The examination described in paragraph (2) above did not disclose, and I have no actual knowledge of, the existence of any condition or event which constitutes an Event of Default or Potential Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

            Set forth below are all exceptions to paragraph (3) above listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Company has taken, is taking, or proposes to take with respect to each such condition or event:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________



                                     VIII-1

            The foregoing certifications, together with the computations set forth in Attachment No. 1 annexed hereto and made a part hereof and the financial statements delivered with this Certificate in support hereof, are made and delivered this __________ day of _____________, ____ pursuant to subsection 6.1(iii) of the Credit Agreement.

            The undersigned executes this Compliance Certificate as an officer of Company and not in the undersigned's individual capacity.

                                         URS CORPORATION

                                         By:_______________________________

                                         Name:_____________________________

                                         Title:____________________________







                                     VIII-2

                                ATTACHMENT NO. 1
                            TO COMPLIANCE CERTIFICATE


         This Attachment No. 1 is attached to and made a part of a Compliance Certificate dated as of ____________, ____ and pertains to the period from ____________, 200_ to ____________, 200_. Subsection references herein relate to subsections of the Credit Agreement.

A.      MINIMUM CONSOLIDATED FIXED CHARGE COVERAGE RATIO (7.6A)

        1.     Consolidated Net Income:                                              $______________

        2.     Consolidated Interest Expense:                                        $______________

        3.     Provisions for taxes based on income:                                 $______________

        4.     Total depreciation expense:                                           $______________

        5.     Total amortization expense:                                           $______________

        6.     Other non-cash items (other than any such non-cash
               item to the extent it represents an accrual of or
               reserve for cash expenditures in any future
               period), but only, in the case of items (2)-(6), to
               the extent deducted in the calculation of
               Consolidated Net Income:                                              $______________

        7      Applicable additional amount, which shall be equal
               to (a) for the four Fiscal Quarter period ending
               October 31, 2002, $9,108,000, (b) for the four
               Fiscal Quarter period ending January 31, 2003,
               $4,127,000, (c) for the four Fiscal Quarter period
               ending April 30, 2003, $1,471,000, and (d) for the
               four Fiscal Quarter period ending July 31, 2003,
               $313,000:                                                             $______________

        8      Pro forma adjustments attributable to any Permitted
               Acquisition consummated during such period, the
               Merger if consummated during such period or any
               business or assets that have been disposed of by
               Company or any of its Subsidiaries after the first
               day of such period and prior to the end of such
               period:                                                               $______________

        9.     Other non-cash items added in the calculation of

                                     VIII-3


               Consolidated Net Income (other than any such
               non-cash item to the extent it will result in the
               receipt of cash payments in any future period):                       $______________

        10.    Consolidated EBITDA (1+2+3+4+5+6+7+8-9):                              $______________

        11.    Consolidated Capital Expenditures:                                    $______________

        12.    (10) - (11):                                                          $______________

        13.    Consolidated Cash Interest Expense; provided that
               such amount shall be calculated (a) for the first
               full Fiscal Quarter following the initial Funding
               Date by multiplying the amount for the Fiscal
               Quarter ended on such date by four, (b) for the
               second full Fiscal Quarter following the initial
               Funding Date by multiplying the sum of the amounts
               for that Fiscal Quarter and the immediately
               preceding Fiscal Quarter by two, and (c) for the
               third full Fiscal Quarter following the initial
               Funding Date by multiplying the sum of the amounts
               for that Fiscal Quarter and the two immediately
               preceding Fiscal Quarters by 1.33:                                    $______________

        14.    Scheduled principal payments in respect of
               Consolidated Total Funded Debt; provided that such
               amount shall be calculated (a) for the first full
               Fiscal Quarter following the initial Funding Date
               by multiplying the amount for the Fiscal Quarter
               ended on such date by four, (b) for the second full
               Fiscal Quarter following the initial Funding Date
               by multiplying the sum of the amounts for that
               Fiscal Quarter and the immediately preceding Fiscal
               Quarter by two, and (c) for the third full Fiscal
               Quarter following the initial Funding Date by
               multiplying the sum of the amounts for that Fiscal
               Quarter and the two immediately preceding Fiscal
               Quarters by 1.33:                                                     $______________

        15.    Provisions for taxes based on income:                                 $______________

        16.    Consolidated Fixed Charges (13+14+15):                                $______________

        17.    Ratio of (12):(16):                                                   (__):(__)


        18.    Minimum Fixed Charge Coverage Ratio required
               pursuant to subsection 7.6A:                                          (__):(__)


                                     VIII-4

B.      MAXIMUM CONSOLIDATED LEVERAGE RATIO (7.6B)

        1.     Consolidated Total Funded Debt:                                       $______________

        2.     Consolidated EBITDA (A10):                                            $______________

        3.     Ratio of (1):(2):                                                     (__):(__)

        4.     Maximum Leverage Ratio permitted pursuant to                          (__):(__)
               subsection 7.6B:

C.      MINIMUM CONSOLIDATED CURRENT RATIO (7.6C)

        1.     Consolidated Current Assets:                                          $______________

        2.     Cash in excess of $30,000,000:                                        $______________

        3.     Total liabilities of Company and its Subsidiaries
               on a consolidated basis which may properly be
               classified as current liabilities in conformity
               with GAAP (including current portion of the
               aggregate principal amount of all outstanding Term                    $______________
               Loans):

        4.     Aggregate principal amount of all outstanding
               Revolving Loans:                                                      $______________

        5.     Maximum aggregate amount which is or at any time
               thereafter may become available for drawing under
               all Letters of Credit then outstanding:                               $______________

        6.     Consolidated Current Liabilities
               (3-4-5):                                                              $______________

        7.     Ratio of ((1)-(2)):(6):                                               (__):(__)

        8.     Minimum Current Ratio required pursuant to
               subsection 7.6C:                                                      ___:___

D.      INDEBTEDNESS (7.1)

        1.     Indebtedness of any Subsidiary of Company (other than an Inactive
               Subsidiary or any Foreign Subsidiary that has become and remains liable for Indebtedness in an aggregate principal amount of $5,000,000 or more permitted by subsection 7.1(x)) and any Joint
               Venture to Company or any of its Subsidiaries:

               (Maximum permitted by subsection 7.1(iv) -

                                     VIII-5

               $25,000,000)                                                          $______________

        2.     Indebtedness of Company evidenced by the Senior
               Notes:
               (Maximum permitted by subsection 7.1(vi) -
               $200,000,000)                                                         $______________

        3.     Indebtedness of Foreign Subsidiaries to Persons other than
               Company or any of its Subsidiaries (including the amount of any such Indebtedness listed on Schedule 7.1 of the Company
               Disclosure Letter):
               (Maximum permitted by subsection 7.1(x) -
               $40,000,000; provided that such amount shall be
               increased by 5% as of the last day of each Fiscal
               Year, commencing with the Fiscal Year ending
               October 31, 2003 )                                                    $______________

        4.     Indebtedness of Company and its Domestic Subsidiaries (other than
               Inactive Subsidiaries) with respect to additional Capital Leases not listed on Schedule 7.1 of the Company Disclosure Letter:
               (Maximum permitted by subsection 7.1(xi) -
               $8,000,000 in the Fiscal Year ending October 31,
               2002, and $20,000,000 in any Fiscal Year
               thereafter; provided that such amount shall be
               increased by $5,000,000 for each Fiscal Year,                         $______________
               commencing with the Fiscal Year ending October 31,
               2004)

        5.     Indebtedness of Company that is unsecured
               Subordinated Indebtedness issued in connection with
               an acquisition permitted pursuant to subsection
               7.3(ix):
               (Maximum permitted by subsection 7.1(xii) -
               $200,000,000)                                                         $______________

        6.     Other Indebtedness of Company and its Domestic
               Subsidiaries (other than Inactive Subsidiaries) to
               Persons other than Company or any of its
               Subsidiaries:
               (Maximum permitted by subsection 7.1(xiii) -
               $25,000,000; provided that such amount shall be
               increased by 10% as of the last day of each Fiscal
               Year, commencing with the Fiscal Year ending
               October 31, 2003)                                                     $______________

                                     VIII-6

E.      LIENS (7.2A)

        1.     Liens existing on assets at the time of acquisition
               by the Company or its Subsidiaries or securing the
               purchase price thereof:
               (Maximum permitted by subsection 7.2A(iv) -
               $5,000,000)                                                           $______________

        2.     Other Liens (other than on the Capital Stock of any
               Foreign Subsidiary directly owned by Company or any
               Domestic Subsidiary):
               (Maximum permitted by subsection 7.2A(viii) -
               $2,500,000)                                                           $______________

F.      INVESTMENTS AND ACQUISITIONS (7.3)

        1. Acquisition by Company and its Subsidiaries of assets (including Capital Stock and including Capital Stock of
               Subsidiaries formed in connection with any such acquisition) of any Person in the same or similar line of business as Company and having positive EBITDA for the most recently ended twelve-month period, subject to the requirements of subsection 7.3(ix)


        (a)    through the issuance of Capital Stock of Company:                     $______________

        (b)    with Cash:
               (Maximum permitted by subsection 7.3(ix)(b) -
               $25,000,000 in the aggregate or $50,000,000 in the
               aggregate in the event that the ratio of all
               secured Indebtedness of Company and its
               Subsidiaries on a consolidated basis to
               Consolidated EBITDA as of the most recently ended                     $______________
               Fiscal Quarter is less than 1.50 to 1.00)

        (c)    with the proceeds of Subordinated Indebtedness:
               (Maximum permitted by subsection 7.3(ix)(c) -                         $______________
               $200,000,000)

                                     VIII-7

        2.     Investments of Company and its Subsidiaries
               in the Joint Ventures described on Schedule
               7.3(xii) of the Company Disclosure Letter:
               (Maximum permitted by subsection 7.3(xii) -
               $30,000,000)                                                          $______________

        3.     Other Investments of Company and its Subsidiaries:
               (Maximum permitted by subsection 7.3(xiii) -
               $25,000,000; provided that such amount shall be
               increased to $35,000,000 as of the last day of the
               first Fiscal Year ending on or after October 31,
               2004 during which the Consolidated Leverage Ratio
               as of the last day of such Fiscal Year is less than
               3.00:1.00)                                                            $______________

G.      CONTINGENT OBLIGATIONS (7.4)

        1.     Other Contingent Obligations:
               (Maximum permitted by subsection 7.4(x) -
               $10,000,000; provided that such amount shall be
               increased to $20,000,000 as of the last day of the
               first Fiscal Year ending on or after October 31,
               2004 during which the Consolidated Leverage Ratio
               as of the last day of such Fiscal Year is less than
               3.00:1.00)                                                            $______________

H.      CAPITAL EXPENDITURES (7.8)

        1.     Consolidated Capital Expenditures:                                    $______________

        2.     Maximum Consolidated Capital Expenditures permitted
               by subsection 7.8:                                                    $______________

I.      ASSET SALES; ACQUISITIONS (7.7)

        1.     Asset Sales:
               (Maximum permitted by subsection 7.7(iv)-
               $20,000,000 during any Fiscal Year)                                   $______________




                                     VIII-8

                                 EXHIBIT IX


                           [FORM OF LEGAL OPINION]



                                                        ATTORNEYS AT LAW

                                                        One Maritime Plaza
                                                        20th Floor
                                                        San Francisco, CA
                                                        94111-3580
                                                        Main  415 693-2000
                                                        Fax   415 951-3699
August 22, 2002
                                                        www.cooley.com
Credit Suisse First Boston,
as Administrative Agent                                 DEBORAH L. BUDACH
Eleven Madison Avenue                                   415 693-2224
New York, New York 10010                                budachdl@cooley.com

           and

Lenders Listed on SCHEDULE A Hereto

RE: CREDIT AGREEMENT, DATED AS OF AUGUST 22, 2002, BY AND AMONG URS CORPORATION, A DELAWARE CORPORATION, THE FINANCIAL INSTITUTIONS LISTED THEREIN AS LENDERS, CREDIT SUISSE FIRST BOSTON AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS CO-LEAD ARRANGERS, CREDIT SUISSE FIRST BOSTON AS ADMINISTRATIVE AGENT, HARRIS TRUST & SAVINGS BANK, BNP PARIBAS AND THE ROYAL BANK OF SCOTLAND PLC, AS DOCUMENTATION AGENTS AND WELLS FARGO BANK, NATIONAL ASSOCIATION AS SYNDICATION AGENT

Ladies and Gentlemen:

We have acted as counsel for URS Corporation, a Delaware corporation ("Company"), in connection with that certain Credit Agreement dated as of August 22, 2002 (the "Credit Agreement") by and among Company, the financial institutions listed therein as Lenders ("Lenders"), Credit Suisse First Boston ("CSFB") and Wells Fargo Bank, National Association ("WFB"), as Co-Lead Arrangers, CSFB as Administrative Agent ("Administrative Agent"), Harris Trust & Savings Bank, BNP Paribas and The Royal Bank of Scotland PLC, as Documentation Agents, and WFB as Syndication Agent. In connection therewith we have acted as counsel for Company in the mergers of (i) Carlyle-EG&G Holdings Corp., a Delaware corporation ("EG&G"), with and into URS Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Company (the "EG&G Merger Sub"), with the EG&G Merger Sub being the surviving corporation (the "EG&G Merger") and
(ii) Lear Siegler Services, Inc., a Delaware corporation ("Lear"), with and into URS-LSS Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Company (the "Lear Merger Sub"), with the Lear Merger Sub being the surviving corporation (the "Lear Merger" and, together with the Carlyle Merger, the "Mergers"). The consummation of the Mergers is subject to the terms and conditions of the Agreement and Plan of Merger dated as of July 16, 2002 (the "Merger Agreement") by and among Company, the EG&G Merger Sub, the Lear Merger Sub, EG&G, Lear and EG&G Technical Services Holdings, L.L.C. We are providing this opinion to you at the request of Company pursuant to Section 4.1H of the Credit Agreement. Except as otherwise indicated, capitalized terms used in this opinion and defined in the Credit Agreement will have the meanings given in the Credit Agreement.

Credit Suisse First Boston
August 22, 2002
Page Two


In connection with this opinion, we have examined the following documents, each of which is dated as of August 22, 2002, unless another date is specified below:

         1.       the Credit Agreement;

         2.       the Security Agreement;

         3.       the Notes;

         4.       the Subsidiary Guaranty;

         5. the financing statements attached hereto as EXHIBIT A (the "Financing Statements");

         6. the Certificate of Incorporation of Company, dated as of February 13, 1976, as amended by:

                  (a)      that Certificate of Determination dated February 13,
                           1976;

                  (b)      that Certificate of Merger dated May 18, 1976;

                  (c)      that Certificate of Amendment dated March 30, 1987;

                  (d) that Certificate of Ownership and Merger dated November 18, 1987;

                  (e)      that Certificate of Amendment dated February 21,
                           1990;

                  (f) that Certificate of Ownership and Merger dated February 21, 1990;

                  (g) that Certificate of Amendment to Certificate of Determination dated March 27, 1991;

                  (h) that Certificate of Elimination of the Certificate of Determination dated September 30, 1991;

                  (i) that Certificate of Change of Location of Registered Office and of Registered Agent dated June 12, 1999;

                  (j) that Certificate of Designation of Series A Preferred Stock dated June 9, 1999;

                  (k) that Certificate of Designation of Series B Exchangeable Convertible Preferred Stock dated June 9, 1999;

Credit Suisse First Boston
August 22, 2002
Page Three


                  (l) that Certificate of Designation of Series C Preferred Stock dated June 9, 1999;

                  (m)      that Certificate of Amendment dated October 12,1999;
                           and

                  (n) that Certificate of Change of Registered Agent dated February 7, 2001;

         7. the Bylaws of Company, as amended through May 5, 1999, and in effect as of the date hereof;

         8. the resolutions of the Board of Directors of Company relating to the Loan Documents (as defined below) and the transactions contemplated thereby adopted at a meeting held on July 16, 2002;

         9. the Articles of Incorporation, Certificate of Incorporation or Certificate of Formation, as applicable, of each Listed Subsidiary (as defined below) in the form delivered to Administrative Agent on the Closing Date;

         10. the Bylaws or operating agreement, as applicable, of each Listed Subsidiary, in the form delivered to Administrative Agent on the Closing Date;

         11. the resolutions of the Board of Directors or Members Committee, as applicable, of each Listed Subsidiary relating to the Loan Documents and the transactions contemplated thereby adopted at a meeting or by unanimous written consent, in the form delivered to Administrative Agent on the Closing Date;

         12. the documents, orders, judgments, decrees and Material Agreements (as defined below) listed in the Company Certificate dated the Closing Date and attached hereto as ANNEX 1 (the "Company Certificate");

         13. the Certificate of Status issued by the Secretary of State of Delaware stating that Company is a domestic corporation in good standing in such state, dated as of August 16, 2002; and

         14. the certificates listed on SCHEDULE B dated the indicated dates and issued by the secretary of state or other similar governmental authority of the indicated states stating that each Listed Subsidiary is a domestic corporation or limited liability company, as applicable, in good standing in such state.

As used herein, the term "Loan Documents" shall mean documents 1 through 4 above; the terms "Listed Subsidiary" or "Listed Subsidiaries" shall mean those Subsidiary Guarantors of Company organized in California and Delaware and listed on SCHEDULE C hereto; the terms

Credit Suisse First Boston
August 22, 2002
Page Four


"Subsidiary Guarantor" or "Subsidiary Guarantors" shall mean those Subsidiary Guarantors of Company listed on SCHEDULE D hereto, and the term "URS Subsidiary" or "URS Subsidiaries" shall mean those Subsidiary Guarantors that are Subsidiaries of Company prior to the Closing Date.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Loan Documents by the various parties and upon originals or copies certified to our satisfaction of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals (other than the signatures on behalf of Company on the Loan Documents); the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; the due incorporation or formation, valid existence and the corporate power or similar power to enter into, and perform in accordance with their respective terms, the Loan Documents, of all parties thereto (other than Company and Listed Subsidiaries); and the due authorization, execution and delivery of all documents including, without limitation, the Loan Documents and the Company Certificate (except the due authorization, execution and delivery by Company and Listed Subsidiaries of any Loan Documents or the Company Certificate to which Company or such Listed Subsidiary is a party) where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We do not hold ourselves out as experts in the corporation laws of any jurisdiction but California and Delaware and express no opinion as to the reasonableness of the foregoing assumptions with respect to Subsidiary Guarantors that are not incorporated in California or Delaware. We have also assumed that all individuals executing and delivering the Loan Documents have the legal capacity to so execute and deliver; that the Loan Documents are obligations binding upon you; that each Lender has filed any required California franchise or income tax returns and has paid any required California franchise or income taxes; and that there are no extrinsic agreements or understandings among the parties to the Loan Documents that would modify or interpret the terms of the Loan Documents or the respective rights or obligations of the parties thereunder.

We have assumed that: (a) Lenders will disburse the Loans in accordance with the terms of the Credit Agreement; (b) all Loans required to be disbursed will be disbursed by Lenders to, or on behalf of, Company; (c) all payments of principal and interest due under the Loan Documents, and all fees and reimbursable costs paid by Company with respect thereto, will be received by Administrative Agent and Lenders for their own account and be applied in payment of the obligations under the Loan Documents; (d) at the time of each such disbursement and payment, all facts and applicable law will be the same as those existing as of the date of this opinion; and (e) Administrative Agent and Lenders (i) will act fairly, in good faith and in a commercially

Credit Suisse First Boston
August 22, 2002
Page Five


reasonable manner in exercising their rights and (ii) will not trespass or commit any breach of the peace in any taking of possession of the Collateral.

Except with respect to our opinions expressed: (a) in paragraphs 3 and 9 below, in which our opinion as to the enforceability and binding effect of the Loan Documents is provided solely with respect to the laws of the State of New York and (b) in paragraphs 14 through 16 below, in which our opinion is based upon our examination of the New York Uniform Commercial Code (the "NYUCC") and the Delaware Uniform Commercial Code (the "DUCC") in addition to the California Uniform Commercial Code ("CUCC"), our opinions are expressed only with respect to the federal laws of the United States of America, the laws of the State of California and the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. With respect to the NYUCC and the DUCC, we have based our opinion solely upon our examination of such statutes, all as reported in unofficial compilations. We have not obtained opinions of counsel in said jurisdictions.

Our opinions in paragraphs 1 and 7 below, as to the good standing of each of Company and the Listed Subsidiaries as a domestic corporation or limited liability company, as applicable, in its respective state of incorporation or organization, are based solely upon our review of the Good Standing Certificates. We have made no further investigation.

We have assumed that Lenders are relying on the Subsidiary Guaranty and the Security Agreement and would not make advances under the Loan Documents in the absence of the Subsidiary Guaranty and the Security Agreement.

We express no opinion relative to the applicability or effect of (a) any law, rule or regulation relating to securities or to the sale or issuance thereof,
(b) any pension, employee benefit or tax laws, including, without limitation, the Internal Revenue Code, the California Revenue and Taxation Code and the Employee Retirement Income Security Act of 1974, as amended, and other similar laws, statutes, rules, acts, regulations or ordinances, or any decrees or decisional law with respect thereto, (c) any federal or state law, rule or regulation relating to antitrust, unfair competition, trade practice laws or regulations or limitations on corporate distributions, (d) compliance with fiduciary requirements, (e) any federal or state environmental, land use, safety or similar law, laws or regulations, (f) compliance with any antifraud law, or
(g) any federal or state laws or regulations concerning filing requirements, other than requirements applicable to charter-related documents and the Financing Statements.

We express no opinion as to the enforceability of provisions in the Loan Documents (a) imposing late charges, premiums, penalties, or forfeitures, (b) imposing an increase in interest rate upon delinquency in payment or the occurrence of a default or (c) requiring any prepayment

Credit Suisse First Boston
August 22, 2002
Page Six


fee, breakage or yield maintenance charges, including, without limitation, a requirement for the payment thereof upon the occurrence of a default under the Loan Documents for whatever cause or upon acceleration of the Loans.

We express no opinion regarding any law or rule or regulation regarding bulk transfers or fraudulent conveyances or transfers and express no opinion as to the applicability to the obligations of Company or Subsidiary Guarantors under the Loan Documents of Section 548 of the Bankruptcy Code and Section 3439 et seq. of the California Civil Code relating to fraudulent transfers and obligations with respect to Company or Subsidiary Guarantors, or state corporation laws governing dividends and distributions. We express no opinion nor have we made any independent investigation to determine whether Company or Subsidiary Guarantors are solvent, whether Company or any Subsidiary Guarantor will be rendered insolvent by the transactions contemplated by the Loan Documents, and after giving effect to such transactions, whether Company or any Subsidiary Guarantor will be left with unreasonably small capital with which to engage in its respective anticipated businesses and whether Company or any Subsidiary Guarantor will have intended to incur, or will have believed it has incurred, debts beyond its ability to pay as such debts mature. With regard to our opinion in paragraph 9, we express no opinion as to the enforceability of the Subsidiary Guaranty to the extent that the application of Subsections 1(b) and (c) thereof raises issues as to whether the amount due and owing by any Subsidiary Guarantor at any point in time may be readily ascertained.

We have not made or undertaken to make any investigation of the state of title to the Collateral described in the Loan Documents and the Financing Statements and we express no opinion as to the existence, condition, location or ownership of the Collateral. We have assumed that the descriptions of the personal property Collateral contained in the Loan Documents (and the Financing Statements) are accurate and sufficient within the meaning of Section 9-108 of the NYUCC to enable a subsequent purchaser or mortgagee to identify such Collateral. With respect to our opinions in paragraphs 14 through 16 below, with your further permission, we have assumed that Company and each Subsidiary Guarantor has rights, or the power to transfer to a secured party rights in, the Collateral in which it purports to create a security interest under the Loan Documents to which it is a party within the meaning of Section 9-203(b)(2) of the NYUCC, and our opinions expressed below are expressed only to the extent Company and each Subsidiary Guarantor has such rights. We express no opinion with respect to the existence or nature of such rights.

Except as set forth in the last sentence of paragraph 15 below, we express no opinion as to the relative priority of any security interest, lien, charge or other encumbrance created by or under the Loan Documents, nor as to the effect of any such security interest, lien, charge or other encumbrance on any rights or interests, if any, of Persons other than Company, nor as to the effect of any security interest perfected prior to July 1, 2001, whether pursuant to the NYUCC, the CUCC, the DUCC, or otherwise.

Credit Suisse First Boston
August 22, 2002
Page Seven


Our opinions expressed below are limited by the following: (a) NYUCC, CUCC and DUCC Section 9-320 provides that a secured party's rights to collateral can be defeated by the rights of subsequent purchasers of goods in certain circumstances; (b) NYUCC, CUCC and DUCC Sections 9-330 and 9-331 provide that a secured party's rights to collateral can be defeated by the rights of certain subsequent purchasers or holders of chattel paper and negotiable documents when the security interest is perfected only by filing; (c) NYUCC, CUCC and DUCC
Section 9-313 provides that a security interest in certain instruments and certificated securities may be perfected by possession, and that loss of possession terminates the perfection of a security interest perfected only by possession of the collateral; (d) NYUCC, CUCC and DUCC Section 9-315 creates certain limitations on rights to proceeds; and (e) NYUCC Section 9-328 provides that conflicting security interests in the same investment property of secured parties each of whom has control rank temporally.
With respect to our opinion in paragraphs 14 through 16 below, we express no opinion as to property and transactions excluded from the coverage of the NYUCC pursuant to Section 9-109 thereof or otherwise.

We have assumed the due recording or filing, as the case may be, at the time the Loans are initially made and this opinion letter is issued, of the Financing Statements with the respective filing office listed on SCHEDULE E with regard to each of Company and the Subsidiary Guarantors (each, a "Filing Office").

With regard to our opinions in paragraphs 14 through 16 below, to the extent that the Financing Statements are comprised of an electronic record, we have examined and relied upon a certificate executed by an officer of Company and each Subsidiary Guarantor to the effect that the Loan Documents to which it is a party were authenticated, by execution or otherwise, by Company or such Subsidiary Guarantor with the present intent to adopt and accept the Loan Documents to which it is a party, and we have undertaken no independent verification with respect to the authentication thereof.

We express no opinion as to the effect of non-compliance by Lenders with any state or federal laws or regulations applicable to the transactions contemplated by the Loan Documents because of the nature of such Lenders' business.

We express no opinion with respect to any provision of the Collateral Documents that purports to permit Administrative Agent or any other person to sell or otherwise dispose of any Collateral subject thereto except in compliance with the NYUCC and any other applicable federal and state laws, or to impose standards of care of Collateral in Administrative Agent's possession other than as provided in Section 9-207 of the NYUCC. We advise you that federal and state securities laws may limit the right to transfer or dispose of Collateral that may constitute securities under such laws.

Credit Suisse First Boston
August 22, 2002
Page Eight


With respect to our opinions in paragraphs 4 and 10 below, with respect to defaults under any Material Agreement (as defined below), we have relied solely upon, (i) an inquiry of officers of Company and the Subsidiary Guarantors, (ii) a list of material agreements certified to us in the Company Certificate by an officer of Company as to all the material loan, debt, indenture, note, mortgage, financing or similar agreements of Company and such Subsidiary Guarantors, as the case may be, involving amounts exceeding $20,000,000, excluding personal property leases and lease lines (such material agreements listed on ANNEX 1 hereto are referred to collectively herein as the "Material Agreements"), and
(iii) an examination of the Material Agreements; we have made no further investigation and reviewed no other documents.

With respect of our opinions in paragraphs 9, 14 and 15 below, insofar as such opinion relates to the Subsidiary Guarantors, we have relied upon the opinions rendered to you by Skadden, Arps, Slate, Meagher & Flom, LLP (New York), Marshall, Hill, Cassas & de Lipkau (Nevada), Thompson Hine LLP (Ohio) and Ray Quinney & Nebeker (Utah) with regard to the due incorporation and existence in good standing of, and the due authorization, execution and delivery of the relevant Loan Documents by the Subsidiary Guarantors listed therein that are not Listed Subsidiaries. With respect to Subsidiary Guarantors which are neither listed in such opinions nor are Listed Subsidiaries, we have assumed, with your permission, the conclusions set forth in paragraphs 7 and 8 are applicable to each such Subsidiary Guarantor.

On the basis of the foregoing, in reliance thereon, and with the foregoing qualifications, we are of the opinion that:

         1. Company has been duly incorporated, and is validly existing in good standing under the laws of the State of Delaware, with corporate power to enter into the Loan Documents to which it is a party, and to perform its obligations thereunder.

         2. The execution and delivery by Company of and performance of its obligations under the Loan Documents to which it is a party have been duly authorized by all necessary corporate action on the part of Company, and the Loan Documents to which it is a party have been duly executed and delivered by Company.

         3. The Loan Documents to which Company is a party constitute legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms.

         4. Company's execution and delivery of and performance of its obligations under the Loan Documents to which it is a party will not result in a breach or violation of any of the terms and provisions of, or constitute a default under: (a) the charter or bylaws of Company, (b) any Material Agreement to which Company is a party or by which Company is bound, or (c) any existing obligation of or restriction on

Credit Suisse First Boston
August 22, 2002
Page Nine


                  Company under any order, judgment or decree by which it is bound or to which any of its properties is subject identified in the Company Certificate.

         5. The execution and delivery by Company of, and performance of its obligations under, the Loan Documents to which it is a party do not violate or contravene any California or federal statute or regulation which we are aware is applicable generally to borrowers in commercial transactions of the nature contemplated by the Loan Documents.

         6. All orders, consents, permits or approvals of any California or federal governmental authority which we are aware are applicable generally to borrowers in commercial transactions of the nature contemplated by the Loan Documents and required for the execution and delivery by Company of, and performance by Company of its obligations under, the Loan Documents, have been obtained except for filings, recordings or registrations that are required to perfect Administrative Agent's security interests in property identified and described as Collateral for the Obligations in the Loan Documents.

         7. Each Listed Subsidiary has been duly organized and is validly existing in good standing under the laws of its state of incorporation or organization, with power to enter into the Loan Documents to which it is a party, and to perform its obligations thereunder.

         8. Each Listed Subsidiary's execution and delivery of and performance of its respective obligations under the Loan Documents to which it is a party have been duly authorized by all necessary corporate or limited liability company action, as applicable, on the part of each Listed Subsidiary, and the Loan Documents to which it is a party have been duly executed and delivered by each Listed Subsidiary.

         9. The Loan Documents to which any Subsidiary Guarantor is a party constitute legally valid and binding obligations of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with their respective terms.

         10. Each Listed Subsidiary's execution and delivery of and performance of its obligations under the Loan Documents to which it is a party will not result in a breach or violation of any of the terms and provisions of the charter or the bylaws or operating agreement (as applicable) of such Listed Subsidiary. Each Subsidiary Guarantor's execution and delivery of and performance of its obligations under the Loan Documents to which it is a party will not result in a breach or violation of any of the terms and provisions of, or constitute a default under: (a) any Material Agreement to which such Subsidiary Guarantor is a party

Credit Suisse First Boston
August 22, 2002
Page Ten


                  or by which it is bound, or (b) any existing obligation of or restriction on such Subsidiary Guarantor under any order, judgment or decree by which it is bound or to which any of its properties is subject identified in the Company Certificate.

         11. The execution and delivery by each Subsidiary Guarantor of and performance of its obligations under the Loan Documents to which it is a party do not violate or contravene any California or federal statute or regulation which we are aware is applicable generally to borrowers or guarantors in commercial transactions of the nature contemplated by the Loan Documents.

         12. All orders, consents, permits or approvals of any California or federal governmental authority which we are aware are applicable generally to borrowers in commercial transactions of the nature contemplated by the Loan Documents and required for each Subsidiary Guarantor's execution and delivery of, and performance by each Subsidiary Guarantor of its obligations under, the Loan Documents, have been obtained except for filings, recordings or registrations that are required to perfect Administrative Agent's security interests in property identified and described as Collateral for the Obligations in the Loan Documents.

         13. We are not representing Company or any Subsidiary Guarantor in connection with, any actions, suits or proceedings pending or threatened against Company or any Subsidiary Guarantor before any court, arbitrator or governmental agency, which (a) seek to affect the enforceability of any of the Loan Documents or
                  (b) seek damages in excess of $1,000,000 or any relief other than damages. We call your attention to the fact that our engagement by Company is limited to specific matters as to which we are consulted by Company and the URS Subsidiaries.

         14. With regard to the personal property Collateral identified and described in the Security Agreement, the Security Agreement creates a security interest under the NYUCC in such personal property Collateral in favor of Administrative Agent.

         15. The provisions of the Security Agreement create a security interest, which has attached, in the right, title and interest of Company and each Subsidiary Guarantor to the shares of capital stock of the Domestic Subsidiaries listed on Schedule 1(e)(i) to the Security Agreement (the "Pledged Certificates"). Assuming that Administrative Agent has possession, in the State of New York, of the original certificates, in registered form, evidencing the Pledged Certificates, and that such Pledged Certificates are accompanied by undated stock powers, endorsed in blank by an effective endorsement, the security interest granted to Administrative Agent and Lenders pursuant to the Security Agreement constitutes a perfected security interest in the Pledged Certificates. Assuming further that Administrative Agent

Credit Suisse First Boston
August 22, 2002
Page Eleven


                  and Lenders acquire such security interest in the Pledged Certificates in good faith, for value and without notice of any adverse claim (as defined in NYUCC Section 8-102) to the Pledged Certificates, Administrative Agent and Lenders will acquire the security interest in the Pledged Certificates free of any adverse claim.

         16. The Financing Statements to be filed with the respective Filing Offices are in form sufficient for filing with such Filing Offices. Upon the due filing of such Financing Statements with the respective Filing Offices, the security interest of Administrative Agent in the personal property Collateral identified and described in both the Security Agreement and such Financing Statements will be perfected to the extent that a security interest in such Collateral can be perfected under the NYUCC, CUCC and DUCC, as applicable, by the filing of a UCC-1 financing statement in such Filing Offices.

         17. Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         18. Neither Company nor any URS Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         19. When the Certificate of Ownership and Merger (as defined in the Merger Agreement) has been filed with the Secretary of State of the State of Delaware, the Merger shall have become effective under the laws of the State of Delaware in accordance with the terms of the Merger Agreement.

The opinions expressed herein are subject to and limited by the following additional qualifications, assumptions, limitations and exceptions:

                  (a) Our opinions are subject to the effect of the limitations imposed by the NYUCC relating to or affecting the rights and remedies available to secured creditors (e.g., NYUCC Sections 9-601 through 9-629 regarding the exercise of rights and remedies with respect to the personal property Collateral). Notwithstanding the limitations on rights, remedies and waivers set forth herein, such limitations do not render the Loan Documents invalid as a whole, and there exist (in the Loan Documents and pursuant to applicable law) legally adequate remedies for the realization by Administrative Agent and the Lenders of the principal benefits intended to be provided by the Loan Documents (but subject to the economic consequences of any delay that may result under applicable law or judicial decisions).

                  (b) We express no opinion as to the enforceability of "choice of forum" or "submission to jurisdiction" provisions contained in any of the Loan Documents.

Credit Suisse First Boston
August 22, 2002
Page Twelve


                  (c) The legality, validity, binding nature and enforceability of the Company's and each Subsidiary Guarantor's obligations under the Loan Documents may be subject to or limited by (1) general equity principles and the limitations on the availability of equitable relief, including, without limitation, specific performance, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law and (2) the effect of applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, arrangement, dissolution, moratorium or other similar laws relating to or affecting creditors' rights generally.

Our opinions set forth above are limited to the matters expressly set forth in this opinion letter, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof and we undertake no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law which may hereafter occur.

This opinion is intended solely for your benefit and is not to be made available to or relied upon by any other person, firm, or entity (other than other Lenders listed on the signature page of the Credit Agreement and their assignees thereunder who are Eligible Assignees as described in clauses (a) through (d) of the definition thereof) without our prior written consent.

Very truly yours,

COOLEY GODWARD LLP



Deborah L. Budach

DLB:ng

                                   SCHEDULE A

                                     LENDERS


Wells Fargo Bank, National Association

Credit Suisse First Boston, Cayman Islands Branch

Bank Leumi USA

Erste Bank Der Oesterreichischen Sparkassen AG

Fortis Capital Corp.

The Royal Bank of Scotland PLC

Transamerica Business Capital Corporation

Union Bank of California, N.A.

Harris Trust & Savings Bank

BNP Paribas

                                   SCHEDULE B

                           GOOD STANDING CERTIFICATES


         NAME OF SUBSIDIARY                              DATE OF GOOD STANDING

Aman Environmental Construction, Inc. (CA)                  July 23, 2002

Banshee Construction Company, Inc. (CA)                     July 23, 2002

Cleveland Wrecking Company (CA)                             July 23, 2002

Contracting Resources International, Inc. (DE)              July 25, 2002

EG&G Technical Services, Inc.                               July 29, 2002

Lear Siegler Services, Inc.                                 July 25, 2002

O'Brien-Kreitzberg Inc. (CA)                                July 23, 2002

Radian International LLC (DE)                               July 23, 2002

Signet Testing Laboratories, Inc. (DE)                      July 23, 2002

URS Corporation Southern (CA)                               July 23, 2002

URS Group, Inc. (DE)                                        July 23, 2002

URS Holdings, Inc. (DE)                                     July 23, 2002

URS International, Inc.                                    August 16, 2002

URS-LSS Holdings, Inc. (DE)                                 August 7, 2002

URS Operating Services, Inc. (DE)                           July 23, 2002

                                   SCHEDULE C

                               LISTED SUBSIDIARIES


Aman Environmental Construction, Inc.
Banshee Construction Company, Inc.
Cleveland Wrecking Company
Contracting Resources International, Inc.
EG&G Technical Services, Inc.
O'Brien-Kreitzberg Inc.
Radian International LLC
Signet Testing Laboratories, Inc.
URS Corporation Southern
URS Group, Inc.
URS Holdings, Inc.
URS International, Inc.
URS-LSS Holdings, Inc.
URS Operating Services, Inc.

                                   SCHEDULE D

                              SUBSIDIARY GUARANTORS

Aman Environmental Construction, Inc.
Banshee Construction Company, Inc.
BRW, Inc.
Cleveland Wrecking Company
Contracting Resources International, Inc.
EG&G Defense Materials, Inc.
EG&G Technical Services, Inc.
O'Brien-Kreitzberg Inc.
Radian International LLC
Signet Testing Laboratories, Inc.
URS Construction Services, Inc.
URS Corporation
URS Corporation Great Lakes
URS Corporation Group Consultants
URS Corporation-Maryland
URS Corporation - Ohio
URS Corporation Southern
URS Group, Inc.
URS Holdings, Inc.
URS International, Inc.
URS-LSS Holdings, Inc.
URS Operating Services, Inc.
Walk, Haydel & Associates, Inc.

                                   SCHEDULE E

                     FILING OFFICES FOR FINANCING STATEMENTS


ENTITY                                                         FILING OFFICE

URS CORPORATION                                                Delaware

AMAN ENVIRONMENTAL CONSTRUCTION, INC.                          California

BANSHEE CONSTRUCTION COMPANY, INC.                             California

BRW, INC.                                                      Wyoming

CLEVELAND WRECKING COMPANY                                     California

CONTRACTING RESOURCES INTERNATIONAL, INC.                      Delaware

O'BRIEN-KREITZBERG INC.                                        California

RADIAN INTERNATIONAL LLC                                       Delaware

SIGNET TESTING LABORATORIES, INC.                              Delaware

URS CONSTRUCTION SERVICES, INC.                                Florida

URS CORPORATION                                                Nevada

URS CORPORATION GREAT LAKES                                    Michigan

URS GROUP CONSULTANTS                                          New York

URS CORPORATION-MARYLAND                                       Maryland

URS CORPORATION - OHIO                                         Ohio

URS CORPORATION SOUTHERN                                       California


                                       1.

ENTITY                                                         FILING OFFICE

URS GROUP, INC.                                                Delaware

URS HOLDINGS, INC.                                             Delaware

URS INTERNATIONAL, INC.                                        Delaware

URS-LSS HOLDINGS, INC.                                         Delaware

WALK, HAYDEL & ASSOCIATES, INC.                                Louisiana

URS OPERATING SERVICES, INC.                                   Delaware

EG&G DEFENSE MATERIALS, INC.                                   Utah

EG&G TECHNICAL SERVICES, INC.                                  Delaware


                                       2.

                                    EXHIBIT A

                              FINANCING STATEMENTS

                                    EXHIBIT X

                  [FORM OF] ASSIGNMENT AND ASSUMPTION AGREEMENT

                  This Assignment and Assumption Agreement (the "ASSIGNMENT") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "ASSIGNOR") and [Insert name of Assignee] (the "ASSIGNEE"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

                  For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, letters of credit and swingline loans) (the "ASSIGNED INTEREST"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.       Assignor:                  ______________________________

2.       Assignee:                  ______________________________ [and is an
                                    Affiliate/Approved Fund (1)]

3.       Borrower(s):               URS Corporation

4.       Administrative Agent:      Credit Suisse First Boston, as the
                                    administrative agent under the Credit
                                    Agreement

5.       Credit Agreement           The Credit Agreement dated as of August 22,
                                    2002 by and among URS Corporation, a
                                    Delaware corporation, the financial
                                    institutions listed therein as Lenders,
                                    Credit Suisse First Boston, as a Co-Lead
                                    Arranger and administrative agent for
                                    Lenders, Wells Fargo Bank, National
                                    Association, as a Co-Lead Arranger and
                                    syndication agent for Lenders, and Bank of Montreal, BNP Paribas and The Royal Bank of
                                    Scotland PLC, as documentation agents for Lenders


----------

(1) Select as applicable.

6.       Assigned Interest:

                                       Aggregate
                                       Amount of                         Amount of                  Percentage
                                    Commitment/Loans                  Commitment/Loans              Assigned of
Facility Assigned                   for all Lenders                       Assigned              Commitment/Loans(2)
-----------------                   ---------------                       --------              -------------------
                (3)                  $                                 $                                      %
----------------                      -------------                     -------------               ----------
                                     $                                 $                                      %
----------------                      -------------                     -------------               ----------
                                     $                                 $                                      %
----------------                      -------------                     -------------               ----------

Effective Date:                  , 20    [TO BE INSERTED BY ADMINISTRATIVE AGENT
                ------------- ---    ---
AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

          The terms set forth in this Assignment are hereby agreed to:

                                          ASSIGNOR
                                          [NAME OF ASSIGNOR]


                                          By:
                                              ---------------------------------
                                              Title:

                                          ASSIGNEE
                                          [NAME OF ASSIGNEE]


                                          By:
                                              ---------------------------------
                                              Title:

[Consented to and](4) Accepted:

CREDIT SUISSE FIRST BOSTON,
           as Administrative Agent


By:
    ----------------------------
    Title:

[Consented to:](5)

[NAME OF RELEVANT PARTY]


By:
    ----------------------------
    Title:


----------

(2) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(3) Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. "Revolving Credit Commitment", "Term Loan Commitment", etc.)

(4) To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(5) To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, Issuing Lender) is required by the terms of the Credit Agreement.

                                                                         ANNEX 1

                                 URS CORPORATION

                  STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
                            AND ASSUMPTION AGREEMENT

                  1.       Representations and Warranties.

                  1.1 Assignor. The Assignor (a) represents and warrants that
(i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the "CREDIT DOCUMENTS"), or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

                  1.2 Assignee. The Assignee (a) represents and warrants that
(i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to subsection 6.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a Non US Lender, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

                  2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.(6)

                  3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the law of the State of New York.





----------

(6) Administrative Agent should consider whether this method conforms to its systems. In some circumstances, the following alternative language may be appropriate: "From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves."

                                   EXHIBIT XI

                          [FORM OF] SECURITY AGREEMENT

                  This SECURITY AGREEMENT (this "AGREEMENT") is dated as of August 22, 2002 and entered into by and among URS CORPORATION, a Delaware corporation ("COMPANY"), each of THE UNDERSIGNED DIRECT AND INDIRECT SUBSIDIARIES of Company (each of such undersigned Subsidiaries being a "SUBSIDIARY GRANTOR" and collectively "SUBSIDIARY GRANTORS") and each ADDITIONAL GRANTOR that may become a party hereto after the date hereof in accordance with
Section 22 hereof (each of the Company, each Subsidiary Grantor, and each Additional Grantor being a "GRANTOR" and collectively the "GRANTORS") and CREDIT SUISSE FIRST BOSTON, as administrative agent for and representative of (in such capacity herein called "SECURED PARTY") the financial institutions ("LENDERS") party to the Credit Agreement referred to below and any Interest Rate Exchangers (as hereinafter defined).

                             PRELIMINARY STATEMENTS

                  A. Pursuant to the Credit Agreement dated as of August 22, 2002 (said Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, the financial institutions listed therein as Lenders, Credit Suisse First Boston, as a Co-Lead Arranger and administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT"), Wells Fargo Bank, National Association, as a Co-Lead Arranger and syndication agent for Lenders, and Bank of Montreal, BNP Paribas and The Royal Bank of Scotland PLC, as documentation agents for Lenders, Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company.

                  B. Company may from time to time enter, or may from time to time have entered, into one or more Interest Rate Agreements (collectively, the "LENDER INTEREST RATE AGREEMENTS") with one or more Persons that are Lenders or Affiliates of Lenders at the time such Interest Rate Agreements are entered into (in such capacity, collectively, "INTEREST RATE EXCHANGERS") in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Company under the Lender Interest Rate Agreements, including without limitation the obligation of Company to make payments thereunder in the event of early termination thereof (all such obligations being the "INTEREST RATE OBLIGATIONS"), together with all obligations of Company under the Credit Agreement and the other Loan Documents, be secured hereunder.

                  C. Subsidiary Grantors have executed and delivered that certain Subsidiary Guaranty dated the date hereof (said Subsidiary Guaranty, as amended, restated, supplemented or otherwise modified from time to time, being the "SUBSIDIARY GUARANTY") in favor of Secured Party for the benefit of Lenders and any Interest Rate Exchangers, pursuant to which each Subsidiary Grantor has guarantied the prompt payment and performance when due of all obligations of Company under the Credit Agreement and all obligations of Company under the Lender Interest Rate Agreements, including without limitation the obligation of Company to make payments thereunder in the event of early termination thereof.


                                      XI-1                    Security Agreement

                  D. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Grantors shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

                  NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement and to induce Interest Rate Exchangers to enter into the Lender Interest Rate Agreements, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Grantor hereby agrees with Secured Party as follows:

                  SECTION 1. GRANT OF SECURITY.

                  Each Grantor hereby assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of such Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing, whether tangible or intangible, or in which such Grantor now has or hereafter acquires an interest and wherever the same may be located (the "COLLATERAL"):

                  (a) all equipment in all of its forms, all parts thereof and all accessions thereto (collectively, the "EQUIPMENT");

                  (b) all inventory in all of its forms, including but not limited to (i) all goods held by such Grantor for sale or lease or to be furnished under contracts of service or so leased or furnished, (ii) all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in such Grantor's business, (iii) all goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind, and (iv) all goods which are returned to or repossessed by such Grantor and all accessions thereto and products thereof (collectively the "INVENTORY") and all negotiable and non-negotiable documents of title (including without limitation warehouse receipts, dock receipts and bills of lading) issued by any Person covering any Inventory (collectively, "NEGOTIABLE DOCUMENTS OF TITLE");

                  (c) all accounts, contract rights, chattel paper, documents, instruments, letter-of-credit rights and other rights and obligations of any kind owned by or owing to such Grantor and all rights in, to and under all security agreements, leases and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, documents, instruments, letter-of-credit rights or other rights and obligations (any and all such accounts, contract rights, chattel paper, documents, instruments, letter-of-credit rights and other rights and obligations being the "ACCOUNTS", and any and all such security agreements, leases and other contracts being the "RELATED CONTRACTS");

                  (d) all deposit accounts, including the restricted deposit account established and maintained by Secured Party pursuant to Section 12 hereof (the "COLLATERAL ACCOUNT"), together with (i) all amounts on deposit from time to time in such deposit accounts and (ii) all interest, cash, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing ("DEPOSIT ACCOUNTS");


                                      XI-2                    Security Agreement

                  (e) the "SECURITIES COLLATERAL", which term means:

                        (i) all shares of stock, partnership interests,
            interests in joint ventures, limited liability company interests and all other equity interests in a Person that is, or becomes, a direct Domestic Subsidiary of such Grantor required to be pledged by the Credit Agreement, including all securities convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire, any of the foregoing now or hereafter owned by such Grantor, including those owned on the date hereof and described on
            Schedule 1(e)(i), and the certificates or other instruments representing any of the foregoing and any interest of such Grantor in the entries on the books of any securities intermediary pertaining thereto (the "PLEDGED SHARES"), and all dividends, distributions, returns of capital, cash, warrants, option, rights, instruments, rights to vote or manage the business of such Person pursuant to organizational documents governing the rights and obligations of the stockholders, partners, members or other owners thereof and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares; and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares;

                        (ii) all indebtedness from time to time owed to such
            Grantor by any obligor that is, or becomes, a direct or indirect Subsidiary of such Grantor, or by any obligor of which Grantor is a direct or indirect Subsidiary, including the indebtedness described on Schedule 1(e)(ii) and issued by the obligors named therein, and the instruments evidencing such indebtedness (the "PLEDGED DEBT"), and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt; and

                        (iii) all other investment property of such Grantor;

                  (f) the "INTELLECTUAL PROPERTY COLLATERAL", which term means:

                        (i) all rights, title and interest (including rights
            acquired pursuant to a license or otherwise) in and to all trademarks, service marks, designs, logos, indicia, tradenames, trade dress, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto, owned by such Grantor, or hereafter adopted and used, in its business (including, without limitation, the trademarks specifically identified in Schedule 1(f)(i), as the same may be amended pursuant hereto from time to time) (collectively, the "TRADEMARKS"), all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations and applications specifically identified in Schedule 1(f)(i), as the same may be amended pursuant hereto from time to time) (the "TRADEMARK REGISTRATIONS"), all common law and other rights in and to the Trademarks in the United States and any state thereof and in foreign countries (the "TRADEMARK RIGHTS"), and all goodwill of such Grantor's business symbolized by the Trademarks and associated therewith (the "ASSOCIATED GOODWILL"):


                                      XI-3                    Security Agreement

                        (ii) all rights, title and interest (including rights
            acquired pursuant to a license or otherwise) in and to all patents and patent applications and rights and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned or held by such Grantor and all patents and patent applications and rights, title and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned by such Grantor in whole or in part (including, without limitation, the patents and patent applications listed on Schedule 1(f)(ii), as the same may be amended pursuant hereto from time to time), all rights corresponding thereto (including, without limitation, the right, exercisable only upon the occurrence and during the continuance of an Event of Default, to sue for past, present and future infringements in the name of such Grantor or in the name of Secured Party or Lenders), and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof (all of the foregoing being collectively referred to as the "PATENTS"); it being understood that the rights and interests included in the Intellectual Property Collateral hereby shall include, without limitation, all rights and interests pursuant to licensing or other contracts in favor of such Grantor pertaining to patent applications and patents presently or in the future owned or used by third parties but, in the case of third parties which are not Affiliates of such Grantor, only to the extent permitted by such licensing or other contracts and, if not so permitted, only with the consent of such third parties; and

                        (iii) all rights, title and interest (including rights
            acquired pursuant to a license or otherwise) under copyright in various published and unpublished works of authorship including, without limitation, computer programs, computer data bases, other computer software, layouts, trade dress, drawings, designs, writings, and formulas owned by such Grantor (including, without limitation, the works listed on Schedule 1(f)(iii), as the same may be amended pursuant hereto from time to time) (collectively, the "COPYRIGHTS"), all copyright registrations issued to such Grantor and applications for copyright registration that have been or may hereafter be issued or applied for thereon by such Grantor in the United States and any state thereof and in foreign countries (including, without limitation, the registrations listed on Schedule 1(f)(iii), as the same may be amended pursuant hereto from time to time) (collectively, the "COPYRIGHT REGISTRATIONS"), all common law and other rights in and to the Copyrights in the United States and any state thereof and in foreign countries including all copyright licenses (but with respect to such copyright licenses, only to the extent permitted by such licensing arrangements) (the "COPYRIGHT RIGHTS"), including, without limitation, each of the Copyrights, rights, titles and interests in and to the Copyrights, all derivative works and other works protectable by copyright, which are presently, or in the future may be, owned, created (as a work for hire for the benefit of such Grantor), authored (as a work for hire for the benefit of such Grantor), or acquired by such Grantor, in whole or in part, and all Copyright Rights with respect thereto and all Copyright Registrations therefor, heretofore or hereafter granted or applied for, and all renewals and extensions thereof, throughout the world, including all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits), the right to renew and extend such Copyright Registrations and Copyright Rights and to register works protectable by copyright and the right to sue for past, present and future infringements of the Copyrights and Copyright Rights;


                                      XI-4                    Security Agreement

                  (g) all information used or useful or arising from the business including all goodwill, trade secrets, trade secret rights, know-how, customer lists, processes of production, ideas, confidential business information, techniques, processes, formulas, and all other proprietary information;

                  (h) all agreements to which such Grantor is a party, as each such agreement may be amended, restated, supplemented or otherwise modified from time to time (said agreements, as so amended, restated, supplemented or otherwise modified, being referred to herein individually as an "ASSIGNED AGREEMENT" and collectively as the "ASSIGNED AGREEMENTS"), including, without limitation, (i) all rights of such Grantor to receive moneys due or to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) all claims of such Grantor for damages arising out of any breach of or default under the Assigned Agreements, and (iv) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options under the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

                  (i) to the extent not included in any other paragraph of this
         Section 1, all general intangibles, including, without limitation, tax refunds, payment intangibles, other rights to payment or performance, choses in action, software and judgments taken on any rights or claims included in the Collateral);

                  (j) all plant fixtures, business fixtures and other fixtures and storage and office facilities, and all accessions thereto and products thereof;

                  (k) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

                  (l) all proceeds, products, rents and profits of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

                  Each item of Collateral listed in this Section 1 that is defined in Articles 8 or 9 of the Uniform Commercial Code, as it exists on the date of this Agreement or as it may hereafter be amended, in the State of California (the "UCC") shall have the meaning set forth in the UCC, it being the intention of the Grantors that the description of the Collateral set forth above be construed to include the broadest possible range of assets, except for assets expressly excluded as set forth above.


                                      XI-5                    Security Agreement

                  SECTION 2.SECURITY FOR OBLIGATIONS.

                  This Agreement secures, and the Collateral assigned by each Grantor is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including without limitation the payment of amounts that would become due but for the operation of the automatic stay under
Section 362(a) of the Bankruptcy Code), of all Secured Obligations of such Grantor. "SECURED OBLIGATIONS" means:

                  (a) with respect to Company, all obligations and liabilities of every nature of Company now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents and any Lender Interest Rate Agreement, and

                  (b) with respect to each Subsidiary Grantor and Additional Grantor, all obligations and liabilities of every nature of such Grantors now or hereafter existing under or arising out of or in connection with the Subsidiary Guaranty;

in each case together with all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Company or any other Grantor, would accrue on such obligations, whether or not a claim is allowed against Company or such Grantor for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Lender Interest Rate Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender or Interest Rate Exchanger as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Grantors now or hereafter existing under this Agreement.

                  SECTION 3.GRANTORS REMAIN LIABLE.

                  Anything contained herein to the contrary notwithstanding, (a) each Grantor shall remain liable under any contracts, licenses and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts, licenses and agreements included in the Collateral, and (c) Secured Party shall not have any obligation or liability under any contracts, licenses, and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.


                                      XI-6                    Security Agreement

                  SECTION 4.REPRESENTATIONS AND WARRANTIES.

                  Each Grantor represents and warrants as follows:

                  (a) OWNERSHIP OF COLLATERAL. Except as expressly permitted by the Credit Agreement and for the security interest created by this Agreement, such Grantor owns the Collateral owned by such Grantor free and clear of any Lien. Except as expressly permitted by the Credit Agreement and such as may have been filed in favor of Secured Party relating to this Agreement, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

                  (b) LOCATIONS OF EQUIPMENT AND INVENTORY. All of the Equipment and Inventory is, as of the date hereof, or in the case of an Additional Grantor, the date of the applicable counterpart entered into pursuant to Section 22 (each, a "COUNTERPART") located at the places specified on Schedule 4(b), except for Inventory and Equipment which, in the ordinary course of business, is in transit either (i) from a supplier to a Grantor, (ii) between the locations specified on Schedule 4(b), or (ii) to customers of a Grantor.

                  (c) NEGOTIABLE DOCUMENTS OF TITLE. No Negotiable Documents of Title are outstanding with respect to any of the Inventory.

                  (d) OFFICE LOCATIONS; TYPE AND JURISDICTION OF ORGANIZATION. The chief place of business, the chief executive office and the office where such Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts are, as of the date hereof, and, except as set forth on Schedule 4(d), have been for the four month period preceding the date hereof, or, in the case of an Additional Grantor, the date of the applicable Counterpart, located at the locations set forth on Schedule 4(d), as
Schedule 4(d) may be updated as to an additional Grantor solely in connection with the execution of this Agreement by such additional Grantor; such Grantor's type of organization (i.e. corporation, limited partnership, etc.), jurisdiction of organization and organization number provided by the applicable Government Authority of the jurisdiction of organization are listed on Schedule 4(d), as
Schedule 4(d) may be updated as to an additional Grantor solely in connection with the execution of this Agreement by such Additional Grantor.

                  (e) NAMES. No Grantor (or predecessor by merger or otherwise of such Grantor) has, within the four month period preceding the date hereof, or, in the case of an Additional Grantor, the date of the applicable Counterpart, had a different name from the name of such Grantor listed or the signature pages hereof, except the names listed on Schedule 4(e), as Schedule 4(e) may be updated as to an additional Grantor solely in connection with the execution of this Agreement by such Additional Grantor, annexed hereto.

                  (f) DELIVERY OF CERTAIN COLLATERAL. All certificates or instruments (excluding checks) evidencing, comprising or representing the Collateral (including, without limitation, the Securities Collateral) have been delivered to Secured Party duly endorsed or accompanied by duly executed instruments of transfer or assignment in blank.

                  (g) SECURITIES COLLATERAL. (i) All of the Pledged Shares described on Schedule 1(e)(i) have been duly authorized and validly issued and are fully paid and non-


                                      XI-7                    Security Agreement
assessable; (ii) all of the Pledged Debt described on Schedule 1(e)(ii) has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default; (iii) the Pledged Shares constitute the percentage set forth on Schedule 1(e)(i) of the issued and outstanding shares of stock or other equity interests of each issuer thereof, and there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Shares; (iv) the Pledged Debt constitutes all of the issued and outstanding intercompany indebtedness evidenced by a promissory note of the respective issuers thereof owing to such Grantor; (v) Schedule 1(e)(i) sets forth all of the Pledged Shares owned by each Grantor on the date hereof; and
(vi) Schedule 1(e)(ii) sets forth all of the Pledged Debt in existence on the date hereof.

                  (h) INTELLECTUAL PROPERTY COLLATERAL.

                        (i) a true and complete list of all federal Trademark
            Registrations and Trademark applications and material foreign Trademark Registrations and Trademark applications owned, held (whether pursuant to a license or otherwise) or used by such Grantor, in whole or in part, is set forth on Schedule 1(f)(i);

                        (ii) a true and complete list of all federal Patents and
            material foreign Patents owned, held (whether pursuant to a license or otherwise) or used by such Grantor, in whole or in part, is set forth in Schedule 1(f)(ii);

                        (iii) a true and complete list of all federal Copyright
            Registrations and applications for Copyright Registrations and all material foreign Copyright Registrations and applications for Copyright Registrations held (whether pursuant to a license or otherwise) by such Grantor, in whole or in part, is set forth in
            Schedule 1(f)(iii);

                        (iv) after reasonable inquiry, such Grantor is not aware
            of any pending or threatened claim by any third party that any of the Intellectual Property Collateral owned, held or used by such Grantor is invalid or unenforceable; and

                        (v) no effective security interest or other Lien (other
            than in favor of Administrative Agent) covering all or any part of the Intellectual Property Collateral is on file in the United States Patent and Trademark Office or the United States Copyright Office.

                  (i) PERFECTION. The security interests in the Collateral granted to Secured Party for the ratable benefit of the Lenders and Interest Rate Exchangers hereunder constitute valid security interests in the Collateral, securing the payment of the Secured Obligations. Upon (i) the filing of UCC financing statements naming each Grantor as "debtor", naming Secured Party as "secured party" and describing the Collateral in the filing offices with respect to such Grantor set forth on Schedule 4(i), (ii) in the case of the Securities Collateral consisting of certificated securities or evidenced by instruments, delivery of the certificates representing such certificated securities and delivery of such instruments to Secured Party, in each case duly endorsed or accompanied by duly executed instruments of assignment or transfer in blank, and
(iii) in the case of the Intellectual Property Collateral (excluding Intellectual Property Collateral


                                      XI-8                    Security Agreement
directly applied for in foreign jurisdictions), in addition to the filing of such UCC financing statements, the filing of a Grant of Trademark Security Interest, substantially in the form of Exhibit I, and a Grant of Patent Security Interest, substantially in the form of Exhibit II, with the United States Patent and Trademark Office and the filing of a Grant of Copyright Security Interest, substantially in the form of Exhibit III, with the United States Copyright Office (each such Grant of Trademark Security Interest, Grant of Patent Security Interest and Grant of Copyright Security Interest being referred to herein as a "GRANT"), the security interests in the Collateral granted to Secured Party for the ratable benefit of the Lenders and Interest Rate Exchangers will constitute perfected security interests therein prior to all other Liens (except for Permitted Encumbrances on Collateral other than the Securities Collateral) to the extent such security interests may be perfected by the actions described in clauses (i), (ii) and (iii) above, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly made or taken.

                  SECTION 5.FURTHER ASSURANCES.

                  (a) GENERALLY. Each Grantor agrees that from time to time, at the expense of Grantors, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor will: (i) at the request of Secured Party, mark conspicuously each item of chattel paper included in the Accounts, each Related Contract and, at the request of Secured Party, each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby, (ii) at the request of Secured Party, deliver and pledge to Secured Party hereunder all promissory notes and other instruments (including checks) and all original counterparts of chattel paper constituting Collateral, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Party,
(iii) (A) execute and file such financing or continuation statements, or amendments thereto, (B) execute and deliver, and cause to be executed and delivered, agreements establishing that Secured Party has control of specified items of Collateral and (C) deliver such other instruments or notices, in each case, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (iv) furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail, (v) so long as no Event of Default has occurred and is continuing, at any reasonable time during normal business hours, one time per Fiscal Year upon reasonable notice by Secured Party and upon the occurrence and during the continuance of an Event of Default, at any time, exhibit the Collateral to and allow inspection of the Collateral by Secured Party, or persons designated by Secured Party, (vi) at Secured Party's request, appear in and defend any action or proceeding that may affect such Grantor's title to or Secured Party's security interest in all or any part of the Collateral, (vii) use commercially reasonable efforts to obtain any necessary consents of third parties to the assignment and perfection of a security interest to Secured Party with respect to any Collateral. Each Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the


                                      XI-9                    Security Agreement

Collateral without the signature of any Grantor. Each Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by such Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions, and
(viii) at the request of the Secured Party, take steps to comply with the Federal Anti-Claims Act, 31 U.S.C. Section 3727 (1988), and the Federal Anti-Assignment Act, 41 U.S.C. Section 15 (1994).

                  (b) SECURITIES COLLATERAL. Without limiting the generality of the foregoing Section 5(a), each Grantor agrees that it will, upon obtaining any additional shares of stock or other securities required to be pledged hereunder, promptly (and in any event within five Business Days) deliver to Secured Party a Pledge Supplement, duly executed by such Grantor, in substantially the form of
Exhibit IV (a "PLEDGE SUPPLEMENT"), in respect of the additional Pledged Shares or Pledged Debt to be pledged pursuant to this Agreement. Upon each delivery of a Pledge Supplement to Secured Party and the update of Schedule 1(e)(i) effected thereby, the representations and warranties contained in clauses (i)-(iv) of
Section 4(g) hereof shall be deemed to have been made by such Grantor as to the Securities Collateral described in such Pledge Supplement as of the date thereof. Each Grantor hereby authorizes Secured Party to attach each Pledge Supplement to this Agreement and agrees that all Pledged Shares or Pledged Debt of such Grantor listed on any Pledge Supplement shall for all purposes hereunder be considered Collateral of such Grantor; provided, the failure of any Grantor to execute a Pledge Supplement with respect to any additional Pledged Shares or Pledged Debt pledged pursuant to this Agreement shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.

                  (c) INTELLECTUAL PROPERTY COLLATERAL. Without limiting the generality of the foregoing Section 5(a), if any Grantor shall hereafter obtain rights to any new Intellectual Property Collateral or become entitled to the benefit of (i) any patent application or patent or any reissue, division, continuation, renewal, extension or continuation-in-part of any Patent or any improvement of any Patent or (ii) any Copyright Registration, application for Copyright Registration or renewals or extension of any Copyright, then in any such case, the provisions of this Agreement shall automatically apply thereto. Each Grantor shall promptly notify Secured Party in writing of any of the foregoing rights acquired by such Grantor after the date hereof and of (i) any Trademark Registrations issued or application for a Trademark Registration or application for a Patent made, and (ii) any Copyright Registrations issued or applications for Copyright Registration made, in any such case, after the date hereof. Promptly after the filing of an application for any (1) Trademark Registration; (2) Patent; and (3) Copyright Registration, each Grantor shall execute and deliver to Secured Party an IP Supplement, substantially in the form of Exhibit V (an "IP SUPPLEMENT"), pursuant to which such Grantor shall grant to Secured Party a security interest to the extent of its interest in such Intellectual Property Collateral; provided, if, in the reasonable judgment of such Grantor, after due inquiry, granting such interest would result in the grant of a Trademark Registration or Copyright Registration in the name of Secured Party, such Grantor shall give written notice to Secured Party as soon as reasonably practicable and the filing shall instead be undertaken as soon as practicable but in no case later than immediately following the grant of the applicable Trademark Registration or Copyright Registration, as the case may be. Upon delivery to Secured Party of an IP Supplement, Schedules 1(f)(i), 1(f)(ii), and 1(f)(iii) hereto and Schedule A to each Grant, as applicable, shall be deemed modified to include reference to any right, title or interest in any existing Intellectual


                                 XI-10                       Security Agreement

Property Collateral or any Intellectual Property Collateral included on Schedule A to such IP Supplement. Each Grantor hereby authorizes Secured Party to modify this Agreement without the signature or consent of any Grantor by attaching Schedules 1(f)(i), 1(f)(ii), and 1(f)(iii), as applicable, that have been modified to include such Intellectual Property Collateral or to delete any reference to any right, title or interest in any Intellectual Property Collateral in which any Grantor no longer has or claims any right, title or interest; provided, the failure of any Grantor to execute an IP Supplement with respect to any additional Intellectual Property Collateral pledged pursuant to this Agreement shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.

                  SECTION 6. CERTAIN COVENANTS OF GRANTORS.

                  Each Grantor shall:

                  (a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable material statute, regulation or ordinance or any policy of insurance covering the Collateral;

                  (b) notify Secured Party of any change in such Grantor's name, identity or corporate structure within 15 days of such change;

                  (c) give Secured Party 30 days' prior written notice of any change in such Grantor's chief place of business, chief executive office or residence or the office where such Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts or a reincorporation, reorganization or other action that results in a change of the jurisdiction of organization of such Grantor;

                  (d) if Secured Party gives value to enable such Grantor to acquire rights in or the use of any Collateral, use such value for such purposes; and

                  (e) except as expressly permitted by the Credit Agreement, pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, services, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided that such Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against such Grantor or any of the Collateral as a result of the failure to make such payment.

                  SECTION 7. SPECIAL COVENANTS WITH RESPECT TO EQUIPMENT AND INVENTORY.

                  Each Grantor shall:

                  (a) keep the Equipment and Inventory owned by such Grantor at the places therefor specified on Schedule 4(b) or that such Grantor has disclosed to Security Party within 15 days of the removal of such collateral;


                                 XI-11                       Security Agreement

                  (b) cause the Equipment owned by such Grantor to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with such Grantor's past practices, and shall forthwith make or cause to be made all repairs, replacements and other improvements in connection therewith that, in the good faith determination of such Grantor, are necessary or desirable to such end; and shall promptly furnish to Secured Party a statement respecting any material loss or damage to any of the Equipment owned by such Grantor;

                  (c) keep correct and accurate records of Inventory owned by such Grantor, itemizing and describing the kind, type and quantity of such Inventory, such Grantor's cost therefor and (where applicable) the current list prices for such Inventory;

                  (d) promptly upon the issuance and delivery to such Grantor of any Negotiable Document of Title, deliver such Negotiable Document of Title to Secured Party; and

                  (e) each Grantor shall, at its own expense, maintain insurance with respect to the Equipment and Inventory in accordance with the terms of the Credit Agreement.

                  SECTION 8. SPECIAL COVENANTS WITH RESPECT TO ACCOUNTS AND RELATED CONTRACTS.

                  (a) Each Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts and Related Contracts, and all originals of all chattel paper that evidence Accounts, at the locations therefor set forth on Schedule 4(d) or that Grantor has disclosed to Secured Party within 15 days of the relocation thereof. Each Grantor will hold and preserve such records and chattel paper and will permit representatives of Secured Party at any reasonable time during normal business hours one time per Fiscal Year to inspect and make abstracts from such records and chattel paper, and each Grantor agrees to render to Secured Party, at Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Promptly upon the request of Secured Party, each Grantor shall deliver to Secured Party complete and correct copies of each Related Contract.

                  (b) Each Grantor shall, for not less than three (3) years from the date on which each Account of such Grantor arose, maintain (i) complete records of such Account, including records of all payments received, credits granted and merchandise returned, and (ii) all documentation relating thereto.

                  (c) Except as otherwise provided in this subsection (c), each Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor under the Accounts and Related Contracts. In connection with such collections, each Grantor may take (and, upon the occurrence and during the continuance of an Event of Default, at Secured Party's direction, shall take) such action as such Grantor or Secured Party may deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts; provided, however, that Secured Party shall have the right at any time, upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the account debtors or obligors under any Accounts of the assignment of such


                                 XI-12                       Security Agreement

Accounts to Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to Secured Party, to notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Secured Party and, upon such notification and at the expense of Grantors, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by such Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Accounts and the Related Contracts shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by
Section 18, and (ii) such Grantor shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon without the consent of Secured Party.

                  SECTION 9. SPECIAL COVENANTS WITH RESPECT TO THE SECURITIES COLLATERAL.

                  (a) DELIVERY. Each Grantor agrees that all certificates or instruments, if any, representing or evidencing the Securities Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by such Grantor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Secured Party.

                  (b) COVENANTS. Each Grantor shall (i) not, except as expressly permitted by the Credit Agreement, permit any issuer of Pledged Shares to merge or consolidate unless all the outstanding capital stock or other equity interests of the surviving or resulting Person is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation; (ii) cause each issuer of Pledged Shares not to issue any stock, other equity interests or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to such Grantor; (iii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock, other equity interests or other securities of each issuer of Pledged Shares; (iv) if required by the Credit Agreement, pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock or other equity interests of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Domestic Subsidiary of such Grantor; (v) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of additional indebtedness from time to time owed to such Grantor by any obligor on the Pledged Debt; (vi) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of indebtedness from time to time owed to such Grantor by any Person that after the date of this Agreement becomes, as a result of any occurrence, a direct or indirect Subsidiary of such Grantor; (vii) promptly notify Secured Party of any event of which such Grantor becomes aware causing material loss or depreciation in


                                 XI-13                       Security Agreement
the value of the Securities Collateral; (viii) promptly deliver to Secured Party all written notices received by it with respect to the Securities Collateral; and (ix), at the request of Secured Party, promptly execute and deliver to Secured Party an agreement providing for the control, as that term is defined in the UCC, by Secured Party of all securities entitlements and securities accounts of such Grantor.

                  (c) VOTING AND DISTRIBUTIONS. So long as no Event of Default shall have occurred and be continuing, (i) each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, no Grantor shall exercise or refrain from exercising any such right if Secured Party shall have notified such Grantor that, in Secured Party's reasonable, good faith judgment, such action would have a material adverse effect on the value of the Securities Collateral or any part thereof; and provided further, such Grantor shall give Secured Party at least five Business Days' prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right (it being understood, however, that neither (A) the voting by such Grantor of any Pledged Shares for or such Grantor's consent to the election of directors or other members of a governing body of an issuer of Pledged Shares at a regularly scheduled annual or other meeting of stockholders or holders of equity interests or with respect to incidental matters at any such meeting, nor
(B) such Grantor's consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section, and no notice of any such voting or consent need be given to Secured Party); (ii) each Grantor shall be entitled to receive and retain, and to utilize free and clear of the lien of this Agreement, any and all dividends, other distributions and interest paid in respect of the Securities Collateral; provided, any and all (A) dividends, distributions and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Securities Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Securities Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (C) cash paid, payable or otherwise distributed in respect of principal or in redemption of or in exchange for any Securities Collateral, shall be, and shall forthwith be delivered to Secured Party to hold as, Securities Collateral and shall, if received by such Grantor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of such Grantor and be forthwith delivered to Secured Party as Securities Collateral in the same form as so received (with all necessary endorsements); and (iii) Secured Party shall promptly execute and deliver (or cause to be executed and delivered) to such Grantor all such proxies, dividend payment orders and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights which it is entitled to exercise pursuant to clause (i) above and to receive the dividends, distributions, principal or interest payments which it is authorized to receive and retain pursuant to clause (ii) above.

                  Upon the occurrence and during the continuance of an Event of Default, (x) upon written notice from Secured Party to any Grantor, all rights of such Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease, and all such rights shall thereupon become vested in Secured Party who shall


                                 XI-14                       Security Agreement
thereupon have the sole right to exercise such voting and other consensual rights; (y) all rights of such Grantor to receive the dividends, other distributions and interest payments which it would otherwise be authorized to receive and retain pursuant hereto shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Securities Collateral such dividends, other distributions and interest payments; and (z) all dividends, principal, interest payments and other distributions which are received by such Grantor contrary to the provisions of clause (ii) of the immediately preceding paragraph or clause (y) above shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of such Grantor and shall forthwith be paid over to Secured Party as Securities Collateral in the same form as so received (with any necessary endorsements).

                  In order to permit Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, (I) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, dividend payment orders and other instruments as Secured Party may from time to time reasonably request, and (II) without limiting the effect of clause (I) above, each Grantor hereby grants to Secured Party an irrevocable proxy to vote the Pledged Shares and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Shares would be entitled (including giving or withholding written consents of shareholders or other holders of equity interests, calling special meetings of shareholders or other holders of equity interests and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Shares on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Shares or any officer or agent thereof), only upon the occurrence and during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

                  SECTION 10. SPECIAL COVENANTS WITH RESPECT TO THE INTELLECTUAL PROPERTY COLLATERAL.

                  (a) Each Grantor shall:

                        (i) diligently keep reasonable records respecting the
            Intellectual Property Collateral and at all times keep at least one complete set of its records concerning such Collateral at its chief executive office or principal place of business;

                        (ii) use best efforts so as not to permit the inclusion
            in any contract to which it hereafter becomes a party of any provision that could or might in any way impair or prevent the creation of a security interest in, or the assignment of, such Grantor's rights and interests in any property included within the definitions of any Intellectual Property Collateral acquired under such contracts;



                        (iii) take any and all reasonable steps to protect the
            secrecy of all trade secrets relating to the products and services sold or delivered under or in connection with the Intellectual Property Collateral, including, without limitation, where appropriate entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents;

                                 XI-15                       Security Agreement

                        (iv) use proper statutory notice in connection with its
            use of any of the Intellectual Property Collateral;

                        (v) use a commercially appropriate standard of quality
            (which may be consistent with such Grantor's past practices) in the manufacture, sale and delivery of products and services sold or delivered under or in connection with the Trademarks; and

                        (vi) furnish to Secured Party from time to time at
            Secured Party's reasonable request statements and schedules further identifying and describing any Intellectual Property Collateral and such other reports in connection with such Collateral, all in reasonable detail.

                  (b) Except as otherwise provided in this Section 10, each Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the Intellectual Property Collateral or any portion thereof. In connection with such collections, each Grantor may take (and, upon the occurrence and during the continuance of any Event of Default, at Secured Party's reasonable direction, shall take) such action as such Grantor or Secured Party may deem reasonably necessary or advisable to enforce collection of such amounts; provided, Secured Party shall have the right at any time, upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the obligors with respect to any such amounts of the existence of the security interest created hereby and to direct such obligors to make payment of all such amounts directly to Secured Party, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by any Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence and during the continuance of any Event of Default, (i) all amounts and proceeds (including checks and other instruments) received by each Grantor in respect of amounts due to such Grantor in respect of the Intellectual Property Collateral or any portion thereof shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 18, and (ii) such Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

                  (c) Each Grantor shall have the duty diligently to prosecute, file and/or make, unless and until such Grantor, in its commercially reasonable judgment, decides otherwise, (i) any application relating to any of the Intellectual Property Collateral owned, held or used by such Grantor and identified on Schedules 1(f)(i), 1(f)(ii) or 1(f)(iii), as applicable, that is pending as of the date of this Agreement, (ii) any Copyright Registration on any existing or future unregistered but copyrightable works (except for works of nominal commercial value or with respect to which such Grantor has determined in the exercise of its commercially reasonable judgment that it shall not seek registration), (iii) application on any future patentable but unpatented innovation or invention comprising Intellectual Property Collateral, and (iv) any Trademark opposition and cancellation proceedings, renew Trademark Registrations and Copyright Registrations and do any and all acts which are necessary or desirable to preserve and


                                 XI-16                       Security Agreement
maintain all rights in all Intellectual Property Collateral. Any expenses incurred in connection therewith shall be borne solely by Grantors. Subject to the foregoing, each Grantor shall give Secured Party prior written notice of any abandonment of any Intellectual Property Collateral or any pending patent application or any Patent.

                  (d) Except as provided herein, each Grantor shall have the right to commence and prosecute in its own name, as real party in interest, for its own benefit and at its own expense, such suits, proceedings or other actions for infringement, unfair competition, dilution, misappropriation or other damage, or reexamination or reissue proceedings as are necessary to protect the Intellectual Property Collateral. Secured Party shall provide, at such Grantor's expense, all reasonable and necessary cooperation in connection with any such suit, proceeding or action including, without limitation, joining as a necessary party. Each Grantor shall promptly, following its becoming aware thereof, notify Secured Party of the institution of, or of any adverse determination in, any proceeding (whether in the United States Patent and Trademark Office, the United States Copyright Office or any federal, state, local or foreign court) or regarding such Grantor's ownership, right to use, or interest in any Intellectual Property Collateral. Each Grantor shall provide to Secured Party any information with respect thereto requested by Secured Party.

                  (e) In addition to, and not by way of limitation of, the granting of a security interest in the Collateral pursuant hereto, each Grantor, effective upon the occurrence and during the continuance of an Event of Default, hereby assigns, transfers and conveys to Secured Party the nonexclusive right and license to use all trademarks, tradenames, copyrights, patents or technical processes (including, without limitation, the Intellectual Property Collateral) owned or used by such Grantor that relate to the Collateral and any other collateral granted by such Grantor as security for the Secured Obligations, together with any goodwill associated therewith, all to the extent necessary to enable Secured Party to realize on the Collateral in accordance with this Agreement and to enable any transferee or assignee of the Collateral to enjoy the benefits of the Collateral. This right shall inure to the benefit of all successors, assigns and transferees of Secured Party and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license shall be granted free of charge, without requirement that any monetary payment whatsoever be made to such Grantor. In addition, each Grantor hereby grants to Secured Party and its employees, representatives and agents the right to visit such Grantor's and any of its Affiliate's or subcontractor's plants, facilities and other places of business that are utilized in connection with the manufacture, production, inspection, storage or sale of products and services sold or delivered under any of the Intellectual Property Collateral (or which were so utilized during the prior six month period), and to inspect the quality control and all other records relating thereto upon reasonable advance written notice to such Grantor and at reasonable dates and times during normal business hours one time per Fiscal Year. If and to the extent that any Grantor is permitted to license the Intellectual Property Collateral, Secured Party shall promptly enter into a non-disturbance agreement or other similar arrangement, at such Grantor's request and expense, with such Grantor and any licensee of any Intellectual Property Collateral permitted hereunder in form and substance reasonably satisfactory to Secured Party pursuant to which (i) Secured Party shall agree not to disturb or interfere with such licensee's rights under its license agreement with such Grantor so long as such licensee is not in default thereunder, and (ii) such licensee shall acknowledge and agree that the Intellectual Property Collateral licensed to


                                 XI-17                       Security Agreement
it is subject to the security interest created in favor of Secured Party and the other terms of this Agreement.

                  SECTION 11. SPECIAL PROVISIONS WITH RESPECT TO THE ASSIGNED AGREEMENTS.

                  Each Grantor shall at its expense:

                        (i) unless determined in its good faith judgment nor to
            be the best interests of Grantor's business or sound business practices, perform and observe all terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements in full force and effect, enforce the Assigned Agreements in accordance with their terms, and take all such action to such end as may be from time to time reasonably requested by Secured Party; and

                        (ii) upon the reasonable request of Secured Party,
            furnish to Secured Party, promptly upon receipt thereof, copies of all notices, requests and other documents received by such Grantor under or pursuant to the Assigned Agreements, and from time to time
            (A) furnish to Secured Party such information and reports regarding the Assigned Agreements as Secured Party may reasonably request and
            (B) upon the occurrence and during the continuance of an Event of Default and upon request of Secured Party make to the parties to such Assigned Agreements such demands and requests for information and reports or for action as such Grantor is entitled to make under the Assigned Agreements.

                  (b) Upon the occurrence and during the continuance of an Event of Default, no Grantor shall:

                        (i) cancel or terminate any of the Assigned Agreements
            or consent to or accept any cancellation or termination thereof;

                        (ii) amend or otherwise modify the Assigned Agreements
            or give any consent, waiver or approval thereunder;

                        (iii) waive any default under or breach of the Assigned
            Agreements;

                        (iv) consent to or permit or accept any prepayment of
            amounts to become due under or in connection with the Assigned Agreements, except as expressly provided therein; or

                        (v) take any other action in connection with the
            Assigned Agreements that could reasonably be expected to materially impair the value of the interest or rights of such Grantor thereunder or that could reasonably be expected to materially impair the interest or rights of Secured Party.

                  SECTION 12. COLLATERAL ACCOUNT.

                  Secured Party is hereby authorized to establish and maintain at its office at [____________] as a blocked account in the name of Company and under the sole dominion and control of Secured Party, a restricted deposit account designated as "URS Corporation Collateral


                                 XI-18                       Security Agreement

Account" for purposes of depositing any Aggregate Available Amount required to be deposited pursuant to Section 16(c). All amounts at any time held in the Collateral Account shall be beneficially owned by Grantors but shall be held in the name of Secured Party hereunder, for the benefit of Lenders, as collateral security for the Secured Obligations upon the terms and conditions set forth herein. Grantors shall have no right to withdraw, transfer or, except as expressly set forth herein, otherwise receive any funds deposited into the Collateral Account. Anything contained herein to the contrary notwithstanding, the Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or Government Authority, as may now or hereafter be in effect. All deposits of funds in the Collateral Account shall be made by wire transfer (or, if applicable, by intra-bank transfer from another account of a Grantor) of immediately available funds, in each case addressed in accordance with instructions of Secured Party. Each Grantor shall, promptly after initiating a transfer of funds to the Collateral Account, give notice to Secured Party by telefacsimile of the date, amount and method of delivery of such deposit. Cash held by Secured Party in the Collateral Account shall not be invested by Secured Party but instead shall be maintained as a cash deposit in the Collateral Account pending application thereof as elsewhere provided in this Agreement. To the extent permitted under Regulation Q of the Board of Governors of the Federal Reserve System, any cash held in the Collateral Account shall bear interest at the standard rate paid by Secured Party to its customers for deposits of like amounts and terms. Subject to Secured Party's rights hereunder, any interest earned on deposits of cash in the Collateral Account shall be deposited directly in, and held in the Collateral Account.

                  SECTION 13. SECURED PARTY APPOINTED ATTORNEY-IN-FACT.

                  Each Grantor hereby irrevocably appoints Secured Party as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

                  (a) upon the occurrence and during the continuance of an Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to Secured Party pursuant to Section 7;

                  (b) upon the occurrence and during the continuance of an Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                  (c) upon the occurrence and during the continuance of an Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clauses (a) and (b) above;

                  (d) upon the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral;


                                 XI-19                       Security Agreement

                  (e) to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured Party to become obligations of such Grantor to Secured Party, due and payable immediately without demand;

                  (f) upon the occurrence and during the continuance of an Event of Default, to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and

                  (g) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Grantors' expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

                  SECTION 14. SECURED PARTY MAY PERFORM.

                  If any Grantor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Grantors under Section 19(b).

                  SECTION 15. STANDARD OF CARE.

                  The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.

                  SECTION 16. REMEDIES.

                  (a) GENERALLY. If any Event of Default (as defined in the Credit Agreement) or the occurrence of an Early Termination Date (as defined in a Master Agreement in the form prepared by the International Swap and Derivatives Association, Inc. or a similar event under any similar swap agreement) under any Lender Interest Rate Agreement (either such occurrence being an "Event of Default" for purposes of this Agreement) shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral), and also may (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral


                                 XI-20                       Security Agreement
as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties,
(ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate, (iv) take possession of any Grantor's premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of such Grantor's equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (iii) and collecting any Secured Obligation, (v) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable,
(vi) exercise dominion and control over and refuse to permit further withdrawals from any Deposit Account maintained with Secured Party or any Lender and provide instructions directing the disposition of funds in Deposit Accounts not maintained with Secured Party or any Lender and (vii) provide entitlement orders with respect to security entitlements and other investment property constituting a part of the Collateral and, without notice to any Grantor, transfer to or register in the name of Secured Party or any of its nominees any or all of the Securities Collateral. Secured Party or any Lender or Interest Rate Exchanger may be the purchaser of any or all of the Collateral at any such sale and Secured Party, as agent for and representative of Lenders and Interest Rate Exchangers (but not any Lender or Interest Rate Exchanger in its individual capacity unless Requisite Obligees (as defined in Section 21(a)) shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be jointly and severally liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such


                                 XI-21                       Security Agreement

Grantor, and each Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities.

                  (b) SECURITIES COLLATERAL. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Securities Collateral conducted without prior registration or qualification of such Securities Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Securities Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances and the registration rights granted to Secured Party by such Grantor pursuant hereto and notwithstanding the provisions of Section 9610(c) of the UCC, which each Grantor hereby waives, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If Secured Party determines to exercise its right to sell any or all of the Securities Collateral, upon written request, each Grantor shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to Secured Party all such information as Secured Party may request in order to determine the number of shares and other instruments included in the Securities Collateral which may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

                  (c) COLLATERAL ACCOUNT. If an Event of Default has occurred and is continuing and, in accordance with Section 8 of the Credit Agreement, Company is required to pay to Secured Party an amount (the "AGGREGATE AVAILABLE AMOUNT") equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding under the Credit Agreement, Company shall deliver funds in such an amount for deposit in the Collateral Account. If for any reason the aggregate amount delivered by Company for deposit in the Collateral Account as aforesaid is less than the Aggregate Available Amount, the aggregate amount so delivered by Company shall be apportioned among all outstanding Letters of Credit for purposes of this Section in accordance with the ratio of the maximum amount available for drawing under each such Letter of Credit (as to such Letter of Credit, the "MAXIMUM AVAILABLE AMOUNT") to the Aggregate Available Amount. Upon any drawing under any outstanding Letter of Credit in respect of which Company has deposited in the Collateral Account any amounts described above, Secured Party shall apply such amounts to reimburse the Issuing Lender for the amount of such drawing. In the event of cancellation or expiration of any Letter of Credit in respect of which Company has deposited in the Collateral Account any amounts described above, or in the event of any reduction in the Maximum Available Amount under such Letter of Credit, Secured Party shall apply the amount then on deposit in the Collateral Account in respect of such Letter of Credit (less, in the case of such a reduction, the Maximum Available Amount


                                 XI-22                       Security Agreement
under such Letter of Credit immediately after such reduction) first, to the payment of any amounts payable to Secured Party pursuant to Section 18 hereof, second, to the extent of any excess, to the cash collateralization pursuant to the terms of this Agreement of any outstanding Letters of Credit in respect of which Company has failed to pay all or a portion of the amounts described above (such cash collateralization to be apportioned among all such Letters of Credit in the manner described above), third, to the extent of any further excess, to the payment of any other outstanding Secured Obligations in such order as Secured Party shall elect, and fourth, to the extent of any further excess, to the payment to whomsoever shall be lawfully entitled to receive such funds.

                  SECTION 17. ADDITIONAL REMEDIES FOR INTELLECTUAL PROPERTY COLLATERAL.

                  (a) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuance of an Event of Default, (i) Secured Party shall have the right (but not the obligation) to bring suit, in the name of any Grantor, Secured Party or otherwise, to enforce any Intellectual Property Collateral, in which event each Grantor shall, at the request of Secured Party, do any and all lawful acts and execute any and all documents required by Secured Party in aid of such enforcement and each Grantor shall promptly, upon demand, reimburse and indemnify Secured Party as provided in Sections 10.2 and 10.3 of the Credit Agreement and Section 19 hereof, as applicable, in connection with the exercise of its rights under this Section, and, to the extent that Secured Party shall elect not to bring suit to enforce any Intellectual Property Collateral as provided in this Section, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Intellectual Property Collateral by others and for that purpose agrees to use its commercially reasonable judgment in maintaining any action, suit or proceeding against any Person so infringing reasonably necessary to prevent such infringement; (ii) upon written demand from Secured Party, each Grantor shall execute and deliver to Secured Party an assignment or assignments of the Intellectual Property Collateral and such other documents as are necessary or appropriate to carry out the intent and purposes of this Agreement; (iii) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Secured Party (or any Lender) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property Collateral; and (iv) within five Business Days after written notice from Secured Party, each Grantor shall make available to Secured Party, to the extent within such Grantor's power and authority, such personnel in such Grantor's employ on the date of such Event of Default as Secured Party may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Trademarks, Trademark Registrations and Trademark Rights, such persons to be available to perform their prior functions on Secured Party's behalf and to be compensated by Secured Party at such Grantor's expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default.

                  (b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment to Secured Party of any rights, title and interests in and to the Intellectual Property Collateral shall have been previously made,


                                 XI-23                       Security Agreement
and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, Secured Party shall promptly execute and deliver to such Grantor such assignments as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to Secured Party as aforesaid, subject to any disposition thereof that may have been made by Secured Party; provided, after giving effect to such reassignment, Secured Party's security interest granted pursuant hereto, as well as all other rights and remedies of Secured Party granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of all Liens other than Liens (if any) encumbering such rights, title and interest at the time of their assignment to Secured Party and Permitted Encumbrances.

                  SECTION 18. APPLICATION OF PROCEEDS.

                  Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied as provided in subsection 2.4 of the Credit Agreement.

                  SECTION 19. INDEMNITY AND EXPENSES.

                  (a) Grantors jointly and severally agree to indemnify Secured Party, each Lender and each Interest Rate Exchanger from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including without limitation enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party's or such Lender's or Interest Rate Exchanger's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

                  (b) Grantors jointly and severally agree to pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

                  (c) The obligations of Grantors in this Section 19 shall (i) survive the termination of this Agreement and the discharge of Grantors' other obligations under this Agreement, the Lender Interest Rate Agreements, the Credit Agreement and the other Loan Documents and (ii), as to any Grantor that is a party to a Subsidiary Guaranty, be subject to the provisions of Section 1(b) thereof.

                  SECTION 20. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS; TERMINATION AND RELEASE.

                  (a) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full of the Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (ii) be binding upon Grantors and their respective successors and


                                 XI-24                       Security Agreement
assigns, and (iii) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), (A) but subject to the provisions of subsection 10.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise and (B) any Interest Rate Exchanger may assign or otherwise transfer any Lender Interest Rate Agreement to which it is a party to any other Person in accordance with the terms of such Lender Interest Rate Agreement, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Interest Rate Exchangers herein or otherwise.

                  (b) Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantors. Upon any such termination Secured Party will, at Grantors' expense, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination. In addition, upon the proposed sale or other disposition of any Collateral by a Grantor in accordance with the Credit Agreement for which such Grantor desires to obtain a security interest release from Secured Party, a security interest release may be obtained pursuant to the provisions of subsection 10.14 of the Credit Agreement.

                  SECTION 21. SECURED PARTY AS AGENT.

                  (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders and, by their acceptance of the benefits hereof, Interest Rate Exchangers. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including without limitation the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement; provided that Secured Party shall exercise, or refrain from exercising, any remedies provided for in
Section 16 in accordance with the instructions of (i) Requisite Lenders or (ii) after payment in full of all Obligations under the Credit Agreement and the other Loan Documents, the cancellation or expiration of all Letters of Credit and the termination of the Commitments, (A) the holders of a majority of the aggregate notional amount under all Lender Interest Rate Agreements (including Lender Interest Rate Agreements that have been terminated) or (B) if all Lender Interest Rate Agreements have been terminated in accordance with their terms, the aggregate amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Lender Interest Rate Agreements (Requisite Lenders or, if applicable, such holders being referred to herein as "REQUISITE OBLIGEES"). In furtherance of the foregoing provisions of this Section 21(a), each Interest Rate Exchanger, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Pledged Collateral hereunder, it being understood and agreed by such Interest Rate Exchanger that all rights and remedies hereunder may be exercised solely by Secured Party for the benefit of Lenders and Interest Rate Exchangers in accordance with the terms of this
Section 21(a).

                  (b) Secured Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement. Written notice of resignation by Administrative Agent


                                 XI-25                       Security Agreement
pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement and appointment of a successor Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Administrative Agent under subsection 9.5 of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Secured Party under this Agreement, and the retiring Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

                  (c) Secured Party shall not be deemed to have any duty whatsoever with respect to any Interest Rate Exchanger until it shall have received written notice in form and substance satisfactory to Secured Party from a Pledgor or the Interest Rate Exchanger as to the existence and terms of the applicable Lender Interest Rate Agreement.

                  SECTION 22. ADDITIONAL GRANTORS.

                  The initial Subsidiary Grantors hereunder shall be such of the Subsidiaries of Company as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of Company may become parties hereto as additional Grantors (each an "ADDITIONAL GRANTOR"), by executing a Counterpart substantially in the form of Exhibit VI annexed hereto. Upon delivery of any such Counterpart to Secured Party, notice of which is hereby waived by Grantors, each such Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Administrative Agent not to cause any Subsidiary of Company to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

                  SECTION 23. AMENDMENTS; ETC.

                  No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Grantors; provided this Agreement may be modified by the execution of a Counterpart by an Additional Grantor in accordance with Section 22 and Grantors


                                 XI-26                       Security Agreement
hereby waive any requirement of notice of or consent to any such amendment. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

                  SECTION 24. NOTICES.

                  Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Secured Party shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as provided in subsection 10.8 of the Credit Agreement or as set forth under such party's name on the signature pages hereof or such other address as shall be designated by such party in a written notice delivered to the other parties hereto.

                  SECTION 25. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

                  No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  SECTION 26. SEVERABILITY.

                  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  SECTION 27. HEADINGS.

                  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                  SECTION 28. GOVERNING LAW; TERMS; RULES OF CONSTRUCTION.

                  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE


                                 XI-27                       Security Agreement

GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined. The rules of construction set forth in subsection 1.3 of the Credit Agreement shall be applicable to this Agreement mutatis mutandis.

                  SECTION 29. CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

                  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE , COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GRANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH GRANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 24; (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH GRANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; (V) AGREES THAT SECURED PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 29 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402.

                  SECTION 30. WAIVER OF JURY TRIAL.

                  GRANTORS AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each Grantor and Secured Party acknowledge that this waiver is a material inducement for Grantors and Secured Party to enter into a business relationship, that Grantors and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Each Grantor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN


                                 XI-28                       Security Agreement

WAIVER SPECIFICALLY REFERRING TO THIS SECTION 30 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                  SECTION 31. COUNTERPARTS.

                  This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.



                  [Remainder of page intentionally left blank]


                                 XI-29                       Security Agreement

                  IN WITNESS WHEREOF, Grantors and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                      URS CORPORATION


                                      By:
                                          --------------------------------
                                      Name:
                                            ------------------------------
                                      Title:
                                             -----------------------------


                                      EACH OF THE ENTITIES LISTED ON SCHEDULE A
                                      ANNEXED HERETO


                                      By:
                                          --------------------------------
                                      on behalf of each of the entities listed
                                      on Schedule A annexed hereto

                                      Name:
                                            ------------------------------
                                      Title:
                                             -----------------------------


                                      CREDIT SUISSE FIRST BOSTON,
                                      as Secured Party


                                      By:
                                          --------------------------------
                                      Name:
                                            ------------------------------
                                      Title:
                                             -----------------------------


                                      S-1                     Security Agreement

                                   SCHEDULE A



Name                                                         Notice Address for each Subsidiary Grantor
----                                                         ------------------------------------------








                               SCHEDULE 1(e)(i) TO
                               SECURITY AGREEMENT


                                    CLASS                                                              PERCENTAGE OF
                              OF STOCK OR EQUITY          STOCK              PAR        NUMBER OF       OUTSTANDING
       STOCK ISSUER                INTEREST           CERTIFICATE NOS.      VALUE        SHARES        SHARES PLEDGED
       ------------                --------           ----------------      -----        ------        --------------






                                   1(e)(i)-1

                              SCHEDULE 1(e)(ii) TO
                               SECURITY AGREEMENT

                                                                              AMOUNT OF
                  DEBT ISSUER                                               INDEBTEDNESS
                  -----------                                               ------------








                                   1(e)(ii)-1

                               SCHEDULE 1(f)(i) TO
                               SECURITY AGREEMENT


U.S. TRADEMARKS:

                                           Trademark                    Registration                Registration
       Registered Owner                   Description                      Number                       Date
       ----------------                   -----------                      ------                       ----





FOREIGN TRADEMARKS:

                                           Trademark                    Registration                Registration
       Registered Owner                   Description                      Number                       Date
       ----------------                   -----------                      ------                       ----







                                    1(f)(i)-1

                              SCHEDULE 1(f)(ii) TO
                               SECURITY AGREEMENT

U.S. PATENTS ISSUED:

         Patent No.                    Issue Date                    Invention                    Inventor
         ----------                    ----------                    ---------                    --------






U.S. PATENTS PENDING:


       Applicant's                Date                Application
           Name                   Filed                 Number                Invention              Inventor
           ----                   -----                 ------                ---------              --------





FOREIGN PATENTS ISSUED:

         Patent No.                    Issue Date                    Invention                    Inventor
         ----------                    ----------                    ---------                    --------





                                   1(f)(ii)-1

FOREIGN PATENTS PENDING:

      Applicant's                 Date                Application
          Name                    Filed                 Number                Invention              Inventor
          ----                    -----                 ------                ---------              --------







                                                1(f)(ii)-2

                              SCHEDULE 1(f)(iii) TO
                               SECURITY AGREEMENT

U.S. COPYRIGHTS:

            Title                   Registration No.               Date of Issue              Registered Owner
            -----                   ----------------               -------------              ----------------






FOREIGN COPYRIGHT REGISTRATIONS:

           Country                        Title                  Registration No.               Date of Issue
           -------                        -----                  ----------------               -------------






PENDING U.S. COPYRIGHT REGISTRATIONS & APPLICATIONS:

            Title                     Reference No.         Date of Application              Copyright Claimant
            -----                     -------------         -------------------              ------------------





PENDING FOREIGN COPYRIGHT REGISTRATIONS & APPLICATIONS:

           Country                        Title                  Registration No.               Date of Issue
           -------                        -----                  ----------------               -------------






                                   1(f)(iii)-1

                                  SCHEDULE 4(b)

                                       TO

                               SECURITY AGREEMENT
                      LOCATIONS OF EQUIPMENT AND INVENTORY


NAME OF GRANTOR                                       LOCATIONS OF EQUIPMENT AND INVENTORY
---------------                                       ------------------------------------








                                     4(b)-1

                                  SCHEDULE 4(d)

                                       TO

                               SECURITY AGREEMENT

             OFFICE LOCATIONS, TYPE AND JURISDICTION OF ORGANIZATION
             -------------------------------------------------------

   NAME OF        TYPE OF          OFFICE       JURISDICTION OF     ORGANIZATION
   GRANTOR      ORGANIZATION      LOCATIONS      ORGANIZATION          NUMBER
   -------      ------------      ---------      ------------       -------------








                                     4(d)-1

                                  SCHEDULE 4(e)

                                       TO

                               SECURITY AGREEMENT

                                   OTHER NAMES
                                   -----------


NAME OF GRANTOR                                             OTHER NAMES
---------------                                             -----------





                                     4(e)-1

                                  SCHEDULE 4(i)

                                       TO

                               SECURITY AGREEMENT

                                 FILING OFFICES
                                 --------------


Grantor                                                      Filing Offices
-------                                                      --------------







                                     4(i)-1

                                  EXHIBIT I TO
                               SECURITY AGREEMENT

                 [FORM OF] GRANT OF TRADEMARK SECURITY INTEREST

         WHEREAS, [NAME OF GRANTOR], a ___________ corporation ("GRANTOR"), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Trademark Collateral (as defined below); and

         WHEREAS, URS Corporation, a Delaware corporation ("COMPANY"), has entered into a Credit agreement dated as of August ___, 2002 (said Credit Agreement, as it may heretofore have been and as it may hereafter be amended, supplemented, restated or otherwise modified from time to time, being the "CREDIT AGREEMENT") with the financial institutions named therein (collectively, together with their respective successors and assigns party to the Credit Agreement from time to time, the "LENDERS"), and Credit Suisse First Boston, as Administrative Agent for the Lenders (in such capacity, "SECURED PARTY") pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company; and

         WHEREAS, Company may from time to time enter, or may from time to time have entered, into one or more Interest Rate Agreements (collectively, the "Lender Interest Rate Agreements") with one or more Persons that are Lenders or Affiliates of Lenders at the time such Lender Interest Rate Agreements are entered into (in such capacity, collectively, "Interest Rate Exchangers"); and

         [Insert if Grantor is a Subsidiary:] [WHEREAS, Grantor has executed and delivered that certain Subsidiary Guaranty dated as of August ___, 2002 (said Subsidiary Guaranty, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "GUARANTY") in favor of Secured Party for the benefit of Lenders and any Interest Rate Exchangers, pursuant to which Grantor has guarantied the prompt payment and performance when due of all obligations of Company under the Credit Agreement and the other Loan Documents and all obligations of Company under the Lender Interest Rate Agreements, including without limitation the obligation of Company to make payments thereunder in the event of early termination thereof; and]

         WHEREAS, pursuant to the terms of a Security Agreement dated as of August ___. 2002 (as amended, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT"), among Grantor, Secured Party and the other grantors named therein, Grantor has agreed to create in favor of Secured Party a secured and protected interest in, and Secured Party has agreed to become a secured creditor with respect to, the Trademark Collateral;

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, Grantor hereby grants to Secured Party a security interest in all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "TRADEMARK COLLATERAL"):

                                      I-1                     Grant of Trademark
                                                               Security Interest

                  (i) all rights, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) in and to all trademarks, service marks, designs, logos, indicia, tradenames, trade dress, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto, owned by such Grantor, or hereafter adopted and used, in its business (including, without limitation, the trademarks specifically identified in Schedule A) (collectively, the "TRADEMARKS"), all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations and applications specifically identified in Schedule A) (the "TRADEMARK REGISTRATIONS"), all common law and other rights (but in no event any of the obligations) in and to the Trademarks in the United States and any state thereof and in foreign countries (the "TRADEMARK RIGHTS"), and all goodwill of such Grantor's business symbolized by the Trademarks and associated therewith (the "ASSOCIATED GOODWILL"); and

                  (ii) all proceeds, products, rents and profits of or from any and all of the foregoing Trademark Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Trademark Collateral. For purposes of this Grant of Trademark Security Interest, the term "PROCEEDS" includes whatever is receivable or received when Trademark Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

         Grantor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

                  [Remainder of page intentionally left blank]

                                      I-2                     Grant of Trademark
                                                               Security Interest

         IN WITNESS WHEREOF, Grantor has caused this Grant of Trademark Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of the __ day of _______, _____.

                                    [NAME OF GRANTOR]


                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________


                                      I-3                     Grant of Trademark
                                                               Security Interest

                                   SCHEDULE A

                                       TO

                      GRANT OF TRADEMARK SECURITY INTEREST


                                         United States
                                           Trademark                    Registration                Registration
Registered Owner                          Description                      Number                       Date
----------------                          -----------                      ------                   ------------





                                                                   EXHIBIT II TO
                                                              SECURITY AGREEMENT

                   [FORM OF] GRANT OF PATENT SECURITY INTEREST

         WHEREAS, [NAME OF GRANTOR], a ___________ corporation ("GRANTOR"), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Patent Collateral (as defined below); and

         WHEREAS, URS Corporation, a Delaware corporation ("COMPANY"), has entered into a Credit Agreement dated as of August ___, 2002 (said Credit Agreement, as it may heretofore have been and as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT") with the financial institutions named therein (collectively, together with their respective successors and assigns party to the Credit Agreement from time to time, the "LENDERS"), and Credit Suisse First Boston, as Administrative Agent for the Lenders (in such capacity, "SECURED PARTY"), pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company; and

         WHEREAS, Company may from time to time enter, or may from time to time have entered, into one or more Interest Rate Agreements (collectively, the "Lender Interest Rate Agreements") with one or more Persons that are Lenders or Affiliates of Lenders at the time such Lender Interest Rate Agreements are entered into (in such capacity, collectively, "Interest Rate Exchangers"); and

         [Insert if Grantor is a Subsidiary:] [WHEREAS, Grantor has executed and delivered that certain Subsidiary Guaranty dated as of August ___, 2002 (said Subsidiary Guaranty, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "GUARANTY") in favor of Secured Party for the benefit of Lenders and any Interest Rate Exchangers, pursuant to which Grantor has guarantied the prompt payment and performance when due of all obligations of Company under the Credit Agreement and the other Loan Documents and all obligations of Company under the Lender Interest Rate Agreements, including without limitation the obligation of Company to make payments thereunder in the event of early termination thereof; and]

         WHEREAS, pursuant to the terms of a Security Agreement dated as of August ___, 2002 (as amended, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT"), among Grantor, Secured Party and the other grantors named therein, Grantor has agreed to create in favor of Secured Party a secured and protected interest in, and Secured Party has agreed to become a secured creditor with respect to, the Patent Collateral;

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, Grantor hereby grants to Secured Party a security interest in all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "PATENT COLLATERAL"):

                                      II-1                    Grant of Trademark
                                                              Security Interest

                  (i) all rights, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) in and to all patents and patent applications and rights and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned or held by such Grantor and all patents and patent applications and rights, title and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned by such Grantor in whole or in part (including, without limitation, the patents and patent applications listed on Schedule A), all rights (but not obligations) corresponding thereto to sue for past, present and future infringements and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof (all of the foregoing being collectively referred to as the "PATENTS"); and

                  (ii) all proceeds, products, rents and profits of or from any and all of the foregoing Patent Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Patent Collateral. For purposes of this Grant of Patent Security Interest, the term "PROCEEDS" includes whatever is receivable or received when Patent Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

         Grantor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

                  [Remainder of page intentionally left blank]

                                      II-2                     Grant of Patent
                                                               Security Interest

         IN WITNESS WHEREOF, Grantor has caused this Grant of Patent Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of the ___ day of ____________, _____.

                                    [NAME OF GRANTOR]


                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________

                                   SCHEDULE A

                                       TO

                        GRANT OF PATENT SECURITY INTEREST

PATENTS ISSUED:

         Patent No.                    Issue Date                    Invention                    Inventor
         ----------                    ----------                    ---------                    --------







PATENTS PENDING:

      Applicant's                 Date                Application
          Name                    Filed                 Number                Invention              Inventor
      -----------                 -----               ------------            ---------              --------





                                                                  EXHIBIT III TO
                                                              SECURITY AGREEMENT

                 [FORM OF] GRANT OF COPYRIGHT SECURITY INTEREST

         WHEREAS, [NAME OF GRANTOR], a ___________ corporation ("GRANTOR"), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Copyright Collateral (as defined below); and

         WHEREAS, URS Corporation, a Delaware corporation ("COMPANY"), has entered into a Credit Agreement dated as of August ____, 2002 (said Credit Agreement, as it may heretofore have been and as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT") with the financial institutions named therein (collectively, together with their respective successors and assigns party to the Credit Agreement from time to time, the "LENDERS"), and Credit Suisse First Boston, as Administrative Agent for the Lenders (in such capacity, "SECURED PARTY"), pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company; and

         WHEREAS, Company may from time to time enter, or may from time to time have entered, into one or more Interest Rate Agreements (collectively, the "Lender Interest Rate Agreements") with one or more Persons that are Lenders or Affiliates of Lenders at the time such Lender Interest Rate Agreements are entered into (in such capacity, collectively, "Interest Rate Exchangers"); and

         [Insert if Grantor is a Subsidiary:] [WHEREAS, Grantor has executed and delivered that certain Guaranty dated as of August ___, 2002 (said Subsidiary Guaranty, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "GUARANTY") in favor of Secured Party for the benefit of Lenders and any Interest Rate Exchangers, pursuant to which Grantor has guarantied the prompt payment and performance when due of all obligations of Company under the Credit Agreement and the other Loan Documents and all obligations of Company under the Lender Interest Rate Agreements, including without limitation the obligation of Company to make payments thereunder in the event of early termination thereof; and]

         WHEREAS, pursuant to the terms of a Security Agreement dated as of August ____, 2002 (as amended, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT"), among Grantor, Secured Party and the other grantors named therein, Grantor has agreed to create in favor of Secured Party a secured and protected interest in, and Secured Party has agreed to become a secured creditor with respect to, the Copyright Collateral;

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, Grantor hereby grants to Secured Party a security interest in all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "COPYRIGHT COLLATERAL"):

                                                              Grant of Copyright
                                                               Security Interest


                                     III-1

                  (i) all rights, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) under copyright in various published and unpublished works of authorship including, without limitation, computer programs, computer data bases, other computer software layouts, trade dress, drawings, designs, writings, and formulas (including, without limitation, the works listed on Schedule A, as the same may be amended pursuant hereto from time to time) (collectively, the "COPYRIGHTS"), all copyright registrations issued to Grantor and applications for copyright registration that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations listed on Schedule A, as the same may be amended pursuant hereto from time to time) (collectively, the "COPYRIGHT REGISTRATIONS"), all common law and other rights in and to the Copyrights in the United States and any state thereof and in foreign countries including all copyright licenses (but with respect to such copyright licenses, only to the extent permitted by such licensing arrangements) (the "COPYRIGHT RIGHTS"), including, without limitation, each of the Copyrights, rights, titles and interests in and to the Copyrights, all derivative works and other works protectable by copyright, which are presently, or in the future may be, owned, created (as a work for hire for the benefit of Grantor), authored (as a work for hire for the benefit of Grantor), or acquired by Grantor, in whole or in part, and all Copyright Rights with respect thereto and all Copyright Registrations therefor, heretofore or hereafter granted or applied for, and all renewals and extensions thereof, throughout the world, including all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits), the right (but not the obligation) to renew and extend such Copyright Registrations and Copyright Rights and to register works protectable by copyright and the right (but not the obligation) to sue in the name of such Grantor or in the name of Secured Party or Lenders for past, present and future infringements of the Copyrights and Copyright Rights; and

                  (ii) all proceeds, products, rents and profits of or from any and all of the foregoing Copyright Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Copyright Collateral. For purposes of this Grant of Copyright Security Interest, the term "PROCEEDS" includes whatever is receivable or received when Copyright Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

         Grantor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.


                                                              Grant of Copyright
                                                               Security Interest

                                     III-2

         IN WITNESS WHEREOF, Grantor has caused this Grant of Copyright Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of the ___ day of ___________, _____.

                                    [NAME OF GRANTOR]

                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________



                                                              Grant of Copyright
                                                               Security Interest

SF1:476834.8
                                   SCHEDULE A

                                       TO

                      GRANT OF COPYRIGHT SECURITY INTEREST

U.S. COPYRIGHTS:

            Title                   Registration No.               Date of Issue              Registered Owner
            -----                   ----------------               -------------              ----------------





PENDING U.S. COPYRIGHT REGISTRATIONS & APPLICATIONS:

            Title                     Reference No.             Date of Application          Copyright Claimant






                                                                   EXHIBIT IV TO
                                                              SECURITY AGREEMENT

                                PLEDGE SUPPLEMENT

         This Pledge Supplement, dated __________________, is delivered pursuant to the Security Agreement, dated August ___, 2002 between URS Corporation, a _______________ ("GRANTOR"), the other Grantors named therein, and Credit Suisse First Boston (as it may be from time to time amended, modified or supplemented, the "SECURITY AGREEMENT"). Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

         Grantor hereby agrees that the [Pledged Shares] [Pledged Debt] listed on the schedule attached hereto shall be deemed to be part of the [Pledged Shares] [Pledged Debt] and shall become part of the Securities Collateral and shall secure all Secured Obligations.

         IN WITNESS WHEREOF, Grantor has caused this Amendment to be duly executed and delivered by its duly authorized officer as of _______________.

                                    [NAME OF GRANTOR]


                                    By: _______________________________________

                                    Title:

                                                                    EXHIBIT V TO
                                                              SECURITY AGREEMENT

                                  IP SUPPLEMENT

         This IP SUPPLEMENT, dated _______, is delivered pursuant to and supplements (i) the Security Agreement, dated as of August ___, 2002 (as it may be from time to time amended, modified or supplemented, the "SECURITY AGREEMENT"), among URS Corporation, [Insert Name of Grantor], the other Grantors named therein, and Credit Suisse First Boston, as Secured Party, and (ii) the [Grant of Trademark Security Interest] [Grant of Patent Security Interest] [Grant of Copyright Security Interest] dated as of ___________, _____ (the "GRANT") executed by Grantor. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Grant.

         ["Grantor"] grants to Secured Party a security interest in all of Grantor's right, title and interest in and to the [Trademark Collateral] [Patent Collateral] [Copyright Collateral] listed on Schedule A attached hereto. All such [Trademark Collateral] [Patent Collateral] [Copyright Collateral] shall be deemed to be part of the [Trademark Collateral] [Patent Collateral] [Copyright Collateral] and shall be hereafter subject to each of the terms and conditions of the Security Agreement and the Grant.

         IN WITNESS WHEREOF, Grantor has caused this Supplement to be duly executed and delivered by its duly authorized officer as of ______________.

                                    [NAME OF GRANTOR]


                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________

                                                                   EXHIBIT VI TO
                                                              SECURITY AGREEMENT

                              [FORM OF COUNTERPART]

         This COUNTERPART (this "COUNTERPART"), dated _______, is delivered pursuant to Section 22 of the Security Agreement referred to below. The undersigned hereby agrees that this Counterpart may be attached to the Security Agreement, dated as of August ____, 2002 (as it may be from time to time amended, modified or supplemented, the "SECURITY AGREEMENT"; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), among URS Corporation, the other Grantors named therein, and Credit Suisse First Boston, as Secured Party. The undersigned by executing and delivering this Counterpart hereby becomes a Grantor under the Security Agreement in accordance with Section 22 thereof and agrees to be bound by all of the terms thereof. Without limiting the generality of the foregoing, the undersigned hereby:

         (i) authorizes the Secured Party to add the information set forth on the Schedules to this Agreement to the correlative Schedules attached to the Security Agreement(1);

         (ii) agrees that all Collateral of the undersigned, including the items of property described on the Schedules hereto, shall become part of the Collateral and shall secure all Secured Obligations; and

         (iii) makes the representations and warranties set forth in the Security Agreement, as amended hereby, to the extent relating to the undersigned.

                                    [NAME OF GRANTOR]


                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________


________
(1) The Schedules to the Counterpart should include copies of all Schedules that identify collateral to be granted by the Additional Grantor.

                                   EXHIBIT XII

                          [FORM OF SUBSIDIARY GUARANTY]

                               SUBSIDIARY GUARANTY

         This SUBSIDIARY GUARANTY is entered into as of August 22, 2002 by the undersigned (each a "GUARANTOR," and together with any future Subsidiaries executing this Guaranty, being collectively referred to herein as the "GUARANTORS") in favor of and for the benefit of CREDIT SUISSE FIRST BOSTON, as agent for and representative of (in such capacity herein called "GUARANTIED PARTY") the financial institutions ("LENDERS") party to the Credit Agreement referred to below and any Interest Rate Exchangers (as hereinafter defined), and for the benefit of the other Beneficiaries (as hereinafter defined).

                                    RECITALS

         A. URS Corporation, a Delaware corporation ("COMPANY"), has entered into that certain Credit Agreement dated as of August 22, 2002 (said Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, the financial institutions listed therein as Lenders, Credit Suisse First Boston, as a Co-Lead Arranger and administrative agent for Lenders, Wells Fargo Bank, National Association, as a Co-Lead Arranger and syndication agent for Lenders, and Bank of Montreal, BNP Paribas and The Royal Bank of Scotland PLC, as documentation agents for Lenders.

         B. Company may from time to time enter, or may from time to time have entered, into one or more Interest Rate Agreements (collectively, the "LENDER INTEREST RATE AGREEMENTS") with one or more Persons that are Lenders or Affiliates of Lenders at the time such Interest Rate Agreements are entered into (in such capacity, collectively, "INTEREST RATE EXCHANGERS") in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Company under the Lender Interest Rate Agreements, including without limitation the obligation of Company to make payments thereunder in the event of early termination thereof (all such obligations being the "INTEREST RATE OBLIGATIONS"), together with all obligations of Company under the Credit Agreement and the other Loan Documents, be guarantied hereunder.

         C. Guarantied Party, Lenders and each Interest Rate Exchanger for which Guarantied Party has received the notice required by Section 18 hereof are sometimes referred to herein as "BENEFICIARIES".

         D. A portion of the proceeds of the Loans may be advanced to other Guarantors that are Subsidiaries of Company, and thus the Guarantied Obligations (as hereinafter defined) are being incurred for and will inure to the benefit of Guarantors (which benefits are hereby acknowledged).

         E. It is a condition precedent to the making of the initial Loans under the Credit Agreement that Company's obligations thereunder be guarantied by Guarantors.

                                     XII-1

         F. Guarantors are willing irrevocably and unconditionally to guaranty such obligations of Company.

         NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lenders and Guarantied Party to enter into the Credit Agreement and to make Loans and other extensions of credit thereunder and to induce Interest Rate Exchangers to enter into the Lender Interest Rate Agreements, Guarantors hereby agree as follows:

         1. GUARANTY. (a) In order to induce Lenders to extend credit to Company pursuant to the Credit Agreement and the entry by Interest Rate Exchangers into the Lender Interest Rate Agreements, Guarantors jointly and severally irrevocably and unconditionally guaranty, as primary obligors and not merely as sureties, the due and punctual payment in full of all Guarantied Obligations (as hereinafter defined) when the same shall become due, whether at stated maturity, by acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)). The term "GUARANTIED OBLIGATIONS" is used herein in its most comprehensive sense and includes any and all Obligations of Company and all obligations of Company under Lender Interest Rate Agreements, now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Credit Agreement, the Lender Interest Rate Agreements, this Guaranty and the other Loan Documents, including those arising under successive borrowing transactions under the Credit Agreement which shall either continue the Obligations of Company or from time to time renew them after they have been satisfied.

         Each Guarantor acknowledges that a portion of the Loans may be advanced to it, that Letters of Credit may be issued for the benefit of its business and that the Guarantied Obligations are being incurred for and will inure to its benefit.

         Any interest on any portion of the Guarantied Obligations that accrues after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceeding had not been commenced) shall be included in the Guarantied Obligations because it is the intention of each Guarantor and Guarantied Party that the Guarantied Obligations should be determined without regard to any rule of law or order that may relieve Company of any portion of such Guarantied Obligations.

         In the event that all or any portion of the Guarantied Obligations is paid by Company, the obligations of each Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) is rescinded or recovered directly or indirectly from Guarantied Party or any other Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Guarantied Obligations.

                                     XII-2

         Subject to the other provisions of this Section 1, upon the failure of Company to pay any of the Guarantied Obligations when and as the same shall become due, each Guarantor will upon demand pay, or cause to be paid, in cash, to Guarantied Party for the ratable benefit of Beneficiaries, an amount equal to the aggregate of the unpaid Guarantied Obligations.

         (b) Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor under this Guaranty and the other Loan Documents shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany indebtedness to Company or other affiliates of Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (y) under any guaranty of Subordinated Indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this
Section 1(b), pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement.

         (c) Each Guarantor under this Guaranty, and each guarantor under other guaranties, if any, relating to the Credit Agreement (the "RELATED GUARANTIES") that contain a contribution provision similar to that set forth in this Section 1(c), together desire to allocate among themselves (collectively, the "CONTRIBUTING GUARANTORS"), in a fair and equitable manner, their obligations arising under this Guaranty and the Related Guaranties. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty or a guarantor under a Related Guaranty, each such Guarantor or such other guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the maximum amount permitted by law so as to maximize the aggregate amount of the Guarantied Obligations paid to Beneficiaries.

         2. GUARANTY ABSOLUTE; CONTINUING GUARANTY. The obligations of each Guarantor hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of any other guarantor or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees that: (a) this Guaranty is a guaranty of payment when due and not of collectibility; (b) Guarantied Party may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default under the Credit Agreement or the occurrence of an early termination date or similar event under any Lender Interest Rate Agreements notwithstanding the existence of any dispute between Company and any Beneficiary with respect to the existence of such event; (c) the obligations of each Guarantor hereunder are independent of the obligations of Company under the Loan

                                     XII-3

Documents or the Lender Interest Rate Agreements and the obligations of any other guarantor, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions; and (d) a payment of a portion, but not all, of the Guarantied Obligations by one or more Guarantors shall in no way limit, affect, modify or abridge the liability of such or any other Guarantor for any portion of the Guarantied Obligations that has not been paid. This Guaranty is a continuing guaranty and shall be binding upon each Guarantor and its successors and assigns, and each Guarantor irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

         3. ACTIONS BY BENEFICIARIES. Any Beneficiary may from time to time, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any limitation, impairment or discharge of any Guarantor's liability hereunder, (a) renew, extend, accelerate, or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (b) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (c) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations, (d) release, exchange, compromise, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person with respect to the Guarantied Obligations, (e) enforce and apply any security now or hereafter held by or for the benefit of any Beneficiary in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Guarantied Party or the other Beneficiaries, or any of them, may have against any such security, as Guarantied Party in its discretion may determine consistent with the Credit Agreement, the Lender Interest Rate Agreements and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable and (f) exercise any other rights available to Guarantied Party or the other Beneficiaries, or any of them, under the Loan Documents or the Lender Interest Rate Agreements.

         4. NO DISCHARGE. This Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment, or discharge for any reason (other than payment in full of the Guarantied Obligations), including without limitation the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (a) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations, (b) any waiver or modification of, or any consent to departure from, any of the terms or provisions of the Credit Agreement, any of the other Loan Documents, the Lender Interest Rate Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, (c) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (d) the application of

                                     XII-4
payments received from any source to the payment of indebtedness other than the Guarantied Obligations, even though Guarantied Party or the other Beneficiaries, or any of them, might have elected to apply such payment to any part or all of the Guarantied Obligations, (e) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations, (f) any defenses, set-offs or counterclaims which Company may assert against Guarantied Party or any Beneficiary in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (g) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of a Guarantor as an obligor in respect of the Guarantied Obligations.

         5. WAIVERS. Each Guarantor waives, for the benefit of Beneficiaries:
(a) any right to require Guarantied Party or the other Beneficiaries, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor of the Guarantied Obligations or any other Person,
(ii) proceed against or exhaust any security held from Company, any other guarantor of the Guarantied Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company, including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company from any cause other than payment in full of the Guarantied Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon Guarantied Party's or any other Beneficiary's errors or omissions in the administration of the Guarantied Obligations, except behavior that amounts to bad faith or gross negligence; (e) (i) any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any Lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Credit Agreement, notices of default or early termination under any Lender Interest Rate Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in Sections 3 and 4 and any right to consent to any thereof; and (g) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

         As used in this paragraph, any reference to "the principal" includes Company, and any reference to "the creditor" includes Guarantied Party and each other Beneficiary. In accordance with Section 2856 of the California Civil Code
(a) each Guarantor waives any and all rights and

                                     XII-5
defenses available to it by reason of Sections 2787 to 2855, inclusive, of the California Civil Code, including, without limitation, any and all rights or defenses such Guarantor or any other guarantor of the Guarantied Obligations may have because the Guarantied Obligations are secured by real property. This means, among other things: (1) the creditor may collect from such Guarantor without first foreclosing on any real or personal property collateral pledged by the principal; and (2) if the creditor forecloses on any real property collateral pledged by the principal: (A) the amount of the Guarantied Obligations may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price and (B) the creditor may collect from such Guarantor even if the creditor, by foreclosing on the real property collateral, has destroyed any right such Guarantor may have to collect from the principal. This is an unconditional and irrevocable waiver of any right and defenses such Guarantor may have because the Guarantied Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights and defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure. Each Guarantor also waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Guarantied Obligation, has destroyed such Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise; and even though that election of remedies by the creditor, such as nonjudicial foreclosure with respect to security for an obligation of any other guarantor of any of the Guarantied Obligations, has destroyed such Guarantor's rights of contribution against such other guarantor. No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this paragraph. As provided below, this Guaranty shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles. This paragraph is included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or to any of the Guarantied Obligations.

         6. GUARANTORS' RIGHTS OF SUBROGATION, CONTRIBUTION, ETC.; SUBORDINATION OF OTHER OBLIGATIONS. Each Guarantor waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute (including without limitation under California Civil Code Section 2847, 2848 or 2849), under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor of any of the Guarantied Obligations. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction

                                     XII-6
to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Guarantied Party or the other Beneficiaries may have against Company, to all right, title and interest Guarantied Party or the other Beneficiaries may have in any such collateral or security, and to any right Guarantied Party or the other Beneficiaries may have against such other guarantor.

         Any indebtedness of Company now or hereafter held by any Guarantor is subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of Company to a Guarantor collected or received by such Guarantor after an Event of Default has occurred and is continuing, and any amount paid to a Guarantor on account of any subrogation, reimbursement, indemnification or contribution rights referred to in the preceding paragraph when all Guarantied Obligations have not been paid in full, shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations.

         7. EXPENSES. Guarantors jointly and severally agree to pay, or cause to be paid, on demand, and to save Guarantied Party and the other Beneficiaries harmless against liability for, (i) any and all costs and expenses (including reasonable fees, costs of settlement, and disbursements of counsel and allocated costs of internal counsel) incurred or expended by Guarantied Party or any other Beneficiary in connection with the enforcement of or preservation of any rights under this Guaranty and (ii) any and all costs and expenses (including those arising from rights of indemnification) required to be paid by Guarantors under the provisions of any other Loan Document.

         8. FINANCIAL CONDITION OF COMPANY. No Beneficiary shall have any obligation, and each Guarantor waives any duty on the part of any Beneficiary, to disclose or discuss with such Guarantor its assessment, or such Guarantor's assessment, of the financial condition of Company or any matter or fact relating to the business, operations or condition of Company. Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Loan Documents and the Lender Interest Rate Agreements and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations.

         9. REPRESENTATIONS AND WARRANTIES. Each Guarantor makes, for the benefit of Beneficiaries, each of the representations and warranties made in the Credit Agreement by Company as to such Guarantor, its assets, financial condition, operations, organization, legal status, business and the Loan Documents to which it is a party.

         10. COVENANTS. Each Guarantor agrees that, so long as any part of the Guarantied Obligations shall remain unpaid, any Letter of Credit shall be outstanding, or any Lender shall have any Commitment or any Interest Rate Exchanger shall have any obligation under any Lender Interest Rate Agreement, such Guarantor will, unless Requisite Lenders shall otherwise consent in writing, perform or observe, and cause such Guarantor's Subsidiaries to perform or

                                     XII-7
observe, all of the terms, covenants and agreements that the Loan Documents state that Company is to cause a Guarantor and such Subsidiaries to perform or observe.

         11. SET OFF. In addition to any other rights any Beneficiary may have under law or in equity, if any amount shall at any time be due and owing by a Guarantor to any Beneficiary under this Guaranty, such Beneficiary is authorized at any time or from time to time, without notice (any such notice being expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidence by certificates of deposit, whether matured or unmatured) and any other indebtedness of such Beneficiary owing to a Guarantor and any other property of such Guarantor held by a Beneficiary to or for the credit or the account of such Guarantor against and on account of the Guarantied Obligations and liabilities of such Guarantor to any Beneficiary under this Guaranty.

         12. DISCHARGE OF GUARANTY UPON SALE OF GUARANTOR. Upon the proposed sale or other disposition (including by merger or consolidation) of the stock of a Guarantor or any of its successors in interest under this Guaranty in accordance with the Credit Agreement, such Guarantor or such successor in interest, as the case may be, may request Guarantied Party to execute and deliver documents or instruments necessary to evidence the release and discharge of this Guaranty pursuant to the provisions of subsection 10.14 of the Credit Agreement.

         13. AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall in any event be effective without the written concurrence of Guarantied Party and, in the case of any such amendment or modification, Guarantors. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

         14. MISCELLANEOUS. It is not necessary for Beneficiaries to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

         The rights, powers and remedies given to Beneficiaries by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Beneficiaries by virtue of any statute or rule of law or in any of the Loan Documents or Lender Interest Rate Agreements or any agreement between one or more Guarantors and one or more Beneficiaries or between Company and one or more Beneficiaries. Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

         In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTORS, GUARANTIED PARTY AND THE OTHER BENEFICIARIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND

                                     XII-8

ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         This Guaranty shall inure to the benefit of Beneficiaries and their respective successors and assigns.

         ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS GUARANTY EACH GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY. Each Guarantor agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Guarantor at its address set forth below its signature hereto or such other address as shall be designated by such Guarantor in a written notice to the other parties hereto, such service being acknowledged by such Guarantor to be sufficient for personal jurisdiction in any action against such Guarantor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Guarantied Party or any Beneficiary to bring proceedings against such Guarantor in the courts of any other jurisdiction.

         EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, GUARANTIED PARTY EACH AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each Guarantor and, by its acceptance of the benefits hereof, Guarantied Party, for and on behalf of itself and the other Lenders, (i) acknowledges that this waiver is a material inducement for such Guarantor and Beneficiaries to enter into a business relationship, that such Guarantor and Guarantied Party have already relied on this waiver in entering into this Guaranty or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings, and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

                                     XII-9

         15. ADDITIONAL GUARANTORS. The initial Guarantor(s) hereunder shall be such of the Subsidiaries of Company as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, Subsidiaries of Company may become parties hereto, as additional Guarantors (each an "ADDITIONAL GUARANTOR"), by executing a counterpart of this Guaranty. A form of such a counterpart is attached as Exhibit A. Upon delivery of any such counterpart to Guarantied Party, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of the Guarantied Party not to cause any Subsidiary of Company to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

         16. COUNTERPARTS; EFFECTIVENESS. This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective as to each Guarantor upon the execution of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Guarantor) and receipt by the Guarantied Party of written or telephonic notification of such execution and authorization of delivery thereof.

         17.      GUARANTIED PARTY AS AGENT.

                  (a) Guarantied Party has been appointed to act as Guarantied Party hereunder by Lenders. Guarantied Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Guaranty and the Credit Agreement.

                  (b) Guarantied Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement. Written notice of resignation by Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Guarantied Party under this Guaranty and appointment of a successor Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Guarantied Party under this Guaranty. Upon the acceptance of any appointment as Administrative Agent under subsection 9.5 of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Guarantied Party under this Guaranty, and the retiring Guarantied Party under this Guaranty shall promptly (i) transfer to such successor Guarantied Party all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Guarantied Party under this Guaranty, and (ii) take such other actions as may be necessary or appropriate in connection with the assignment to such successor Guarantied Party of the rights created hereunder, whereupon such retiring Guarantied Party shall be discharged

                                     XII-10
from its duties and obligations under this Guaranty. After any retiring Guarantied Party's resignation hereunder as Guarantied Party, the provisions of this Guaranty shall inure to its benefit as to any actions taken or omitted to be taken by it under this Guaranty while it was Guarantied Party hereunder.

         18. NOTICE OF INTEREST RATE AGREEMENTS. Guarantied Party shall not be deemed to have any duty whatsoever with respect to any Interest Rate Exchanger until it shall have received written notice in form and substance satisfactory to Guarantied Party from Company, a Guarantor or the Interest Rate Exchanger as to the existence and terms of the applicable Lender Interest Rate Agreement.

                                     XII-11

         IN WITNESS WHEREOF, each Guarantor and Guarantied Party, solely for the purposes of the waiver of the right to jury trial contained in Section 14, have caused this Guaranty to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                [NAME OF GRANTOR]

                                By:
                                   ------------------------------------------
                                Name:
                                     ----------------------------------------
                                Address:
                                              -------------------------------

                                              -------------------------------

                                              -------------------------------



                                [NAME OF GRANTOR]

                                By:
                                   ------------------------------------------
                                Name:
                                     ----------------------------------------
                                Address:
                                              -------------------------------

                                              -------------------------------

                                              -------------------------------


                                [NAME OF GRANTOR]

                                By:
                                   ------------------------------------------
                                Name:
                                     ----------------------------------------
                                Address:
                                              -------------------------------

                                              -------------------------------

                                              -------------------------------

                                CREDIT SUISSE FIRST BOSTON,
                                as Administrative Agent

                                By:
                                   ------------------------------------------
                                Name:
                                     ----------------------------------------
                                Address:
                                              -------------------------------

                                              -------------------------------

                                              -------------------------------


                                     XII-12

                                    EXHIBIT A

                 [FORM OF COUNTERPART FOR ADDITIONAL GUARANTORS]

         This COUNTERPART (this "COUNTERPART"), dated _______, 20__, is delivered pursuant to Section 15 of the Guaranty referred to below. The undersigned hereby agrees that this Counterpart may be attached to the Guaranty, dated as of _____________, 20___ (as it may be from time to time amended, modified or supplemented, the "GUARANTY"; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), among the Guarantors named therein and Credit Suisse First Boston, as Guarantied Party. The undersigned, by executing and delivering this Counterpart, hereby becomes an Additional Guarantor under the Guaranty in accordance with Section 15 thereof and agrees to be bound by all of the terms thereof.

         IN WITNESS WHEREOF, the undersigned has caused this Counterpart to be duly executed and delivered by its officer thereunto duly authorized as of ______________, 20__.

                                [NAME OF ADDITIONAL GUARANTOR]

                                By:
                                   __________________________________________
                                Name:
                                     ________________________________________
                                Address:
                                              _______________________________

                                              _______________________________

                                              _______________________________



                                     XII-13

                                  EXHIBIT XIII

                    [FORM OF FINANCIAL CONDITION CERTIFICATE]

                         FINANCIAL CONDITION CERTIFICATE

         This FINANCIAL CONDITION CERTIFICATE (this "CERTIFICATE") is delivered in connection with that certain Credit Agreement dated as of August 22, 2002 (the "CREDIT AGREEMENT") by and among URS Corporation, a Delaware corporation ("COMPANY"), the financial institutions referred to therein as Lenders ("LENDERS"), Credit Suisse First Boston, as a Co-Lead Arranger and administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT"), Wells Fargo Bank, National Association, as a Co-Lead Arranger and syndication agent for Lenders, and Bank of Montreal, BNP Paribas and The Royal Bank of Scotland PLC, as documentation agents for Lenders. Capitalized terms used herein without definition have the same meanings as in the Credit Agreement.

         A. I am, and at all pertinent times mentioned herein have been, the duly qualified and acting chief financial officer of Company. In such capacity I have participated actively in the management of its financial affairs and am familiar with its financial statements and those of its Subsidiaries. I have, together with other officers of Company, acted on behalf of Company in connection with the evaluation and negotiation of the proposed acquisition of Carlyle-EG&G Holdings Corp. and Lear Siegler Services, Inc. and the negotiation of the Credit Agreement and I am familiar with the terms and conditions thereof.

         B. I have carefully reviewed the contents of this Certificate, and I have conferred with counsel for Company for the purpose of discussing the meaning of its contents.

         C. In connection with preparing for the Merger and the consummation of the transactions and financings contemplated by the Credit Agreement (the "PROPOSED TRANSACTIONS"), I have participated in the preparation of, and I have reviewed, projections of net income and cash flows for Company and its Subsidiaries for the fiscal years of Company ending October 31, 2002 through October 31, 2006, inclusive (the "PROJECTED FINANCIAL STATEMENTS"). The Projected Financial Statements, attached hereto as Exhibit A, give effect to the consummation of the Proposed Transactions. The Projected Financial Statements were prepared on the basis of information available as of ___________, 2002. I know of no facts that have occurred since such date that would lead me to reasonably believe that the Projected Financial Statements are inaccurate in any material respect. The Projected Financial Statements do not reflect (i) any potential changes in interest rates from those assumed as the initial interest rates in the Projected Financial Statements, (ii) any potential material, adverse changes in general business conditions, or (iii) any potential changes in income tax laws.

         D. In connection with the preparation of the Projected Financial Statements, I have made such investigations and inquiries as I have deemed reasonably necessary and prudent therefor and, specifically, have relied on historical information with respect to revenues, expenses and other relevant items supplied by the supervisory personnel of Company and its Subsidiaries directly responsible for the various operations involved. The assumptions upon which the Projected Financial Statements are based are stated therein. Although any

                                     XIII-1
assumptions and any projections by necessity involve uncertainties and approximations, I believe, based on my discussions with other members of management, that the assumptions on which the Projected Financial Statements are based are reasonable. Based thereon, I believe to the best of my knowledge that the projections for Company and its Subsidiaries, taken as a whole, reflected in the Projected Financial Statements provide reasonable estimations of future performance, subject, as stated above, to the uncertainties and approximations inherent in any projections.

         Based on the foregoing, I have reached the following conclusions:

         1. Company is not now, nor will the incurrence of the Obligations under the Credit Agreement and the incurrence of the other obligations contemplated by the Proposed Transactions render Company "insolvent" as defined in this paragraph 1. The recipients of this Certificate and I have agreed that, in this context, "insolvent" means that the present fair value of assets is less than the amount that will be required to pay the probable liability on existing debts as they become absolute and matured. We have also agreed that the term "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent.

         2. By the incurrence of the Obligations under the Credit Agreement and the incurrence of the other obligations contemplated by the Proposed Transactions, Company will not incur debts beyond its ability to pay as such debts mature. I have based my conclusion in part on the Projected Financial Statements, which demonstrate that Company will have positive cash flow after paying all of its scheduled anticipated indebtedness (including scheduled payments under the Credit Agreement, the other obligations contemplated by the Proposed Transactions and other currently outstanding permitted indebtedness). I have concluded that, as of the date hereof, the realization of current assets in the ordinary course of business will be sufficient to pay recurring current debt and short-term and long-term debt service as such debts mature, and that the cash flow (including earnings plus non-cash charges to earnings and the disposition of surplus fixed assets held for sale) will be sufficient to provide cash necessary to repay the Loans and other Obligations under the Credit Agreement, the other obligations contemplated by the Proposed Transactions and other long-term indebtedness as such debt matures.

         3. The incurrence of the Obligations under the Credit Agreement and the incurrence of the other obligations contemplated by the Proposed Transactions will not leave Company with property remaining in its hands constituting "unreasonably small capital." In reaching this conclusion, I understand that "unreasonably small capital" depends upon the nature of the particular business or businesses conducted or to be conducted, and I have reached my conclusion based on the needs and anticipated needs for capital of the businesses conducted or anticipated to be conducted by Company and its Subsidiaries in light of the Projected Financial Statements and available credit capacity.

         4. To the best of my knowledge, Company has not executed the Credit Agreement or any documents mentioned therein, or made any transfer or incurred any obligations thereunder, with actual intent to hinder, delay or defraud either present or future creditors.

                                     XIII-2

         I understand that Administrative Agent and Lenders are relying on the truth and accuracy of the foregoing in connection with the extension of credit to Company pursuant to the Credit Agreement.

         I represent the foregoing information to be, to the best of my knowledge and belief, true and correct and execute this Certificate this ____ day of August 2002.

         The undersigned executes this Certificate as an officer of the Company and not in the undersigned's individual capacity.



                                   URS CORPORATION

                                   By:
                                       _________________________________________
                                   Name:
                                         _______________________________________
                                   Title:
                                          ______________________________________


                                     XIII-3